SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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TELEDYNE TECHNOLOGIES INCORPORATED
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(Name of Person(s) Filing Proxy Statement)

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Teledyne Technologies Incorporated 1049 Camino Dos Rios Thousand Oaks, CA 91360

March 10, 2017

Dear Stockholder:

We are pleased to invite you to attend the 2017 Annual Meeting of Stockholders of Teledyne Technologies Incorporated. The meeting will be held on Wednesday, April 26, 2017, beginning at 9:00 a.m. (Pacific Time), at the Company’s offices at 1049 Camino Dos Rios, Thousand Oaks, California 91360. For your convenience, we are offering a live webcast of the Annual Meeting on our Internet website, www.teledyne.com.

This booklet includes the notice of meeting as well as the Company’s Proxy Statement.

We are following the Securities and Exchange Commission rule that permits us to furnish proxy materials to our stockholders via the Internet. We believe electronic delivery of our proxy materials will help us reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which our stockholders can access these materials. As a result, we are mailing a short Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders instead of a paper copy of our full proxy materials. The Notice contains instructions on how to cast your vote online and how to electronically access our proxy materials, including the Notice of Annual Meeting, Proxy Statement, 2016 Annual Report and a proxy card. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials. If you receive a paper copy of our proxy materials, you may cast your vote by completing the enclosed proxy card and returning it in the enclosed self-addressed, postage-paid envelope, or by utilizing the telephone or Internet voting mechanisms noted on the proxy card.

We know that many of you are unable to attend the Annual Meeting in person. The proxies that we solicit give you the opportunity to vote on all matters that are scheduled to come before the Annual Meeting. Whether or not you plan to attend, you can be sure that your shares are represented by promptly voting and submitting your proxy by phone or by Internet as described in the following materials, or if you request that proxy materials be mailed to you, by completing, signing, dating, and returning your proxy card enclosed with those materials in the postage-paid envelope provided to you.

If you are a stockholder of record and plan to attend the meeting, please indicate so if voting electronically when prompted or mark the “WILL ATTEND” box on your proxy card if voting by mail so that you will be included on our admittance list for the meeting.

Thank you for your investment in our Company. We look forward to seeing you at the 2017 Annual Meeting.

Sincerely,

Robert Mehrabian

Chairman, President and

Chief Executive Officer

Teledyne Technologies Incorporated

Notice of Annual Meeting of Stockholders

Meeting Date: April 26, 2017 Time: 9:00 a.m. Pacific time	Place: Teledyne Technologies Incorporated 1049 Camino Dos Rios Thousand Oaks, California 91360	Record Date: March 1, 2017

Agenda

1)	Election of a class of three directors for a three-year term;

2)	Approval of the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan;

3)	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2017;

4)	Approval of a non-binding advisory resolution on the Company’s executive compensation (commonly referred to as a “say on pay” resolution);

5)	Non-binding advisory vote on the frequency of future stockholder votes on the Company’s executive compensation; and

6)	Transaction of any other business properly brought before the meeting.

Stockholder List

A list of stockholders entitled to vote will be available during business hours for 10 days prior to the meeting at the Company’s executive offices, 1049 Camino Dos Rios, Thousand Oaks, California 91360, for examination by any stockholder for any legally valid purpose.

Admission to the Meeting

Teledyne’s stockholders or their authorized representatives by proxy may attend the meeting. If you are a stockholder of record and you plan to attend the meeting, please indicate so if voting electronically when prompted or mark the “WILL ATTEND” box on your proxy card if voting by mail so that you will be included on our admittance list for the meeting. If your shares are held through an intermediary, such as a broker or a bank, you should present proof of your ownership at the meeting. Proof of ownership could include a proxy from your bank or broker or a copy of your account statement.

By Order of the Board of Directors,

Melanie S. Cibik

Senior Vice President, General Counsel, Chief Compliance Officer

and Secretary

March 10, 2017

Your Vote Is Important:

Whether or not you plan to attend the annual meeting, please promptly submit your proxy electronically over the Internet or by telephone, or if you receive a paper proxy card, please fill in, sign and promptly return your proxy card in the enclosed postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting Stockholders to be Held on Wednesday, April 26, 2017. Our Proxy Statement and 2016 Annual Report on Form 10-K are available at: www.envisionreports.com/tdy.

Proxy Statement

DEFINED TERMS

In this Proxy Statement, Teledyne Technologies Incorporated is sometimes referred to as the “Company” or “Teledyne”.

    TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement

Proxy Statement

for 2017 Annual Meeting of Stockholders

Pursuant to the rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company is furnishing proxy materials to its stockholders primarily via the Internet, rather than mailing paper copies of these materials to each stockholder. This is known as the “notice and access” method of delivery. The Company believes this process will help it reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which the Company’s stockholders can access these materials. On or about March 16, 2017, the Company will mail to each stockholder (other than those stockholders who previously had requested paper delivery of proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including this Proxy Statement and the Company’s 2016 Annual Report on Form 10-K filed with the SEC, on the Internet and how to access a proxy card to vote on the Internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the proxy materials unless you request one. If you would like to receive a paper copy of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. The Company may at its discretion voluntarily choose to mail or deliver a paper copy of the proxy materials, including this Proxy Statement and the Company’s 2016 Annual Report on Form 10-K filed with the SEC, to one or more stockholders.

We are offering a live webcast of the Annual Meeting on our Internet website, www.teledyne.com . The webcast of the Annual Meeting will consist of live sound and real-time access to printed material. To access the webcast of the Annual Meeting, a stockholder should log on to www.teledyne.com on Wednesday, April 26, 2017 shortly before 9:00 a.m. (Pacific Time) and follow the instructions provided under the “Investors” section of the website. Stockholders will not be permitted to vote via the Internet during the Annual Meeting nor will they be able to submit questions via the webcast during the questions and answers session.

Voting Procedures

Who May Vote

If you were a stockholder at the close of business on March 1, 2017, you may vote at the Annual Meeting. On that day, there were 35,223,043 shares of our common stock outstanding.

Each share is entitled to one vote. In order to vote, you must either designate a proxy to vote on your behalf or attend the meeting and vote your shares in person. Our Board of Directors requests your proxy so that your shares will count toward determination of the presence of a quorum and your shares can be voted at the meeting.

Methods of Voting

Stockholders of record can vote in person, by Internet, by telephone or by mail, as described below. If you are a beneficial stockholder, please refer to the information forwarded by your broker, bank or other holder of record to see what options are available to you. Stockholders of record may cast their vote by:

(1)	Attending and voting in person at the Annual Meeting;

(2)	Accessing the Internet website specified in the Notice of Internet Availability of Proxy Materials and following the instructions provided on the website (or if printed copies of the proxy materials were requested, as specified in the printed proxy card);

(3)	Calling the telephone number specified in the Notice of Internet Availability of Proxy Materials and voting by following the instructions provided on the phone line (or if copies of the proxy materials were requested, as specified in the printed proxy card); or

(4)	Requesting a printed proxy card and completing, signing, dating and promptly mailing the proxy card in the envelope provided.

If you sign and return your proxy card, but do not make specific selections, your proxy will vote your shares as recommended by the Board.

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Voting Procedures (continued)

Revoking Your Proxy

You may change your mind and stockholders of record may revoke a proxy at any time before it is voted at the meeting by:

•	sending a written notice to the Secretary for receipt prior to the meeting that you revoke your proxy;
•	transmitting a proxy dated later than your prior proxy either by mail, telephone or Internet; or
•	attending the Annual Meeting and voting in person or by proxy (except for shares held in the employee benefit plan).

If you are a beneficial stockholder, please refer to the information forwarded by your broker, bank or other holder of record to determine what options are available to you.

Voting By Employee Benefit Plan Participants

Participants who hold common stock in the Teledyne Technologies Incorporated 401(k) Plan may instruct the plan trustee how to vote the shares of common stock allocated to their accounts. You may either (1) sign and return the voting instruction card provided by the plan or (2) transmit your instructions by telephone or Internet. If you do not transmit instructions by 11:59 p.m. (Eastern Time), on April 21, 2017, your shares will not be voted by the plan trustee, except as otherwise required by law.

Voting Shares Held By Brokers, Banks and Other Nominees

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. The inspector of election will also separately count the votes for the options included in the advisory vote on the frequency of say on pay. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Pursuant to our Amended and Restated Bylaws, abstentions shall not count as votes “cast”; consequently, abstentions will have no effect on any proposal. With respect to each proposal, broker non-votes have no effect and will not be counted towards the vote total for any proposal, including the election of directors, say on pay and frequency of say on pay. With respect to each proposal, abstentions and broker non-votes will be included in determining the presence of a quorum.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain voting instructions from the institution that holds your shares regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions. The only item that is considered routine under the rules of the NYSE to be considered at this year’s Annual Meeting is the ratification of the selection of our independent auditors (Item 3). On non-discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes.

Confidential Voting Policy

We maintain a policy of keeping stockholder votes confidential. Your vote will not be disclosed either within the Company or to third parties except as necessary to meet applicable legal requirements, to allow for the tabulation and calculation of votes, and to facilitate a successful proxy solicitation.

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Board Composition and Practices

Information and Meetings

The Board of Directors directs the management of the business and affairs of the Company as provided in our Amended and Restated Bylaws and pursuant to the laws of the State of Delaware. Except for Dr. Robert Mehrabian, our Chairman, President and Chief Executive Officer, the Board is not involved in day-to-day operations. Members of the Board keep informed about our business through discussions with the senior management and other officers and managers of the Company and its subsidiaries, by reviewing information provided to them, and by participating in Board and committee meetings.

We encourage, but do not require, that all our directors attend all meetings of the Board of Directors, all committee meetings on which the directors serve and the annual stockholders meeting. In 2016, the Board of Directors held eight meetings and acted by written consent two times. During 2016, all directors attended at least 75% of the aggregate number of meetings of the Board and Board committees of which they were members. All of the current directors attended the 2016 Annual Meeting of Stockholders.

Number of Directors

The Board of Directors determines the number of directors, which under our Amended and Restated By-laws must consist of not less than four members and not more than 12 members. The Board has currently fixed the number at ten members.

Director Terms

The directors are divided into three classes and the directors in each class serve for a three-year term. The term of one class of directors expires each year at the Annual Meeting of Stockholders. The Board may fill a vacancy by electing a new director to the same class as the director being replaced. The Board may also create a new director position in any class and elect a director to hold the newly created position until the term of the class expires.

Directors’ Retirement Policy

On June 1, 2000, we adopted a retirement policy for directors. This policy, as amended, generally requires directors to retire at the Annual Meeting following their 75th birthday. This policy also requires a director to offer to tender his or her resignation if such director has a change in professional status. Admiral Miller, who is 75, was granted a waiver through the 2018 Annual Meeting and each of Mr. Crocker, who is 78, and Dr. Mehrabian, who is 75, were granted waivers of the retirement policy through the 2019 Annual Meeting.

Board Structure

The Board of Directors currently consists of ten directors, nine of whom are considered independent under existing rules of the NYSE and the SEC. The Chairman of the Board, who is also our President and Chief Executive Officer and is not considered an independent director, presides at meetings of stockholders and Board meetings. The Board has formally designated Charles Crocker, one of our independent directors, to serve as the lead director. The lead director presides in those executive sessions where the non-management or independent directors meet without the Chief Executive Officer. In addition, the Board’s three standing committees consist solely of independent directors.

The Board believes that its current leadership structure effectively allocates authority, responsibility and oversight between management and the independent members of the Board, thus ensuring the Board’s ability to carry out its roles and responsibilities on behalf of the Company’s stockholders. The Board does not have a policy regarding the separation of the roles of the Chairman of the Board and the Chief Executive Officer because it believes the Board should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interests of the Company and its stockholders. The Board does not believe its independence is compromised by having a single person serve as Chairman and Chief Executive Officer. The functions of the Board are carried out by the full Board, and when delegated, by the Board committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company and the Chairman has no greater or lesser vote on matters considered by the Board. Our non-management directors meet in executive session without management (including the Chief Executive Officer) on a regularly scheduled basis, with the lead director presiding in such sessions.

The Board believes that currently it is in the best interests of the Company and its stockholders to have a single person serve as Chairman and Chief Executive Officer to provide unified leadership and direction and an independent lead director to preside over executive sessions and to serve when the Chairman and Chief Executive Officer is unable to perform the duties of that office. However, consistent with good corporate governance principles, the Nominating and Governance Committee will continue to review periodically this issue to determine whether, based on the relevant facts and circumstances at such future times, separation of the offices of Chairman and Chief Executive Officer would better serve the interests of the Company and its stockholders.

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Corporate Governance

Director Independence

In April 2016, our Nominating and Governance Committee assessed, and our Board determined, the independence of each director in accordance with applicable NYSE and SEC rules, as then in effect. In order to comply with such rules, our Nominating and Governance Committee considered various relationship categories including: whether the director is an employee, amount of stock ownership, and commercial, industrial, banking, consulting, legal, accounting or auditing, charitable and familial relationships, as well as a range of individual circumstances (including social friendships between certain members of the Board). See “Certain Transactions” at page 64. The Nominating and Governance Committee, followed by the Board, determined that each member of our Board of Directors did not have any material relationships with us and was thus independent, with the exception of Dr. Mehrabian, our Chairman, President and Chief Executive Officer. Our management, after reviewing director questionnaires, reported to our Board in February 2017 that information on which the Board based its independence assessment in 2016 has not materially changed. The independent directors by name are: Roxanne S. Austin, Charles Crocker, Kenneth C. Dahlberg, Simon M. Lorne, Robert A. Malone, Paul D. Miller, Jane C. Sherburne, Michael T. Smith and Wesley W. von Schack. Frank V. Cahouet was an independent director prior to his retirement at the 2016 Annual Meeting on April 27, 2016.

The Nominating and Governance Committee, followed by the Board, also determined that each member of our Personnel and Compensation Committee is an “outside director” within the meaning of Rule 162(m) of the Internal Revenue Code and a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All of the Board’s standing committees consist only of independent directors.

Corporate Governance and Ethics Guidelines

Our Board of Directors has adopted many “best practices” in the area of corporate governance, including separate standing committees of the Board for each of audit, nominating and governance and personnel and compensation matters, charters for each of the committees, and corporate ethics and compliance guidelines.

Our ethics and compliance guidelines for employees are contained in the Global Code of Ethical Business Conduct. These guidelines apply to all our employees, including our principal executive, financial and accounting officers. Our employees receive annual ethics training and questionnaires are distributed annually to various personnel in an effort to confirm compliance with these guidelines. We also have a specialized code of ethics for financial executives that supplements the employee guidelines. In addition, we have ethics and compliance guidelines for our service providers.

Our Board of Directors has adopted a code of business conduct and ethics for directors. This code is intended to provide guidance to directors to help them recognize and deal with ethical issues, including conflicts of interest, corporate opportunities, fair dealing, compliance with law and proper use of the Company’s assets. It also provides mechanisms to report possible unethical conduct.

Our Board of Directors has adopted Corporate Governance Guidelines. These Corporate Governance Guidelines were initially developed by our Nominating and Governance Committee and are reviewed at least annually by such Committee. These Corporate Governance Guidelines incorporate practices and policies under which our Board has operated since its inception, in addition to many of the requirements of the SEC and the NYSE. Some of the principal subjects covered by the Corporate Governance Guidelines include:

•	Director qualification standards.
•	Director responsibilities.
•	Director access to management and independent advisors.
•	Director compensation.
•	Director orientation and continuing education.
•	Management succession.
•	Annual performance evaluation of the Board and its Committees.
•	Director retirement and resignations.
•	Role of the lead director.

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Corporate Governance (continued)

Copies of our Corporate Governance Guidelines, Global Code of Ethical Business Conduct, Code of Ethics for Financial Professionals, Directors’ Code of Business Conduct and Ethics, Ethics Code of Conduct for Service Providers, Corporate Governance Guidelines and Committee charters are available on our website at www.teledyne.com under “Corporate Information — Governance”. We intend to post any amendments to these documents and any waivers of the provisions thereof related to directors or executive officers on our website. If at any time you would like to receive a paper copy of these documents free-of-charge, please write to Melanie S. Cibik, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360.

Risk Management Oversight

The risk oversight function of the Board of Directors is carried out by both the Board and the Audit Committee. As provided in its charter, the Audit Committee meets periodically with management to discuss the Company’s major financial and operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. Matters of strategic risk are considered by the Board as a whole. At each regularly scheduled meeting of the Audit Committee, our Vice President, Business Risk Assurance reports directly to the Audit Committee on the activities of the Company’s internal audit function. Management also reports to the Audit Committee on legal, tax, finance, accounting and pension matters at least quarterly. The Board is provided with reports on legal matters at periodically scheduled meetings and on other matters related to risk oversight on an as needed basis. In addition, the Audit Committee reviews with management the “risk factors” that appear in our Annual Report on Form 10-K prior to its filing.

We have an Enterprise Risk Management Committee, consisting of executive officers and other employees, to identify significant company risks and determine whether we have appropriate risk management policies, practices, and procedures in place. Our Vice President and Treasurer periodically reports to the Audit Committee and the Board of Directors on the progress and results of this program.

Risks Related to Compensation Policies and Practices

The Company and the Personnel and Compensation Committee have undertaken a process to determine whether the Company’s overall compensation program for employees creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. As part of this process, the Company received input and analysis from its independent compensation consultant, Exequity LLP, and management prepared a framework of potential risk and evaluated the Company’s compensation policies in the context of this framework. The results of this evaluation were reviewed by and discussed with the Personnel and Compensation Committee.

We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a balanced mix of long- and short-term compensation incentives, the use of incentive award plans with capped payouts, the use of a diverse mix of performance measures in our incentive award plans and our stock ownership requirements for key officers. In addition, we use our annual business plan as a baseline for our Annual Incentive Plan targets, which the Personnel and Compensation Committee regards as setting an appropriate level of risk taking for the Company. We also believe the Company’s internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing the Company to a harmful long-term business transaction in exchange for short-term compensation benefits. In light of these features of our compensation program and these additional controls, our management and our Personnel and Compensation Committee have concluded that the risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Sarbanes-Oxley Disclosure Committee

We have a Sarbanes-Oxley Disclosure Committee. Current members include: Carl Adams, Vice President, Business Risk Assurance; Cynthia Belak, Vice President and Controller; Stephen F. Blackwood, Vice President and Treasurer; Melanie S. Cibik, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary; Michael C. Lee, Director, Global Income Tax Reporting; Brian A. Levan, Senior Director of Financial Reporting and Assistant Controller; Susan L. Main, Senior Vice President and Chief Financial Officer; S. Paul Sassalos, Associate General Counsel and Assistant Secretary; Caleb Standafer, Senior Director, Taxation and Associate Treasurer; Jason VanWees, Senior Vice President, Strategy and Mergers and Acquisitions; and Tyler Vernon, Senior Manager SEC/GAAP Compliance & External Reporting. Among its tasks, the Sarbanes-Oxley Disclosure Committee discusses and reviews disclosure issues to help us fulfill our disclosure obligations on a timely basis in accordance with SEC rules and regulations and is intended to be used as an additional resource for employees to raise questions regarding accounting, auditing, internal controls and disclosure matters.

We have a confidential Ethics/Help Line, where questions or concerns about us can be raised confidentially and anonymously. The Ethics/Help line is available to all of our employees, as well as concerned individuals outside the Company. The toll-free help line number is 1-877-666-6968. International dialing instructions are available at www.teledyne.ethicspoint.com. Issues can also be reported via that website.

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Corporate Governance (continued)

The receipt of concerns about our accounting, internal controls and auditing matters will be reported to the Audit Committee.

Communications with the Board

Our Corporate Governance Guidelines provide that any interested parties desiring to communicate with our non-management directors, including our lead director, may contact them through our Secretary, Melanie S. Cibik, whose address is: Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360. The Secretary will review each communication received and make a determination as to whether the communication, or a summary thereof, will be forwarded to the Nominating and Governance Committee or other appropriate Board committee or member.

Item 1 on Proxy Card — Election of Directors

The Board of Directors has nominated for election this year the class of three incumbent directors whose terms expire at the 2017 Annual Meeting. The three-year term of the class of directors nominated and elected this year will expire at the 2020 Annual Meeting. So long as the number of nominees does not exceed the number of nominees to be elected (which is three nominees in the case of the 2017 Annual Meeting), each nominee will be elected if the nominee receives the vote of the majority of the votes cast with respect to such director. A majority of the votes cast means that the number of shares voted “for” a nominee must exceed the number of votes withheld from that nominee. The Board has adopted a policy whereby all director nominees must submit a contingent resignation in writing to the Chairman of the Nominating and Governance Committee. The resignation becomes effective only if the director is not elected by a majority of votes cast and the Board accepts the resignation. The Nominating and Governance Committee or another committee appointed by the Board will recommend to the Board whether to accept or reject the resignation or whether other action should be taken. The Board will act on such committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days following the date of the certification of the election results. The director who was not elected by a majority of votes cast will not participate in the Board’s decision with respect to such resignation. If the number of nominees exceeds the number of directors to be elected, the nominees who receive the highest number of votes cast will be elected.

Unless otherwise instructed, the individuals named as proxies in the proxy card will vote each proxy received by them for the election of the three named nominees. You may withhold authority for the proxies to vote your shares on any or all of the nominees by following the instructions on your proxy card. If a nominee becomes unable to serve, the proxies will vote for a Board-designated substitute or the Board may reduce the number of directors. The Board has no reason to believe that any nominee will be unable to serve.

Background information about the nominees and continuing directors follows, including the specific experiences, qualifications, attributes and skills that the Board believes qualifies each of the below named individuals to serve as a director of the Company, in light of the Company’s business and structure.

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Item 1 on Proxy Card — Election of Directors (continued)

Nominees — For Terms Expiring at 2020 Annual Meeting (Class III)

Roxanne S. Austin President of Austin Investment Advisors and Former President and Chief Operating Officer of DIRECTV, Inc. Director since 2006 Age: 56

Ms. Austin is the President of Austin Investment Advisors, a private investment and consulting firm, a position she has held since 2004. From July 2009 through July 2010, Ms. Austin also served as the President and Chief Executive Officer of Move Networks, Inc., a provider of Internet television services. Ms. Austin also served as President and Chief Operating Officer of DIRECTV, Inc. She also served as Executive Vice President and Chief Financial Officer of Hughes Electronics Corporation (Hughes) and as a member of its executive committee. Prior thereto, she held various senior financial positions with Hughes. Prior to joining Hughes, Ms. Austin was a partner at the accounting firm Deloitte & Touche LLP. Ms. Austin is also a director of Target Corporation (having served as the retailer’s interim Board chairwoman during part of 2014), Abbott Laboratories and AbbVie, Inc. From 2008 to 2016 she also served as a director of Telefonaktiebolaget LM Ericsson. Ms. Austin is a member of our Personnel and Compensation Committee and our Nominating and Governance Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Ms. Austin should serve as a director: her professional background and experience, current and previously held senior-executive level positions, her service on other public and private company boards, Teledyne board experience, board attendance and participation, and her extensive experience in electronics, communications, aerospace, defense and related industries and specialized expertise in public company accounting and mergers and acquisitions and most recently cyber security.

Kenneth C. Dahlberg Retired Chairman of the Board and Former Chief Executive Officer of Science Applications International Corporation (SAIC) Director since 2006 Age: 72

Kenneth C. Dahlberg served as Chief Executive Officer of Science Applications International Corporation (SAIC), a research and engineering firm specializing in information systems and technology, from November 2003 through September 2009, and served as Chairman of the Board of Directors of SAIC from July 2004 until his retirement in June 2010. Prior to joining SAIC, Mr. Dahlberg served as Executive Vice President of General Dynamics where he was responsible for its Information Systems and Technology Group and prior to that served as President and Chief Operating Officer of Raytheon Systems. Mr. Dahlberg is also a director of Motorola Solutions, Inc., a provider of mission critical communication products and services, and of Parsons Corp., a privately-held engineering, construction, technical and management services firm. Mr. Dahlberg is a member of our Personnel and Compensation Committee and our Audit Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Dahlberg should serve as a director: his professional background and experience, previously held senior-executive level positions, his service on other public company boards, his Teledyne board experience, board attendance and participation, his extensive experience with companies in the defense industry and his background and experience in design engineering, production, system development and services.

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Item 1 on Proxy Card — Election of Directors (continued)

Robert A. Malone

Executive Chairman, President and Chief Executive Officer of First Sonora Bancshares, Inc. and Retired Chairman of the Board and President, BP America, Inc.

Director since 2015

Age: 65

Mr. Malone has been the Executive Chairman, President and Chief Executive Officer of First Sonora Bancshares, Inc., a community bank, since 2014. Mr. Malone is also the Chairman, President and Chief Executive Officer of The First National Bank of Sonora, Texas, a community bank owned by First Sonora Bancshares, Inc., from 2009 to 2014. Mr. Malone was also an Executive Vice President of BP plc, an integrated oil and gas company, and Chairman of the Board and President, BP America Inc. from 2006 to 2009. Mr. Malone has been a director of Halliburton Company, a provider products and services to the energy industry, since 2009, and has been a director of Peabody Energy Corporation, a coal mining company, since 2009, and its Non-Executive Chairman of the Board since 2016. Mr. Malone is a member of our Audit Committee and our Personnel and Compensation Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Malone should serve as a director: his professional background and experience, previously held senior-executive level positions, his service on other public company boards and his extensive experience with companies in the oil and gas industry and in banking and his expertise in compliance with safety regulations.

The Board of Directors Recommends

a Vote FOR the Election of the Nominees.

Continuing Directors — Terms Expiring at 2018 Annual Meeting (Class I)

Simon M. Lorne Vice Chairman and Chief Legal Officer of Millennium Management LLC and Former General Counsel, U.S. Securities and Exchange Commission Director since 2004 Age: 71

Simon M. Lorne is the Vice Chairman and Chief Legal Officer of Millennium Management LLC, a hedge fund management company. From March 1999 to March 2004, prior to the time he became a Teledyne director, Mr. Lorne was a partner with Munger Tolles & Olson, LLP, a law firm whose services Teledyne has used from time to time. Mr. Lorne has also previously served as a Managing Director, with responsibility for Legal Compliance and Internal Audit of Citigroup/Salomon Brothers and as the General Counsel at the SEC in Washington, D.C. Mr. Lorne served as a director of Opsware, Inc., a provider of data center automation software, from 2000 to 2007. Since September 2016, Mr. Lorne has been Chairman of the Alternative Investment Management Association, a London-based association of investment managers. Since 2011, Mr. Lorne has served on the Advisory Council of the Public Company Accounting Oversight Board. Mr. Lorne is the Chair of our Audit Committee and a member of our Nominating and Governance Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Lorne should serve as a director: his professional background and experience, current and previously held senior-executive level positions, senior level experience at a government regulator, his service on other public and private company boards, his Teledyne board experience, board attendance and participation, and his specialized expertise in finance, mergers and acquisitions, securities laws and corporate governance.

8    TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement

Item 1 on Proxy Card — Election of Directors (continued)

Paul D. Miller

Retired Chairman and CEO of Alliant Techsystems, Inc. (ATK) and Commander-in-Chief, U.S. Atlantic Command and NATO Supreme Allied Commander — Atlantic (Retired)

Director since 2001

Age: 75

Paul D. Miller was the Chairman of the Board of Alliant Techsystems, Inc. (ATK), an advanced weapon and space systems company, from January 1999 until April 2005 and served as Chief Executive Officer of ATK from January 1999 until October 2004. Prior to retirement from the U.S. Navy in 1994, Admiral Miller served as Commander-in-Chief, U.S. Atlantic Command and NATO Supreme Allied Commander — Atlantic. He is also a director of Huntington Ingalls Industries, Inc., a shipbuilding company. From 2001 to 2015 he served as a director of Donaldson Company, Inc., a manufacturer of filtration systems. Admiral Miller is a member of our Audit Committee and our Nominating and Governance Committee. The Board has recognized Admiral Miller as the Classified Program Review Director to review on behalf of the Board of Directors Teledyne’s U.S. Government classified programs as needed.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Admiral Miller should serve as a director: his executive, professional and military background and experience, current and previously held senior-executive level positions, his service on other public and private company boards, Teledyne board experience, board attendance and participation, his extensive experience with and leadership positions in the defense community, his knowledge of finance, manufacturing, human resources, corporate governance and audit functions and his extensive understanding of strategic planning, tactical business decision making and risk management.

Wesley W. von Schack Chairman of AEGIS Insurance Services and Former Chairman, President and Chief Executive Officer of Energy East Corporation Director since 2006 Age: 72

Wesley W. von Schack is the Chairman of AEGIS Insurance Services, a property and casualty mutual insurance company, a position he has held since 2007. He serves as the lead director of Edward Lifesciences Corporation, a company engaged in the science of heart valves and hemodynamic monitoring. Dr. von Schack served as Chairman, President and Chief Executive Officer of Energy East Corporation, a diversified energy services company, from 1996 to September 2009. Dr. von Schack served as a director of The Bank of New York Mellon Corporation from 2007 through April 2016 and Mellon Financial Corporation from 1989 to 2007. Dr. von Schack is director emeritus of the Gettysburg Foundation, and is a member of the President’s Council — Peconic Land Trust. Dr. von Schack is a member of our Nominating and Governance Committee and our Personnel and Compensation Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Dr. von Schack should serve as a director: his professional background and experience, previously held senior-executive level positions, his service on other private and public company boards, his leadership positions at private foundations, his Teledyne board experience, board attendance and participation, and his extensive experience with companies in the energy, banking, financial asset management sectors and in regulated industries.

TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement    9

Item 1 on Proxy Card — Election of Directors (continued)

Continuing Directors — Terms Expiring at the 2019 Annual Meeting (Class II)

Charles Crocker Chairman and Chief Executive Officer, Crocker Capital and Retired Chairman and Chief Executive Officer of BEI Technologies, Inc. Director since 2001 Age: 78

Charles Crocker is the Chairman and Chief Executive Officer of Crocker Capital, a private investment company. Mr. Crocker was the Chief Executive Officer of the Custom Sensors and Technologies Division of Schneider Electric until January 2006. Mr. Crocker was the Chairman and Chief Executive Officer of BEI Technologies, Inc., a diversified technology company, from March 2000 until October 2005, when it was acquired by Schneider Electric. Mr. Crocker served as Chairman, President and Chief Executive Officer of BEI Electronics from October 1995 to September 1997, at which time he became Chairman, President and Chief Executive Officer of BEI Technologies, Inc. He serves as a director of ImageWare Systems, Inc., a developer of identity management solutions. From 2003 until 2014, he served as a director of Franklin Resources, Inc., and from 2010 until August 2012, he served as a director of ConMed Healthcare Management, Inc. Mr. Crocker has been Chairman of the Board of Children’s Hospital in San Francisco, Chairman of the Hamlin School’s Board of Trustees and President of the Foundation of the Fine Arts Museums of San Francisco. Mr. Crocker is the Chair of our Personnel and Compensation Committee and a member of our Nominating and Governance Committee. Mr. Crocker serves as our lead director.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Crocker should serve as a director: his professional background and experience, current and previously held senior-executive level positions, his service on other public and private company boards, his Teledyne board experience, board attendance and participation, and his extensive experience with technology companies serving both the commercial and defense sectors.

Robert Mehrabian Chairman, President and Chief Executive Officer of the Company Director since 1999 Age: 75

Robert Mehrabian is the Chairman, President and Chief Executive Officer of Teledyne Technologies Incorporated. He has been the President and Chief Executive Officer of Teledyne since its formation in 1999. He became Chairman of the Board in December 2000. Prior to the spin-off of the Company by Allegheny Technologies Incorporated (ATI) in November 1999, Dr. Mehrabian was the President and Chief Executive Officer of ATI’s Aerospace and Electronics segment since July 1999 and had served ATI in various senior executive capacities since July 1997. Before joining ATI, Dr. Mehrabian served as President of Carnegie Mellon University. From 1992 until April 2014, he served as a director of PPG Industries, Inc. Dr. Mehrabian served as a director of Mellon Financial Corporation from 1994 to 2007 and served as director of its successor The Bank of New York Mellon Corporation until April of 2011. He is a member of The National Academy of Engineering.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Dr. Mehrabian should serve as a director: his leadership skills acquired while serving as the Company’s Chairman, Chief Executive Officer and President, previously held senior-executive level positions at public companies and at academic institutions, his service on public company boards, and his extensive knowledge and understanding of the Company’s business, operations, technology, products and services.

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Item 1 on Proxy Card — Election of Directors (continued)

Jane C. Sherburne Principal of Sherburne PLLC and Former Senior Executive Vice President, General Counsel and Corporate Secretary of Bank of New York Mellon Director since 2014 Age: 66

Ms. Sherburne is currently principal of Sherburne PLLC, a legal consulting firm providing strategic advice in crisis environments and in connection with regulatory policy developments. From May 2010 to July 2014, Ms. Sherburne served as Senior Executive Vice President, General Counsel and Corporate Secretary of The Bank of New York Mellon Corporation. Ms. Sherburne served as Senior Executive Vice President and Corporate Secretary of Wachovia Corporation from June 2008 to January 2009, during which time Wachovia merged with Wells Fargo & Company. From December 2006 to June 2008, Sherburne was General Counsel of Citigroup Inc.’s Global Consumer Business. From July 2001 to December 2006, Ms. Sherburne was Deputy General Counsel of Citigroup, Inc. Until July 2001, Ms. Sherburne was a litigation partner at the Washington, D.C. law firm of Wilmer, Cutler & Pickering, having joined the firm in 1984. Ms. Sherburne interrupted her private practice from 1994 to 1997 to serve as Special Counsel to the President in the Clinton White House. Ms. Sherburne serves as an independent director on the boards of HSBC USA, HSBC Bank USA and HSBC North America and on the advisory board of Perella Weinberg Partners. Ms. Sherburne is Chairman of the Board of the National Women’s Law Center, Chair of the New York City Bar Fund, a member of the Executive Committee of the Lawyers’ Committee for Civil Rights Under Law, a member of the Board of Trustees of the New York Lawyers for Public Interest, a Trustee of The Constitution Project, a member of the Committee for Economic Development, and a member of the American Law Institute. She also serves on the Council of the Administrative Conference of the United States, to which she was appointed by President Obama in July 2010. Ms. Sherburne is a member of our Audit Committee and our Personnel and Compensation Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Ms. Sherburne should serve as a director: her professional background and experience, current and previously held senior-executive level positions, senior level experience in positions in the federal government, and her extensive experience in policy, compliance, corporate governance and government matters and in regulated industries.

Michael T. Smith Retired Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation Director since 2001 Age: 73

Michael T. Smith is the retired Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation, having held such positions from October 1997 until May 2001. Mr. Smith is also a director of FLIR Systems, Inc., which produces infrared cameras, thermal imaging software and temperature measurement devices, WABCO Holdings, Inc., which provides electronic and electromechanical products for the automotive industry, and Zero Gravity Solutions, Inc., an agricultural biotechnology company. Mr. Smith was a director of Ingram Micro Corporation, a technology sales, marketing and logistics company, from 2001 until June 2014, Alliant Techsystems, Inc. (ATK), an advanced weapon and space systems company, from 1997 to 2009, and Anteon International Corporation, an information technology and systems engineering solutions company, from 2005 to 2006. Mr. Smith is a member of the Council of Chief Executives and the former chairman of the Aerospace Industries Association, an industry trade organization, and is a charter member of the Electronic Industries Foundation Leadership Council. Mr. Smith is the Chair of our Nominating and Governance Committee and a member of our Audit Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Smith should serve as a director: his professional background and experience, previously held senior-executive level positions, his service on other public and private company boards, Teledyne board experience, board attendance and participation, and his extensive experience with companies in the aerospace, defense, engineering, communications and manufacturing sectors.

TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement    11

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Nominating and Governance Committee and a Personnel and Compensation Committee. From time to time, our Board of Directors may establish other committees. Each of the Audit Committee, Nominating and Governance Committee and Personnel and Compensation Committee has a written charter that can be accessed on our website at www.teledyne.com under “Corporate Information — Governance”.

Audit Committee

The members of the Audit Committee are:

Simon M. Lorne, Chair

Kenneth C. Dahlberg

Robert A. Malone

Paul D. Miller

Jane C. Sherburne

Michael T. Smith

The Audit Committee held six meetings in 2016. Frank V. Cahouet was a member of the Audit Committee prior to his retirement at the 2016 Annual Meeting on April 27, 2016.

The primary purpose of the Audit Committee is to assist the Board’s oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualification and the independence of our independent auditor, and the performance of our internal audit function and independent auditor. As provided in its charter, the Audit Committee is directly responsible for the appointment, retention, compensation, oversight, evaluation and termination of our independent auditor (including resolving disagreements between management and the independent auditor regarding financial reporting). The Audit Committee has been designated as the “qualified legal compliance committee.” In carrying out its responsibilities, the Audit Committee undertakes to do many things, including:

•	Retain and approve the terms of the engagement and fees to be paid to the independent auditor.
•	Evaluate the performance of the independent auditor.
•	Receive written periodic reports from the independent auditor delineating all relationships between the independent auditor and us.
•

Review with the independent auditor any problems or difficulties the independent auditor may have encountered and any management letter provided by the independent auditor and our response to that letter.

•	Review our annual audited financial statements and the report thereon and quarterly unaudited financial statements with the independent auditor and management prior to publication of such statements.
•	Discuss with management the earnings press releases (including the type of information and presentation of information).
•	Review major issues regarding accounting principles and financial statement presentations and judgments made in connection with the preparation of our financial statements.
•	Meet at least quarterly with the senior internal auditing executive to discuss internal audits and findings and management’s response.
•	Meet periodically with management to review our financial risk exposures and the steps management has taken to monitor and control such exposures.
•

Meet periodically or on an as need basis with management to review financings, stock repurchases, significant tax matters, investment strategies, hedging strategies and certain information technology-related matters.

•

Review with our General Counsel legal matters that may have a material impact on the financial statements, our compliance policies and any material reports or inquiries received from regulators or governmental agencies.

The charter of the Audit Committee was last amended and restated on April 27, 2016. The Audit Committee charter provides that our senior internal auditing executive reports directly and separately to the Chair of the Audit Committee and the Chief Executive Officer. As required by the charter, our Audit Committee also has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. See “Corporate Governance — Sarbanes-Oxley Disclosure Committee” at page 5.

The Audit Committee meets the size, independence and financial sophistication and expertise requirements of the NYSE, including the enhanced independence requirements for Audit Committee members under Exchange Act Rule 10A-3. The Board of Directors has determined that Simon M. Lorne is an “audit committee financial expert” within the meaning of the SEC regulations and all of the members are “independent” and “financially literate” under the NYSE listing standards. Our Corporate Governance Guidelines provide that no director may

12    TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement

Committees of Our Board of Directors (continued)

serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. Any such determination must be disclosed in the annual Proxy Statement. None of our Audit Committee members serve on more than two other audit committees of public companies. Besides our Audit Committee, Mr. Dahlberg and Mr. Smith each simultaneously serves on the audit committee of one other public company.

The report of the Audit Committee is included under “Item 3 on Proxy Card — Ratification of Appointment of Independent Registered Public Accounting Firm” at page 29.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are:

Michael T. Smith, Chair

Roxanne S. Austin

Charles Crocker

Simon M. Lorne

Paul D. Miller

Wesley W. von Schack

The Nominating and Governance Committee held three meetings in 2016. Frank V. Cahouet was a member of the Nominating and Governance Committee prior to his retirement at the 2016 Annual Meeting on April 27, 2016.

The Nominating and Governance Committee undertakes to:

•

Identify individuals qualified to become members of the Board of Directors and to make recommendations to the Board of Directors with respect to candidates for nomination for election at the next Annual Meeting of stockholders or at such other times when candidates surface or are proposed and, in connection therewith, consider suggestions submitted by our stockholders.

•	Develop and recommend to the Board of Directors corporate governance guidelines.
•	Determine and make recommendations to the Board of Directors with respect to the criteria to be used for selecting new members of the Board of Directors.
•	Oversee the annual process of evaluation of the performance of our Board of Directors and committees.
•	Make recommendations to the Board of Directors concerning the membership of committees of the Board and the chairpersons of the respective committees.
•	Make recommendations to the Board of Directors with respect to the remuneration paid and benefits provided to members of the Board in connection with their service on the Board or on its committees.
•	Administer our formal compensation programs for directors, including the Administrative Rules of the 2014 Incentive Award Plan Related to Non-Employee Director Restricted Stock Unit Awards and Fees.
•

Make recommendations to the Board of Directors concerning the composition, organization and operations of the Board of Directors and its committees, including the orientation of new members and the flow of information.

•	Evaluate Board and committee tenure policies, as well as policies covering the retirement or resignation of incumbent directors.
•	Evaluate proposals of stockholders intended to be presented at stockholder meetings.
•

Make recommendations to the Board of Directors as to whether to accept or reject a director resignation, or take other action, where a director fails to receive a majority vote as specified under the our Amended and Restated Bylaws and Corporate Governance Guidelines.

The charter of the Nominating and Governance Committee was last amended and restated on October 23, 2012. The members of the Nominating and Governance Committee are “independent” under the NYSE listing standards.

The Nominating and Governance Committee will consider stockholder recommendations for nominees for director. Any stockholders interested in suggesting a nominee should follow the procedures outlined in “Other Information — 2018 Annual Meeting and Stockholder Proposals” at page 66. Stockholder recommendations for nominees will be given the same consideration as nominees for director from other sources.

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating all nominees for directors. The Committee periodically assesses the appropriate size of the Board and whether vacancies on the Board are expected due to retirement, change in professional status or otherwise. Candidates may come to the attention of the Committee through current Board members, members of our management, stockholders and other persons. The Committee to date has not engaged a professional search firm. Candidates are evaluated at meetings of the Committee and may be considered at any point during the year.

TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement    13

Committees of Our Board of Directors (continued)

As stated in the Corporate Governance Guidelines, nominees for director are to be selected on the basis of, among other criteria, experience, knowledge, skills, expertise, integrity, diversity, ability to make analytical inquiries, understanding of or familiarity with our business, products or markets or similar business, products or markets, and willingness to devote adequate time and effort to Board responsibilities. The Committee may establish additional criteria and is responsible for assessing the appropriate balance of criteria required of Board members. Although we do not have a written policy with respect to Board diversity, the Nominating and Governance Committee and the Board believe that a diverse board leads to improved Company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation. Consequently, when evaluating potential nominees, the Committee considers individual characteristics that may bring diversity to the Board, including gender, race, national origin, age, professional background, unique skill sets and areas of expertise.

Personnel and Compensation Committee

The members of the Personnel and Compensation Committee are:

Charles Crocker, Chair

Roxanne S. Austin

Kenneth C. Dahlberg

Robert A. Malone

Jane C. Sherburne

Wesley W. von Schack

The Personnel and Compensation Committee held five meetings in 2016.

The Personnel and Compensation Committee’s principal authority and responsibilities include:

•	Make recommendations to the Board of Directors concerning executive management organization matters generally.
•

In the area of compensation and benefits, make recommendations to the Board of Directors concerning employees who are also directors, review and approve the corporate goals and objectives relevant to the chief executive officer and other executive officer compensation, evaluate chief executive officer and other executive officer performance in light of those goals and objectives, and determine and approve all compensation of the chief executive officer and other executive officers based on this evaluation.

•

Periodically, and when appropriate, review and approve the following as they affect the chief executive officer and executive officers: (a) any employment agreements and severance arrangements; (b) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and (c) any special or supplemental compensation and benefits for the chief executive officer and executive officers and individuals who formerly served as chief executive officer and executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

•	Oversee the Company’s compliance with the requirement under the NYSE rules that, with limited exceptions, require stockholder approval for equity compensation plans.
•

Subject to such stockholder approval, or as otherwise required by applicable law, establish, amend and, where appropriate, terminate incentive compensation plans, equity-based plans, benefit plans, and other bonus arrangements for the Company; and pursuant to the terms of such plans, as may at the time be in effect, administer such plans and make appropriate interpretations and determinations and take such actions as shall be necessary or desirable thereunder, including approval of awards granted pursuant to such plans and repurchase of securities from terminated employees.

•

Make recommendations to the Board of Directors concerning policy and procedures relating to employee benefits and employee benefit plans, including incentive compensation plans and equity based plans and applicable clawback provisions.

•	Oversee our formal incentive compensation programs, including equity-based plans.
•	Make recommendations to the Board of Directors concerning matters relating to stockholder votes on executive compensation and the frequency of those votes.

While reviewed annually, the charter of the Personnel and Compensation Committee was last amended and restated on December 17, 2013. The members of the Personnel and Compensation Committee are “independent” under the NYSE listing standards.

Our Chief Executive Officer works with the Personnel and Compensation Committee Chair, our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary and our Vice President of Human Resources in establishing the agenda for the Committee and makes compensation recommendations for the named executives (other than himself). The Personnel and Compensation Committee’s Chair reports the committee’s recommendations on executive compensation to the Board. The Personnel and Compensation Committee has the authority,

14    TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement

Committees of Our Board of Directors (continued)

under its charter, to obtain advice and assistance from internal or external legal, accounting or other advisors. The Personnel and Compensation Committee has the sole authority and resources to retain and terminate any compensation consultant to be used to assist in the evaluation of the Chief Executive Officer’s or other executive officers’ compensation and has sole authority to approve the consultant’s fees and other retention terms. As discussed below under “Compensation Discussion and Analysis,” the Committee retained Exequity LLP to assist the Committee in fulfilling its responsibilities in 2016. The Personnel and Compensation Committee may delegate its responsibility to control and manage the plan assets of our employee benefit plans. In addition, under the terms of our stock incentive plans, the Personnel and Compensation Committee may delegate certain powers and authority under the stock incentive plan as it deems appropriate to a subcommittee and/or designated officers and, as discussed below under “Compensation Discussion and Analysis,” the Personnel and Compensation Committee has made a limited delegation of authority to our Chief Executive Officer to grant stock options pursuant to this authority.

The report of the Personnel and Compensation Committee is included under “Executive and Director Compensation” at page 50.

TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement    15

Item 2 on Proxy Card — Approval of Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan

We are asking our stockholders to approve the proposed Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan (the “Amended Plan”) which amends and restates the Company’s 2014 Incentive Award Plan (the “Original Plan”). On February 21, 2017, the Board adopted the Amended Plan, subject to stockholder approval, which makes the following material changes to the Original Plan:

•	Increases the number of shares available by 2,500,000 shares;
•

Provides that the aggregate number of shares available for issuance will be reduced by 2.93 shares for each share subject to an award other than a stock option or stock appreciation right (a “Full Value Award”) that is granted on or after the effective date of the Amended Plan, and that the number of shares available for issuance will be increased by 2.93 shares for each share subject to a Full Value Award granted on or after the effective date of the Amended Plan that again becomes available for grant pursuant to the terms of the Amended Plan;

•	Imposes a $750,000 limit on the total aggregate value of cash and equity-based awards granted under the Amended Plan to any non-employee director during any calendar year;
•

Mandates a vesting period of at least one year for all equity-based awards granted under the Amended Plan, which applies to no less than 95% of the shares authorized for grant (subject to certain limited exceptions);

•

Dividends and dividend equivalents payable in connection with all awards (previously only performance-based awards) granted under the Amended Plan will only be paid out to the extent that the time- and performance-based vesting conditions are satisfied and the shares underlying such awards are earned and vest; and

•	Permits the Company to withhold shares in connection with a net-share settlement of an award based on the award holder’s maximum individual statutory withholding rates for the applicable jurisdiction

The Board recommends a vote for the approval of the Amended Plan because it believes the Amended Plan is in the best interests of the Company and its stockholders and contains material changes to the Original Plan that are consistent with current sound corporate governance practices.

Background for our Request to Increase the Share Reserve

The Board believes that equity incentive awards are critical to attracting and retaining the most talented employees in our industry. The table below shows the number of options, restricted stock awards, restricted stock unit awards and performance share plan awards granted in each of the past three fiscal years.

Grants	2014		2015		2016
Options	612,018		—		520,310
Restricted Stock Awards	37,688		34,054		35,364
Restricted Stock Units	3,011		12,911		28,090
Performance Share Plan Awards Issued at Vesting	19,742	(1)	1,944	(2)	864	(2)
Performance Share Plan Awards Granted	—		46,821	(3)	—

(1)	Represents shares issued in the third and final installment of the 2009-2011 cycle of the Performance Share Plan (PSP).
(2)	Represents shares issued in the first and second installments of the 2012-2014 cycle of the PSP.
(3)	In 2015, we established a 2015-2017 cycle of our Performance Share Plan (PSP), which is payable to participants 50% in cash and 50% in shares of common stock in three annual installments following the last year of the performance cycle so long as the participant remains employed. Under this cycle of the PSP, the target number of shares that could be issued in three equal installments in 2018, 2019 and 2020 is 46,821. The maximum number of shares that could be issued in three equal installments in 2018, 2019 and 2020 is 93,642.

Based on historical equity award information, we estimate that the number of shares available for issuance under the Original Plan may not be sufficient to cover potential award grants through 2018. In its determination to approve the Amended Plan, our Board considered our historical award usage, modeling from proxy advisory services and advice from Exequity LLP, compensation consultant to the Personnel and Compensation Committee. Our Board also considered the dilution represented by the proposed number of available authorized shares under the Amended Plan plus the number of awards outstanding. On a fully diluted basis, this amount was approximately 15.59% as of February 21, 2017, the date the Board approved the Amended Plan, which we believe is reasonable potential equity dilution. Based on our historical grant practices as well as advice from Exequity LLP, we estimate that the shares reserved for issuance under the Amended Plan would be sufficient to cover equity awards at least through 2019. We believe that the number of shares reserved for issuance under the Amended Plan and a fungible

16    TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement

Item 2 on Proxy Card — Approval of Amended and Restated 2014 Incentive Award Plan (continued)

share ratio of 2.93 with respect to Full Value Awards granted on or after the effective date of the Amended Plan will provide us with the ability to attract and retain talent beyond 2017 as well as flexibility in determining the number and kinds of awards to issue.

General

The Board has adopted, subject to stockholder approval, the Amended Plan for employees, consultants, and members of the boards of directors of the Company and its subsidiaries. The Amended Plan amends and restates the Original Plan, which as of February 21, 2017, the date on which our Board approved the Amended Plan, had approximately 1.196 million shares available for issuance. The Amended Plan will become effective upon its approval by Company stockholders pursuant to the proposal in this Item 2.

The Amended Plan provides for the grant of stock options (both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights (“SARs”), performance awards, dividend equivalents, stock payments, deferred stock, restricted stock units (“RSUs”) and performance-based awards to eligible participants.

A summary of the principal provisions of the Amended Plan is set forth below, and the summary is qualified in its entirety by reference to the full text of the Amended Plan, which is attached as Annex A to this Proxy Statement.

Total shares outstanding as of February 21, 2017 was 35,205,619. As of February 21, 2017, 2,641,472 options were outstanding with a weighted average exercise price of $81.71 and weighted average remaining term of 6.89 years. In addition, as of February 21, 2017, there were 87,095 restricted stock awards outstanding and 30,936 restricted stock units outstanding. In 2015, we established a 2015-2017 cycle of our Performance Share Plan (PSP), which is payable to participants 50% in cash and 50% in shares of common stock in three annual installments following the last year of the performance cycle so long as the participant remains employed. Under this cycle of the PSP, the target number of shares that could be issued in three equal installments in 2018, 2019 and 2020 is 46,821. The 2015-2017 cycle of the PSP is the only PSP award outstanding as of February 21, 2017.

Section 162(m)

In addition to the above, we are asking stockholders to approve the Amended Plan to satisfy the stockholder approval requirements of Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our public stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals may be based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Amended Plan is discussed below, and stockholder approval of this Item 2 will be deemed to constitute approval of the material terms of the Amended Plan for purposes of the stockholder approval requirements of Section 162(m).

Stockholder approval of the material terms of the performance goals of the Amended Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Amended Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission for stockholder approval of the material terms of the performance goals of the Amended Plan should not be viewed as a guarantee that we will be able to deduct all compensation under the Amended Plan. Nothing in this proposal precludes us or the Personnel and Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

Stockholder Approval

If stockholders do not approve the proposal in this Item 2, the proposed additional shares will not become available for issuance, the Amended Plan will not become effective and the Original Plan will continue in full force and effect and we may continue to grant performance-vesting and other equity awards under the Original Plan, whether or not such awards are subject to Section 162(m)’s compensation deduction limit.

Material Terms of the Amended Plan

Administration

Unless otherwise determined by the Board, the Amended Plan will be administered by the Personnel and Compensation Committee (the “Administrator”), which will consist solely of two or more directors who are “outside directors” for purposes of Section 162(m) and non-employee directors (as defined in Rule 16b-3(b)(3) of the Exchange Act), except that with respect to awards granted to non-employee directors, the Nominating and Governance Committee of the Board will administer the Amended Plan. The Administrator may delegate to a

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committee of one or more directors or one or more Company officers the authority to grant or amend awards under the Amended Plan to participants other than (i) senior Company executives who are subject to Section 16 of the Exchange Act, (ii) employees who are “covered employees” within the meaning of Section 162(m), and (iii) Company officers or directors to whom the authority to grant or amend awards under the Amended Plan has been delegated.

Unless otherwise determined by the Board, the Administrator will have the authority to administer the Amended Plan, including the power to (i) designate participants under the Amended Plan, (ii) determine the types of awards granted to participants under the Amended Plan, the number of such awards, and the number of shares of common stock subject to such awards, (iii) determine and interpret the terms and conditions of any awards under the Amended Plan, including the vesting schedule, exercise price, whether to settle, or accept the payment of any exercise price, in cash, common stock, other awards or other property, and whether an award may be cancelled, forfeited or surrendered, (iv) prescribe the form of each award agreement, and (v) adopt rules for the administration, interpretation and application of the Amended Plan.

Eligibility

Persons eligible to participate in the Amended Plan include all employees (including officers of the Company), consultants and members of the boards of directors of the Company and its subsidiaries, as determined by the Administrator. As of January 1, 2017 approximately 8,970 employees, 43 consultants and nine non-employee directors were eligible to participate in the Amended Plan.

Limitation on Awards and Shares Available

As of the effective date of the Original Plan, an aggregate of 3,236,278 shares of our common stock was initially available for issuance under awards granted pursuant to the Original Plan. As of January 1, 2017 and February 21, 2017, respectively, there were approximately 1.740 million and 1.196 million shares available for issuance under the Original Plan. If the proposal in this Item 2 is approved, then the aggregate number of shares of common stock that may be issued or transferred under the Amended Plan will be the sum of (i) 2,500,000 shares, (ii) the number of shares which, as of the effective date of the Amended Plan, are available for issuance under the Original Plan and (iii) any shares subject to awards outstanding under the Amended 2008 Incentive Award Plan, as amended (the “Prior Plan”) which, on or after the effective date of the Amended Plan, are forfeited or lapse unexercised and which following such date are not issued under the Prior Plan.

Under the Original Plan, the aggregate number of shares of common stock available for issuance under the Original Plan was reduced by 2.22 shares for each share of common stock delivered in settlement of a Full Value Award. If the proposal in this Item 2 is approved, then the aggregate number of shares of common stock available for issuance under the Amended Plan will be reduced by (i) 2.22 shares for each share of common stock subject to a Full Value Award that is granted prior to the effective date of the Amended Plan and (ii) 2.93 shares for each share of common stock subject to a Full Value Award that is granted on or after the effective date of the Amended Plan. The shares of common stock covered by the Amended Plan may be authorized but unissued shares, treasury shares or shares purchased in the open market.

Generally, shares of common stock subject to an award that terminates, expires or lapses for any reason are made available for issuance again under the Amended Plan. However, under the Original Plan, each share subject to a Full Value Award that terminated, expired, or lapsed for any reason increased the number of shares that could be issued under the Original Plan by 2.22 shares. If the proposal in this Item 2 is approved, then each share subject to a Full Value Award granted prior to the effective date of the Amended Plan that terminates, expires, or lapses for any reason will increase the number of shares that can be issued under the Amended Plan by 2.22 shares, and each share subject to a Full Value Award granted on or after the effective date of the Amended Plan that terminates, expires, or lapses for any reason will increase the number of shares that can be issued under the Amended Plan by 2.93 shares. Shares of common stock tendered or withheld to satisfy the grant or exercise price pursuant to any stock option, shares of common stock tendered or withheld to satisfy the tax withholding obligation pursuant to any stock option or SAR, shares of common stock that were subject to a stock-settled SAR that are not issued upon exercise of the SAR and shares of common stock purchased on the open market with the cash proceeds from the exercise of options will not be available for issuance again under the Amended Plan. The payment of dividend equivalents in cash in conjunction with outstanding awards will not be counted against the shares available for issuance under the Amended Plan. Furthermore, shares of common stock may not be optioned, granted or awarded again if it would prevent any stock option that is intended to qualify as an incentive stock option under Section 422 of the Code from so qualifying. In addition, shares issued in assumption of, or in substitution for, any outstanding awards previously granted by an entity in connection with a corporate transaction will not be counted against the shares available for issuance under the Amended Plan.

The maximum number of shares of common stock that may be subject to one or more awards granted to any person pursuant to the Amended Plan during any calendar year is 750,000 and the maximum amount that may be paid in cash during any calendar year with respect to any award to any individual person pursuant to the Amended Plan during any calendar year is $5,000,000. In addition, under the Original Plan, the maximum aggregate value of awards that could be granted to any non-employee director pursuant to the Original Plan during any calendar year could not exceed $750,000. If proposal in this Item 2 is approved, then the sum of any cash compensation and the grant date fair value of all awards granted to any non-employee director pursuant to the Amended Plan during any calendar year cannot exceed $750,000.

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Subject to certain adjustment provisions in the Amended Plan, awards granted under the Amended Plan after its effective date may not vest earlier than the first anniversary of the grant date of the award; provided, however, that such minimum vesting provision will not apply to awards that result in the issuance of an aggregate of up to 5% of the shares available under the Amended Plan as of its effective date. Additionally, the Administrator may choose to accelerate the vesting of any award in connection with or following a holder’s death, disability, termination of service or the consummation of a change in control.

Awards

The Amended Plan provides for grants of stock options (both incentive stock options and nonqualified stock options), restricted stock, SARs, performance awards, dividend equivalents, stock payments, deferred stock, RSUs and performance-based awards. Each award must be evidenced by a written award agreement with terms and conditions consistent with the Amended Plan. Upon the exercise or vesting of an award, the exercise or purchase price must be paid in full by: cash or check; tendering shares of common stock with a fair market value at the time of exercise or vesting equal to the aggregate exercise or purchase price of the award or the exercised portion thereof, if applicable; delivery of a written or electronic notice that the holder has placed a market sell order with a broker with respect to shares then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or by tendering other property acceptable to the Administrator. Any withholding obligations may be satisfied in the Administrator’s sole discretion by causing the Company to, or allowing a holder to elect to have the Company, withhold shares otherwise issuable under an award which are equal to the fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates for the applicable jurisdiction.

Stock Options.    Stock options, including incentive stock options (as defined under Section 422 of the Code) and nonqualified stock options may be granted pursuant to the Amended Plan. The exercise price of incentive stock options and nonqualified stock options granted pursuant to the Amended Plan will not be less than 100% of the fair market value of the common stock on the date of grant, unless incentive stock options are granted to any individual who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of Company stock (a “Ten Percent Owner”), in which case the exercise price of such incentive stock options will not be less than 110% of the fair market value of the common stock on the date of grant. Incentive stock options and nonqualified stock options may be exercised as determined by the Administrator, but in no event after (i) the fifth anniversary of the date of grant with respect to incentive stock options granted to a Ten Percent Owner, or (ii) the tenth anniversary of the date of grant with respect to incentive stock options granted to other employees and nonqualified stock options.

Restricted Stock.    Restricted stock awards may be granted pursuant to the Amended Plan. A restricted stock award is the grant of shares of common stock at a price determined by the Administrator (including zero), that is subject to transfer restrictions and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting rights with respect to such shares. In addition, except in the event of certain transactions such as a spin-off, with respect to a share of restricted stock, dividends which are paid prior to vesting shall only be paid out to the holder to the extent that the applicable vesting conditions are subsequently satisfied and the share of restricted stock vests. The restrictions will lapse in accordance with a schedule or other conditions determined by the Administrator.

Stock Appreciation Rights.    A SAR is the right to receive payment of an amount equal to (i) the excess of (A) the fair market value of a share of common stock on the date of exercise of the SAR over (B) the fair market value of a share of common stock on the date of grant of the SAR, multiplied by (ii) the aggregate number of shares of common stock subject to the SAR. Such payment will be in the form of cash, common stock or a combination of cash and common stock, as determined by the Administrator. The Administrator will determine the time or times at which a SAR may be exercised in whole or in part, provided that the term of any SAR will not exceed ten years. SARs granted under the Amended Plan may be coupled stock appreciation rights, which are related to a particular option and are exercisable only when and to the extent the related option is exercisable, or independent stock appreciation rights, which are unrelated to any option.

Restricted Stock Units.    RSUs may be granted pursuant to the Amended Plan, typically without consideration from the participant. RSUs may be subject to vesting conditions including continued employment or achievement of performance criteria established by the Administrator. Like restricted stock, RSUs may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, the common stock underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting rights prior to the time when vesting conditions are satisfied.

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Performance Awards.    Awards of performance awards which may be a cash bonus award, stock bonus award, performance award, performance share, performance stock unit, performance bonus award or incentive award that is paid in cash, shares or a combination of both, may be linked to any one or more performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any participant selected by the Administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the administrator and relate to any one or more performance criteria determined appropriate by the Administrator on a specified date or dates or over any period or periods determined by the Administrator. Any performance award in the form of a cash bonus paid to a “covered employee” within the meaning of Section 162(m) may be a performance-based award as described below.

Dividend Equivalents.    Dividend equivalents are rights to receive the equivalent value (in cash or common stock) of dividends paid on common stock. Dividend equivalents represent the value of the dividends per share of common stock paid by the Company, calculated with reference to the number of shares that are subject to any award held by the participant. Dividend equivalents are converted to cash or additional shares of common stock by such formula and at such time subject to such limitations as may be determined by the Administrator. In addition, with respect to an award, dividend equivalents which are paid prior to vesting shall only be paid out to the holder to the extent that the applicable vesting conditions are subsequently satisfied and the award vests. Dividend equivalents cannot be granted with respect to options or SARs.

Stock Payments.    Stock payments include payments in the form of common stock, options or other rights to purchase common stock which may be made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the Administrator and may be based upon performance criteria determined appropriate by the Administrator, determined on the date such stock payment is made or on any date thereafter. Unless otherwise provided by the Administrator, a holder of a stock payment shall have no rights as a Company shareholder with respect to such stock payment until such time as the stock payment has vested and the shares underlying the Award have been issued to the Holder.

Deferred Stock.    Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the Administrator. Common stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator, and unless otherwise provided by the Administrator, recipients of deferred stock generally will have no rights as a shareholder with respect to such deferred stock until the time the vesting conditions are satisfied and the stock underlying the deferred stock award has been issued.

Performance-based Awards.    The Administrator may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m), that are intended to be qualified performance-based compensation within the meaning of Section 162(m) in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Administrator for the period are satisfied. With regard to a particular performance period, the Administrator will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Administrator may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed by the Company or a subsidiary throughout the applicable performance period to be eligible for a performance-based award.

Under the Amended Plan, pre-established performance goals for awards intended to be qualified performance-based compensation within the meaning of Section 162(m) must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization); gross or net sales or revenue; net income (either before or after taxes); operating income or profit (earnings from continuing operations before interest and taxes); cash flow (including, but not limited to, operating cash flow and free cash flow); return on assets; return on investment or working capital; return on stockholders’ equity; return on sales; gross or net profit or operating margin; costs; funds from operations; expense; working capital (including as a percentage of revenue); earnings per share; price per share of common stock; regulatory body approval for commercialization of a product; implementation or completion of critical projects; market share; reductions in inventory; inventory turns and on-time delivery performance; levels of accounts receivable and inventory; and economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or a business plan.

Transferability of Awards.    Awards cannot be assigned, transferred or otherwise disposed of by a participant other than by will or the laws of descent and distribution, pursuant to a domestic relations order subject to the consent of the Administrator, to certain intervivos trusts, or pursuant to beneficiary designation procedures approved from time to time by the Administrator, in each case as permitted by the applicable award agreement. The Administrator may provide in any award agreement that an award (other than an incentive stock option) may be

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transferred to certain persons or entities related to a participant in the Amended Plan, including but not limited to members of the participant’s family. Such permitted assignees will be bound by and subject to such terms and conditions as determined by the Administrator.

Repricing.    The Administrator cannot, without the approval of the stockholders of the Company, authorize the amendment of any outstanding option or SAR to reduce its price per share, or cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares of common stock. Subject to adjustment of awards as described below, the Administrator does have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an award with the grant of an award having a price per share that is greater than or equal to the price per share of the original award.

Data Privacy.    As a condition to receipt of any award under the Amended Plan, each holder consents to the collection, use and transfer of personal data by and among the Company and its subsidiaries for the exclusive purpose of implementing, administering and managing the holder’s participation in the Amended Plan. The Company and its subsidiaries may transfer data among themselves as necessary for the purpose of implementing, administering and managing the holder’s participation in the Amended Plan, and the Company and its subsidiaries may each transfer the data to any third parties assisting the Company and its subsidiaries in the implementation, administration and management of the Amended Plan. The Company may cancel the holder’s ability to participate in the Amended Plan and the holder may forfeit any outstanding awards if the holder refuses or withdraws his or her consents.

Adjustments to Awards

If there is a stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends), that affects the shares of common stock (or other securities of the Company) or the stock price of common stock (or other securities), then the Administrator will make equitable adjustments to the aggregate number and kind of shares that may be issued under the Amended Plan, (including adjustments to award limits and adjustment of the manner in which Full Value Awards will be counted), the number and kind of shares subject to each outstanding award under the Amended Plan, the exercise price or grant price of such outstanding award (if applicable), the number and kind of shares for which automatic grants are made to new and continuing non-employee directors, and the terms and conditions of any outstanding awards (including any applicable performance targets or criteria). The Company may refuse to permit the exercise of any award during a period of 30 days prior to the consummation of any such transaction.

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or other unusual or nonrecurring transactions or events, the Administrator may, in its discretion:

•

provide for the termination of any award in exchange for an amount of cash (if any) and/or other property equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights;

•

provide for the replacement of any award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon exercise of such award or realization or the participant’s rights;

•	provide that any outstanding award cannot vest, be exercised or become payable after such event;
•	provide that awards may be exercisable, payable or fully vested as to shares of common stock covered thereby;
•

provide that any surviving corporation (or its parent or subsidiary) will assume awards outstanding under the Amended Plan or will substitute similar awards for those outstanding under the Amended Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards; or

•

make adjustments (i) in the number and type of shares of common stock (or other securities or property) subject to outstanding awards or (ii) to the terms and conditions of (including the grant or exercise price) and the criteria included in, outstanding awards or future awards.

If there is a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of common stock (or other securities of the Company) or the stock price of common stock (or other securities) and causes a change in the per share value of the common stock underlying outstanding awards, then the Administrator will make equitable adjustments to the number and type of securities subject to each outstanding award under the Amended Plan, and the exercise price or grant price of such outstanding award (if applicable). The Administrator will make other equitable adjustments it determines are appropriate to reflect such an event with respect to the aggregate number and kind of shares that may be issued under the Amended Plan and to the manner in which shares subject to Full Value Awards will be counted to the aggregate number of shares under the Amended Plan. The Company may refuse to permit the exercise of any award during a period of 30 days prior to the consummation of any such transaction.

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Item 2 on Proxy Card — Approval of Amended and Restated 2014 Incentive Award Plan (continued)

Effect of a Change in Control

In the event of a change in control of the Company, each outstanding award will continue in effect or be assumed or substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute outstanding awards, the Administrator may cause any or all of such awards to become fully vested immediately prior to the consummation of such transaction. If an award is exercisable in lieu of assumption or substitution in the event of a change in control, the Administrator shall notify the holder that the award will be fully exercisable for a period of 15 days from the date of such notice (or such other period of time as determined by the Administrator) and the award shall terminate on the change in control.

Amendment and Termination

The Administrator or the Board, may terminate, amend or modify the Amended Plan at any time; provided, however, that shareholder approval will be obtained (i) to increase the number of shares of common stock available under the Amended Plan or increase the previously described limitations on awards granted during any calendar year, (ii) to reduce the per share exercise price of any outstanding option or SAR, and (iii) cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares of common stock. Generally, no amendment, suspension or termination of the Amended Plan shall, without the consent of the holder, impair any rights or obligations under any awards unless the award itself expressly provides.

In no event may any award be granted pursuant to the Amended Plan on or after the tenth anniversary of the effective date of the Amended Plan.

Non-Employee Director Stock Compensation

Our Board previously adopted administrative rules under the Original Plan related to non-employee director stock compensation, and has adopted similar rules which shall apply under the Amended Plan. The rules reserve up to 200,000 shares of common stock for issuance to our non-employee directors in connection with our annual RSU grants as described below. Following each Annual Meeting of Stockholders, non-employee directors will receive RSUs valued at $110,000. The RSUs will generally vest one year following the date of grant and will be settled in shares of common stock on the date of vesting unless a director has elected to defer settlement of the award until his or her separation from Board service. If an individual becomes a non-employee director on a date after an Annual Meeting of Stockholders, such non-employee director would receive an automatic RSU grant valued at $55,000 on the date of grant.

Delegation of Authority

The Amended Plan provides that the Board or the Personnel and Compensation Committee may from time to time delegate to a committee of one or more members of the board or one or more officers of the Company the authority to grant or amend awards, subject to certain conditions and restrictions. In connection with the adoption of the Amended Plan, the Personnel and Compensation Committee delegated to our Chief Executive Officer the authority to grant options to purchase up to 50,000 shares of common stock under the Original Plan, subject to stockholder approval of the Amended Plan and certain other limitations. This delegated authority is intended to be used to issue stock options to facilitate acquisitions, to recognize promotions and achievements and to further employee retention in other circumstances. Awards may not be made to officers who are subject to Section 16 of the Exchange Act, who are “covered employees” under Section 162(m) or to whom authority to grant or amend awards has been granted pursuant to the Amended Plan. The Nominating and Corporate Governance Committee has been delegated authority to administer the administrative rules for non-employee director stock compensation under the Amended Plan.

Share Price

On March 1, 2017, the Record Date, the closing price of our common stock on the New York Stock Exchange was $135.24 per share.

New Plan Benefits

Other than as described above with respect to awards of RSUs to our non-employee directors, the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Amended Plan in the future will be determined in the discretion of the Board or Personnel and Compensation Committee or our Chairman, President and Chief Executive Officer, as applicable, and none of the Board or the Personnel and Compensation Committee or our Chairman, President and Chief Executive Officer has made any determination to make future grants to any persons under the Amended Plan as of the date of this Proxy Statement. Therefore, it is not possible to determine the future benefits that will be received by these participants under the Amended Plan, or the benefits that would have been received by such participants if the Plan, as proposed to be amended and restated, had been in effect in the year ended December 31, 2016.

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Plan Benefits

The table below sets forth summary information concerning the number of shares of our common stock subject to equity awards granted to certain persons under the Original Plan since the effective date of the Original Plan through February 21, 2017.

Certain awards set forth in this table for the named executive officers were granted in 2016 and therefore also are included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this Proxy Statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in 2016 and therefore also are included in the Director Compensation Table set forth in this Proxy Statement and are not additional awards.

	Stock Options	Restricted Stock	Stock Units(1)
Robert Mehrabian Chairman, President and Chief Executive Officer	150,000	29,154	16,045
Susan L. Main Senior Vice President and Chief Financial Officer	39,000	5,993	—
Aldo Pichelli Chief Operating Officer	70,000	9,764	—
Melanie S. Cibik Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	39,000	3,631	—
Jason VanWees Senior Vice President, Strategy and Mergers & Acquisitions	39,000	3,473	—
All Current Executive Officers as a Group(2)	386,000	57,995	16,045
All Current Non-Executive Directors as a Group	32,895	—	18,837
Charles Crocker	4,000	—	2,147
Jane Sherburne	2,000	—	2,147
Kenneth Dahlberg	4,000	—	2,147
Michael T. Smith	4,988	—	2,147
Paul D. Miller	4,306	—	2,147
Robert A Malone	—	—	1,661
Roxanne S. Austin	4,000	—	2,147
Simon M. Lorne	5,601	—	2,147
Wesley von Schack	4,000	—	2,147
All Employees and Directors as a Group	1,676,458	130,108	48,897

(1)	Consists of Restricted Stock Units and 3,684 shares issued under our 2012-2014 Performance Share Plan.
(2)	Includes two executive officers who are not named executives.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Amended Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options.

If an optionee is granted a nonqualified stock option under the Amended Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

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Item 2 on Proxy Card — Approval of Amended and Restated 2014 Incentive Award Plan (continued)

Incentive Stock Options.

A participant receiving incentive stock options (“ISOs”) should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards.

The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, performance share awards, performance awards (including cash bonuses), stock payments, dividend equivalents, and other incentive awards are generally subject to tax at the time of payment.

Section 162(m) of the Code

Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to “covered employees” in a taxable year to the extent that compensation paid to such covered employee exceeds $1 million. It is possible that compensation attributable to awards under the Amended Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

The Section 162(m) deduction limitation does not apply to “qualified performance-based compensation.” In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) requires, among other things, that: (i) the compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals, (ii) the performance goals must be established by a compensation committee comprised of two or more “outside directors,” (iii) the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by the shareholders and (iv) the compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.

Section 162(m) contains a special rule for stock options and SARs which provides that stock options and SARs will satisfy the “qualified performance-based compensation” exemption if (i) the awards are made by a compensation committee comprised of “outside directors”, (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period, and (iii) the compensation is based solely on an increase in the stock price after the grant date.

The Amended Plan has been designed to permit our Personnel and Compensation Committee to grant stock options, SARs and other awards which will qualify as “qualified performance-based compensation.”

If the Amended Plan is approved by our stockholders, our Personnel and Compensation Committee may, but is not obligated to, grant awards under the Amended Plan that constitute “qualified performance-based compensation” under Section 162(m).

Section 409A of the Code

Certain types of awards under the Amended Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Amended Plan and awards granted under the Amended Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A

24    TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement

Item 2 on Proxy Card — Approval of Amended and Restated 2014 Incentive Award Plan (continued)

of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Amended Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Vote Required

The proposal to adopt the Amended Plan will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. If you sign and return your proxy card, your shares will be voted (unless you indicate to the contrary) to approve the Amended Plan. If you specifically abstain from voting on the proposal, your shares will not affect the outcome of the vote.

Equity Compensation Plans Information

The following table summarizes information about our common stock that may be issued upon the exercise of options, warrant and rights under all of our equity compensation plans, as of January 1, 2017: See page 17 of this Proxy Statement for information about our Equity Compensation Plans (other than our Employee Stock Purchase Plan) as of February 21, 2017, the date our Board approved the Amended Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants or Rights (b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans [excluding securities reflected in column (a)]
Equity compensation plans approved by security holders:
1999 Incentive Plan(1)	80,011		47.57		—
1999 Non-Employee Director Stock Compensation Plan(1)	4,886		33.16		—
2002 Stock Incentive Plan(1)	47,255		52.55		—
Amended and Restated 2008 Incentive Award Plan(2)	1,091,792		59.57		—
2014 Incentive Award Plan	951,298	(3)	85.91	(4)	1,740,821	(5)
Employee Stock Purchase Plan(6)	—		—		1,000,000	(6)
Equity Compensation plans not approved by security holders	—		—		—
Total	2,175,242		$70.44		2,740,821

1)	The 1999 Incentive Plan, the 2002 Stock Incentive Plan and the 1999 Non-Employee Director Stock Compensation Plan terminated following stockholder approval of the 2008 Incentive Award Plan at our 2008 Annual Meeting of Stockholders. No additional awards may be granted under these plans.
2)	No additional awards may be granted under the Amended and Restated 2008 Incentive Award Plan (2008 Plan). Any shares available under the 2008 Plan on the effective date of the 2014 Plan or that were subject to awards under the 2008 Plan that were forfeited or lapsed following the effective date of the 2014 Plan are automatically transferred to the 2014 Plan. Following stockholder approval of the Amended and Restated 2014 Incentive Award Plan, those remaining shares would be automatically transferred to the Amended and Restated 2014 Plan
3)	Does not include (i) 1,883 shares of stock potentially issuable to certain Canadian employees under the 2012-2014 cycle of our PSP, of which the final 876 shares were issued as part of the third installment payment in February 2017 and; and (ii) 31,350 shares subject to restricted stock unit awards issued to employees and directors.
4)	Does not include the securities described in footnote (3) above, which do not have an exercise price.
5)	The number of shares available for future issuance (i) includes shares transferred from the 2008 Plan (see footnote (2) above); (ii) assumes the issuance of 1,883 shares of stock potentially issuable to certain Canadian employees under the 2012-2014 cycle of our PSP, of which the final 876 shares were issued as part of the third installment payment in February 2017; (iii) assumes the issuance of 31,350 shares subject to restricted stock unit awards issued to employees and directors; and (iv) assumes the issuance of 97,588 shares under the 2015-2017 PSP assuming performance goals are met at the maximum performance level.
6)	We maintain an Employee Stock Purchase Plan (commonly known as The Stock Advantage Plan) for eligible employees. It enables employees to invest in our common stock through automatic, after-tax payroll deductions, within specified limits. We add a 25% matching Company contribution up to $1,200 annually. Our contribution is currently paid in cash and the plan administrator purchases shares of our common stock in the open market. Historically, all shares used to fund the Employee Stock Purchase Plan have been purchased on the open market and no new shares have been issued.

The Board of Directors Recommends

a Vote FOR the Approval of the Adoption of the Amended and Restated

Teledyne Technologies Incorporated 2014 Incentive Award Plan.

TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement    25

Item 3 on Proxy Card — Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2017. Deloitte & Touche LLP has served as our independent registered public accounting firm effective May 1, 2015. The Audit Committee believes that Deloitte & Touche LLP is knowledgeable about our operations and accounting practices and is well qualified to act in the capacity of independent registered public accounting firm. The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2017 is subject to the continued approval of the Audit Committee.

Ernst & Young LLP served as the Company’s independent registered public accounting firm until May 1, 2015.

Although the appointment of an independent registered public accounting firm is not required to be approved by the stockholders, the Audit Committee and the Board of Directors believe that stockholders should participate in such selection through ratification. The proposal to ratify the Audit Committee’s appointment of Deloitte & Touche LLP will be approved by the stockholders if it receives the affirmative vote of a majority of the shares cast on the proposal by holders present in person or represented by proxy at the meeting. Unless otherwise instructed, the individuals named as proxies in the proxy card will vote each proxy received by them in favor of ratifying the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2017. If you specifically abstain from voting on the proposal, your shares will not affect the outcome of the vote. Broker non-votes, if any, are included in determining the presence of a quorum at the Annual Meeting, but will not be counted as being entitled to vote on the proposal and will not affect the outcome of the vote. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment of an independent registered public accounting firm. Notwithstanding the ratification of Deloitte & Touche LLP as our independent auditors, the Audit Committee, in its discretion, may direct appointment of new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interests of Teledyne and its stockholders. It is expected that representatives of Deloitte & Touche LLP will be present at the meeting and will have an opportunity to make a statement and respond to appropriate questions.

The Board of Directors Recommends

a Vote FOR Ratification of the Appointment

of Deloitte & Touche LLP as the

Company’s Independent Registered Public Accounting Firm.

Fees Billed by Independent Registered Public Accounting Firm

The following table sets forth fees billed by (i) Deloitte & Touche LLP for professional services rendered for the 2016 fiscal year and for the 2015 fiscal year and (ii) Ernst & Young LLP for the period from December 29, 2014 through May 1, 2015 (in thousands).

	2016	2015	2015
Participants	Deloitte & Touche LLP	Deloitte & Touche LLP	Ernst & Young LLP
Total Audit Fees(1)	$3,960.1	$2,846.4	$197.2
Total Audit-Related Fees(2)	258.7	—	39.2
Tax Fees(3)	847.7	905.2	216.3
All Other Fees	—	—	—

Total	$5,066.5	$3,751.6	$452.7

(1)	Aggregate fees billed for professional services rendered for the audit of our annual financial statements and internal control pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, for statutory audits of certain subsidiaries, for the reviews of financial statements included in our quarterly reports on Form 10-Q and accounting consultations on matters reflected in the financial statements.
(2)	Fees related to pending acquisition of e2v (2016) and fees related to employee benefit plan audits and environmental financial assurances services.

(3)	Tax fees related to U.S. Federal and State tax compliance services and tax advisory services for our foreign subsidiaries.

26    TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement

Item 3 on Proxy Card — Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm (continued)

Change of Independent Public Accountants

As previously reported in our Current Report on Form 8-K, dated April 14, 2015, as amended on May 1, 2015, the Audit Committee conducted a competitive process to determine the Company’s independent registered public accounting firm for the 2015 fiscal year. The Audit Committee invited several independent registered public accounting firms, including Ernst & Young LLP, our then current independent registered public accounting firm, to participate in this process.

Following a competitive review and receipt of proposals from the independent registered public accounting firms that participated in the process, the Audit Committee recommended and authorized the dismissal of Ernst & Young LLP as our independent registered public accounting firm, and authorized the engagement of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the 2015 fiscal year, effective as of the date of Ernst & Young LLP’s completion of the audit services for the fiscal quarter ended March 29, 2015, and the filing of our related Quarterly Report on Form 10-Q. On May 1, 2015, we filed our Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2015.

No audit report of Ernst & Young LLP on our consolidated financial statements for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

During our two most recent fiscal years and subsequent interim period preceding Ernst & Young LLP’s dismissal, there was no disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report.

We provided Ernst & Young LLP with a copy of the disclosures in our Current Report on Form 8-K and the amendment thereto, prior to filing with the SEC and requested Ernst & Young LLP to furnish us with letters addressed to the SEC stating whether Ernst & Young LLP agrees with the statements made by us in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Ernst & Young LLP’s letters, dated April 14, 2015 and May 1, 2015, are attached as Exhibit 16.1 to the Current Report on Form 8-K and the amendment thereto.

During our two most recent fiscal years and subsequent interim period preceding Deloitte & Touche LLP’s engagement, neither the Company nor anyone on its behalf consulted Deloitte & Touche LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided by Deloitte & Touche LLP to us that Deloitte & Touche LLP concluded was an important factor considered by our in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Guidelines Regarding External Auditing Firms

Our Audit Committee has adopted guidelines relating to the rendering of services by external auditors. The principal terms are as follows:

Pre-Approval of Audit Services.    The guidelines require the approval of the Audit Committee prior to retaining any firm to perform any Audit Services. “Audit Services” include the services necessary to audit our consolidated financial statements for a specified fiscal year and the following audit and audit-related services: (a) Statement on Auditing Standards No. 71 quarterly review services; (b) regulatory and employee benefit plan financial statement audits; and (c) compliance and statutory attestation services for our subsidiaries. Subject to limited exceptions, the policies further provide that the Audit Committee must pre-approve the engagement of our independent registered public accounting firm to provide any services other than Audit Services. The Chair of the Audit Committee may, however, pre-approve the engagement of our independent registered public accounting firm for such non-audit services to the extent the fee is reasonably expected to be less than $150,000. Pre-approval will not be required for de minimis services if (i) the costs of such services in the aggregate are less than $150,000 or 5% of the total fees of our independent registered public accounting firm, whichever is lesser during such fiscal year, (ii) such services were not recognized by us at the time of the engagement to be non-audit services; and (iii) such services are promptly and subsequently approved by the Audit Committee or the Chair of the Audit Committee (if reasonably expected to be less than $150,000 or 5% of the total fees of our independent registered public accounting firm, whichever is lesser) prior to completion of the audit.

Executive Relationship Limitation.    The guidelines provide that no firm shall perform for us any Audit Service if the Company’s Chief Executive Officer, Chief Financial Officer, Controller, or Chief Accounting Officer, or any person serving in an equivalent position for the Company, was employed by that firm and participated in any capacity in the Company’s audit during the one-year period preceding the date of the initiation of the audit.

TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement    27

Item 3 on Proxy Card — Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm (continued)

Non-Audit Services Limitations.    If the fee for any non-audit services is reasonably expected to be $350,000 or more, we must seek at least one competing bid from another firm prior to engaging our independent registered public accounting firm, unless there are exceptional circumstances or if it relates to the public offering of our securities. Management will determine whether awarding the assignment to our independent registered public accounting firm would be advantageous to us because our independent registered public accounting firm could utilize its deeper knowledge of the Company to do a more efficient and effective job than another provider of services or could perform the services for a lower fee. While price will be a factor in evaluating competing proposals, professional competence, client service and experience in handling similar matters are also key factors. Prior to retaining our independent registered public accounting firm to perform services other than Audit Services, management will consider whether such retention could impair our independent registered public accounting firm’s independence.

The guidelines prohibit us from engaging our independent registered public accounting firm to perform any of the following non-audit services or other services that the Public Company Accounting Oversight Board determines by regulation to be prohibited: bookkeeping or other services related to accounting records or financial statements; financial information systems design and implementation; appraisal or valuation services, fairness opinions, or contribution-in-kind reports; actuarial services; internal auditing outsourcing services; management functions or human resources; broker or dealer, investment advisor, or investment banking services; individual tax services to executives roles that involve financial reporting responsibility; or legal services and expert services unrelated to the audit.

Hiring Limitation.    To avoid appearances of conflicts of interest, we will not hire before a one-year cooling-off period into either a finance function or an audit function personnel of our independent registered public accounting firm who are at the level of partner, principal or manager if such person worked on the audit of our consolidated financial statements during the fiscal year just ended or if such person is working on the audit of our consolidated financial statements for the current fiscal year.

Audit Partner Rotation.    The guidelines provide that neither the lead or coordinating partner of our independent registered public accounting firm having primary responsibility for the our audit, nor the partner responsible for reviewing our audit, shall perform Audit Services for the Company for more than five consecutive fiscal years. An audit director can perform Audit Services for up to seven consecutive fiscal years.

On a quarterly basis, our independent registered public accounting firm reviews with the Audit Committee all audit, non-audit and tax services it provides to us. For 2016, all audit and non-audit services rendered by our independent registered public accounting firm were pre-approved in accordance with our policies.

In making its recommendation to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2017 fiscal year, the Audit Committee considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP’s independence.

28    TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement

Audit Committee Report

The following report of the Audit Committee is included in accordance with SEC rules and regulations. It does not constitute “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference into any of our filings under the Exchange Act.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the audited financial statements for the fiscal year ended January 1, 2017 (the “Financial Statements”) of Teledyne Technologies Incorporated and its consolidated subsidiaries (the “Company”).

The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, as amended and restated as of April 27, 2016, which has been adopted by the Board of Directors. The Audit Committee is comprised of seven directors. The Company’s Board of Directors has determined that each of the members of the Audit Committee is independent in accordance with the applicable rules of the New York Stock Exchange. The Board of Directors has also determined that at least one director has “financial management expertise” under New York Stock Exchange listing standards and that Simon M. Lorne is an “audit committee financial expert” within the meaning of the Securities and Exchange Commission regulations.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s Financial Statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee reviewed and discussed the Company’s Financial Statements with management and Deloitte & Touche, and discussed with Deloitte & Touche the matters required to be discussed by AS No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche’s communication with the Audit Committee concerning independence and has discussed with Deloitte & Touche its independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Members of the Audit Committee may rely without independent verification on the information provided to them and on the representations made by management and Deloitte & Touche. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent”.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2017, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Simon M. Lorne, Chair

Kenneth C. Dahlberg

Robert A. Malone

Paul D. Miller

Jane C. Sherburne

Michael T. Smith

February 21, 2017

TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement    29

Item 4 on Proxy Card — Advisory Resolution on Executive Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking stockholders to approve on an advisory basis a resolution on the Company’s executive compensation as reported in this Proxy Statement. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program is designed to attract and retain high quality executives and to align the interest of management with the interests of stockholders by rewarding both short- and long-term performance.

Teledyne achieved growth in the majority of its commercial businesses in 2016. However, this growth was offset by a severe contraction in marine instrumentation for offshore energy exploration and production. We believe that our performance-oriented executive compensation program incentivized management to respond aggressively to a challenging energy market while rewarding growth in other commercial businesses in 2016. Highlights include:

•	Generally Accepted Accounting Principles (GAAP) earnings per diluted share in 2016 decreased 1.3%, despite a 6.4% decline in sales.
•

Our management team successfully implemented steps to reduce our cost structure, including consolidating businesses and our manufacturing footprint and eliminating many leased facilities, and making difficult workforce reductions.

•	Record operating margin was achieved in the third quarter of 2016.
•	Orders increased from last year and year-end backlog increased over $110 million.
•	We closed five bolt-on acquisitions and divested Teledyne Printed Circuit Technology.
•	We announced the pending acquisition of e2v technologies plc, our largest transaction to date.

We urge stockholders to read the “Compensation Discussion and Analysis” below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narratives which provide detailed information on the compensation of our named executives. The Personnel and Compensation Committee believes that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executives reported in this Proxy Statement has supported and contributed to the Company’s success.

We are asking stockholders to approve the following advisory resolution at the 2017 Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executives during 2016, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2017 Annual Meeting of Stockholders, is hereby APPROVED, on an advisory basis.

This advisory resolution, commonly referred to as a “say on pay” resolution, is not binding on the Board of Directors or the Company. Although non-binding, the Board and the Personnel and Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

The proposal to adopt the advisory resolution set forth above will be approved by the stockholders if it receives the affirmative vote of a majority of the shares cast by those holders present in person or represented by proxy at the meeting. If you sign and return your proxy card, your shares will be voted (unless you indicate to the contrary) to approve the advisory resolution. If you specifically abstain from voting on the proposal, your shares will not affect the outcome of the vote.

Following the 2011 Annual Meeting of Stockholders, our Board of Directors voted to hold a vote on this advisory “say on pay” resolution on an annual basis. Therefore we currently expect our next say on pay proposal (after the vote on this Item 4) will be held at our next annual meeting in 2018, although the Board of Directors may decide to modify this practice, particularly in light of the result of Item 5, the advisory vote on the frequency of future advisory votes on executive compensation.

The Board of Directors Recommends

a Vote FOR Approval of the Advisory Resolution

on Executive Compensation.

30    TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement

Item 5 on Proxy Card — Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Pursuant Section 14A of the Exchange Act, we are asking stockholders to vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years. We are required to ask stockholders to vote on the frequency of future advisory votes on executive compensation at least once every six years. In 2011, stockholders voted to hold advisory votes on executive compensation on an annual basis.

After careful consideration, the Board of Directors recommends that future advisory votes on executive compensation continue to occur every year (annually). We believe that an annual vote allows our stockholders to provide us with regular and comprehensive input on important issues such as our executive compensation programs and practices as disclosed in the Company’s Proxy Statement each year. The Company values and considers shareholder input on corporate governance matters and on our executive compensation program and practices and we look forward to hearing from our stockholders on this proposal.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: three years, two years, one year or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

The option of one year, two years or three years that receives the highest number of votes cast will be the frequency of the advisory vote on executive compensation that has been approved by stockholders on an advisory basis. If you sign and return your proxy card, your shares will be voted (unless you indicate to the contrary) to vote in favor of the one year option. If you specifically abstain from voting on the proposal, the abstention will not have an effect on the outcome of the vote.

The Board of Directors Recommends

You Vote to Conduct Future Advisory

Votes on Executive Compensation

Every Year.

Other Business

We know of no business that may be presented for consideration at the meeting other than the three action items indicated in the Notice of Annual Meeting. If other matters are properly presented at the meeting, including a proposal to adjourn or postpone the meeting, the persons designated as proxies in your proxy card may vote at their discretion.

Following adjournment of the formal business meeting, Dr. Robert Mehrabian, Chairman, President and Chief Executive Officer, will address the meeting and will hold a general discussion period during which the stockholders will have an opportunity to ask questions about our Company and businesses.

TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement    31

Stock Ownership Information

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the SEC require that we disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors and statutory insiders. To the best of our knowledge, all of the filings for our directors and statutory insiders were made on a timely basis in 2016.

Five Percent Owners of Common Stock

The following table sets forth the number of shares of our common stock owned beneficially by each person known to us to own beneficially more than five percent of our outstanding common stock. As of February 15, 2017, we had received notice that the individuals and entities listed in the following table are beneficial owners of five percent or more of our common stock. In general, “beneficial ownership” includes those shares that a person or entity has the power to vote or transfer, and options to acquire common stock that are exercisable currently or within 60 days. As of February 15, 2017, we had 35,201,938 shares outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc.	3,723,378	(1)	10.6%
40 East 52nd Street, New York, NY 10022
FMR LLC	2,986,398	(2)	8.5%
245 Summer Street Boston, MA 02210
The Vanguard Group, Inc.	2,520,128	(3)	7.2%
100 Vanguard Blvd Malvern, PA 19355
Janus Capital Management LLC	2,390,990	(4)	6.8%
151 Detroit Street Denver, CO 80206
Singleton Group LLC	1,999,900	(5)	5.7%
335 North Maple Drive, Suite 177 Beverly Hills, CA 90210

1.	Based on an amendment to Schedule 13G filed with the SEC by BlackRock, Inc. on January 17, 2017, reporting that it has sole voting power with respect to 3,590,475 shares, sole dispositive power with respect to 3,716,567 shares and shared voting and dispositive power with respect to 6,811 shares.

2.	Based on an amendment to Schedule 13G filed by FMR LLC with the SEC on February 14, 2017, reporting that it has sole voting power with respect to 163,227 shares and beneficially owns and has sole dispositive power with respect to 2,986,398 shares.

3.	Based on an amendment to Schedule 13G filed with the SEC by The Vanguard Group, Inc. on February 10, 2017, reporting sole voting power with respect to 50,295 shares, shared voting power with respect to 3,778 shares, shared dispositive power with respect to 50,864 shares and sole dispositive power with respect to 2,469,264 shares.

4.	Based on a Schedule 13G filed with the SEC by Janus Capital Management LLC on February 13, 2017.

5.	Based on an amendment to Schedule 13G filed with the SEC by Singleton Group LLC, jointly with William W. Singleton, Christina Singleton Mednick and Donald E. Rugg, on July 31, 2007. Mr. Singleton, Ms. Mednick and Mr. Rugg reported that they share voting and dispositive power with respect to 1,999,900 shares in their capacities as managers of Singleton Group LLC. Mr. Rugg reported that he owned an additional 45 shares of common stock directly, with respect to which he has sole voting and dispositive power.

32    TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement

Stock Ownership Information (continued)

Stock Ownership of Management

The following table shows, as of February 15, 2017, the number of shares of common stock beneficially owned by (i) our directors and executive officers named in the executive compensation tables, and (ii) our directors and Section 16 statutory officers as a group, including shares as to which a right to acquire ownership exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Exchange Act. Certain shares beneficially owned by our officers and directors may be held in accounts with third party brokerage firms.

Beneficial Owner	Number of Shares		Percent of Class
Robert Mehrabian	418,105	(1)	1.2%
Susan L. Main	71,874	(2)	*
Aldo Pichelli	151,829	(3)	*
Melanie S. Cibik	46,280	(4)	*
Jason VanWees	75,159	(5)	*
Roxanne S. Austin	24,492	(6)	*
Charles Crocker	68,522	(7)	*
Kenneth C. Dahlberg	46,401	(8)	*
Simon M. Lorne	91,934	(9)	*
Robert A. Malone	516		*
Paul D. Miller	53,634	(10)	*
Jane C. Sherburne	3,093	(11)	*
Michael T. Smith	64,254	(12)	*
Wesley W. von Schack	34,600	(13)	*
All directors and executives as a group (16 persons)	1,193,317	(14)	3.3%

*	Less than one percent.

1.	The amount includes 171,557 shares held by The Mehrabian Living Trust, of which Dr. Mehrabian and his wife are trustees. The amount also includes 29,154 shares of unvested restricted stock subject to forfeiture and 170,001 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2017. Does not include 16,045 Restricted Stock Units granted on December 20, 2016.

2.	The amount also includes 5,993 shares of unvested restricted stock subject to forfeiture, and 38,000 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2017. Includes 1,210 shares acquired under Teledyne’s Employee Stock Purchase Plan based on information received as of January 20, 2017. Also includes 1,000 shares held jointly by Ms. Main’s spouse.

3.	The amount includes 66,685 shares held by the Pichelli Living Trust, of which Mr. Pichelli and his wife are trustees. The amount also includes 9,764 shares of unvested restricted stock subject to forfeiture and 71,668 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2017. Also includes 861 shares acquired under Teledyne’s Employee Stock Purchase Plan based on information received as of January 20, 2017.

4.	The amount includes 3,631 shares of unvested restricted stock subject to forfeiture and 24,000 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2017. Also includes 335 shares acquired under Teledyne’s Employee Stock Purchase Plan and 11 shares held in Teledyne’s 401(k) plan based on information received as of January 20, 2017.

5.	The amount includes 3,473 shares of unvested restricted stock subject to forfeiture and 46,000 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2017. Also includes 372 shares acquired under Teledyne’s Employee Stock Purchase Plan and 2,581 shares held in Teledyne’s 401(k) plan based on information received as of January 20, 2017.

6.	The amount includes 2,000 shares held by the Thomas and Roxanne Austin Trust and 20,000 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2017.

7.	The amount includes 13,513 shares held by The Crocker Revocable Trust, Charles Crocker, Trustee and 28,000 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2017.

8.	The amount includes 36,389 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2017.

9.	The amount includes 63,883 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2017.

10.	The amount includes 33,893 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2017.

11.	The amount includes 2,000 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2017.

12.	The amount includes 32,756 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2017. The amount also includes 200 shares owned by Mr. Smith’s wife, beneficial ownership of which is disclaimed.

13.	The amount includes 10,600 shares held by The von Schack revocable Trust and the Wesley von Schack Revocable Trust, and 24,000 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2017.

14.	This amount includes an aggregate of 617,259 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2017, and 57,995 shares of restricted stock or restricted stock units subject to forfeiture. This amount also includes 200 shares owned by Mr. Smith’s wife of which beneficial ownership is disclaimed. Includes 269,205 shares held jointly and in trusts. This amount includes shares beneficially held by two Section 16 executive officers not listed on the table since they are not named executives.

TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement    33

Stock Ownership Information (continued)

Phantom Shares.    Prior to January 1, 2015, non-employee directors could elect to defer payment of up to 75% of their annual retainer fees and committee chair fees and 100% of their meeting fees under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan (Deferred Compensation Plan). Non-employee directors could elect to have their deferred monies treated as though they are invested in our common stock (Teledyne Common Stock Phantom Fund). Deferrals to the Teledyne Common Stock Phantom Fund mirrored actual purchases of stock, but no actual stock is issued and the award is settled in cash. There are no voting or other stockholder rights associated with the Teledyne Common Stock Phantom Fund. As of February 15, 2017, the following directors had the following number of phantom shares of common stock under the Deferred Compensation Plan: Charles Crocker — 451 phantom shares; Simon M. Lorne — 1,049 phantom shares; Paul D. Miller — 3,607 phantom shares; and Michael T. Smith — 781 phantom shares.

34    TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement

Executive and Director Compensation

Compensation Discussion and Analysis

Executive Summary and 2016 Overview

Our Compensation Objectives and Programs:

Our objective with respect to executive compensation is to attract and retain executives of the highest quality and to align the interests of management with the interests of stockholders by rewarding both short- and long-term performance. The key components of our executive compensation program are reviewed annually for appropriateness and include a balanced mix of short- and long-term compensation and cash and equity compensation.

Our executive compensation program is performance-oriented and based on a mix of multiple metrics, financial targets and performance periods. Short-term cash compensation consists of competitive base salaries and short-term bonuses under the Annual Incentive Plan (AIP). The AIP is our annual performance-based cash bonus program that is designed to principally reward year-over-year profitable growth. Long-term compensation consists of stock options, performance-based restricted stock awards and a performance share program (PSP). Stock options vest over a three-year period and are intended to align executive compensation with absolute stock price appreciation. Performance-based restricted stock awards are intended to align executive compensation with total shareholder return relative to the Russell 2000 Index over a three-year performance period. The PSP is designed to reward executives for achieving a mix of both profitable long-term growth and total shareholder return relative to the Russell 2000 Index over a three-year performance period. In addition, the PSP also serves to reinforce long-term executive retention since payments under the PSP are subject to further vesting requirements and made in three annual installments following the completion of the three-year performance cycle.

Compensation for senior executives at Teledyne is determined by the Personnel and Compensation Committee. The Personnel and Compensation Committee sets target amounts for overall compensation and specific compensation components and determines the mix of short- and long-term compensation in part by benchmarking Teledyne’s pay against compensation at peer group companies. The Personnel and Compensation Committee receives advice and assistance in setting compensation from an independent compensation consultant.

At the Company’s 2016 Annual Meeting of Stockholders held on April 27, 2016, the non-binding advisory vote on executive compensation passed with an approval rate of over 99% of the votes cast. The Personnel and Compensation Committee believes this level of stockholder support reflects a strong endorsement of our executive compensation policies and philosophy and as a result did not change its approach to executive compensation in 2016. The Personnel and Compensation Committee will continue to consider the outcome of the Company’s “say on pay” votes when making future compensation decisions for the named executives.

Highlights of 2016 Performance:

Teledyne achieved growth in the majority of its commercial businesses in 2016. However, this growth was offset by a severe contraction in marine instrumentation for offshore energy exploration and production. We believe that our performance-oriented executive compensation program incentivized management to respond aggressively to a challenging energy market while rewarding growth in other commercial businesses in 2016. Highlights include:

•	GAAP earnings per diluted share in 2016 decreased 1.3%, despite a 6.4% decline in sales.
•

Our management team successfully implemented steps to reduce our cost structure, including consolidating businesses and our manufacturing footprint and eliminating many leased facilities, and making difficult workforce reductions.

•	Record operating margin was achieved in the third quarter of 2016.
•	Orders increased from last year and year-end backlog increased over $110 million.
•	We closed five bolt-on acquisitions and divested Teledyne Printed Circuit Technology.
•	We announced the pending acquisition of e2v technologies plc, our largest transaction to date.

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Compensation Discussion and Analysis (continued)

Teledyne’s stock price increased 38.7% in fiscal 2016, compared to a total shareholder return of 21.3% for the Russell 2000 Index. The graph below shows Teledyne’s cumulative total stockholder return (i.e. price change plus reinvestment of dividends) on our common stock for the five fiscal years ending January 1, 2017, as compared to the Standard & Poor’s 500 Composite Index, the Russell 2000 Index and the Standard & Poor’s 1500 Industrials. The graph assumes $100 was invested on December 30, 2011. In accordance with the rules of the SEC, this presentation is not incorporated by reference into any of our registration statements under the Securities Act of 1933.

Summary of 2016 Executive Compensation

Teledyne’s named executives for 2016 are:

•	Robert Mehrabian, Chairman, President and Chief Executive Officer;
•	Susan L. Main, Senior Vice President and Chief Financial Officer;
•	Aldo Pichelli, Chief Operating Officer;
•	Melanie S. Cibik, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary; and
•	Jason VanWees, Senior Vice President, Strategy and Mergers & Acquisitions.

Base Salaries:

Base salaries are generally reviewed and set by the Personnel and Compensation Committee in October of each year. At its meeting in October 2015 to review salaries to take effect in 2016, the Personnel and Compensation Committee, based on the recommendation of Dr. Mehrabian and other factors, approved no increases to base salaries for the named executives other than for Mr. Pichelli. who was promoted to Chief Operating Officer in October 2015.

Annual Incentives:

On average, AIP awards for named executives were 4.3% higher than 2015 amounts and the corporate performance component of the plan was earned at 91.2% of target. Payouts reflect performance relative to key operational metrics, including revenue, profit, receivables, and inventory objectives that were approved by our independent compensation committee and are described in greater detail beginning on page 40.

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Compensation Discussion and Analysis (continued)

Long-Term Incentives:

Awards Issued

In January 2016, the Personnel and Compensation Committee issued three-year performance-based restricted stock and stock option awards, at levels consistent with prior award levels. The other component of our long-term incentive program, the Performance Share Plan, is issued on a triennial basis and no new awards were made pursuant to that program in 2016.

On December 20, 2016, the Personnel and Compensation Committee made a special grant of a Restricted Stock Unit (RSU) Award consisting of 16,045 RSUs to Dr. Mehrabian. The RSUs vest in three equal annual installments beginning December 20, 2017, so long as Dr. Mehrabian remains employed with Teledyne on the applicable installment vesting date. In deciding to grant the RSU award, the Committee considered general industry and industry peer compensation information provided by its independent compensation consultants, retention strategy, executive performance, including Dr. Mehrabian’s role in identifying, implementing and integrating transformative acquisitions and other factors.

Awards Earned

During the three-year period ended December 31, 2016, Teledyne’s stock price growth was 116.7% of the growth in the Russell 2000 Index for the same period. As a result, in January 2017, participants in Teledyne’s performance-based restricted stock program received 100% of the 2014 restricted stock award, which had a three-year performance period ended December 31, 2016.

Commitment to Best Practices:

The Personnel and Compensation Committee periodically reviews its compensation policies and practices in light of best practices and makes appropriate adjustments when necessary. For example, in 2010, all of our currently employed named executives agreed to amend their change in control severance agreements to eliminate automatic single trigger vesting of stock options, excise tax gross-ups for “excess parachute” payments and to change the formula used to calculate severance payments.

Teledyne seeks to develop pay programs that are reflective of good corporate governance. Among other things:

•	we do not guarantee bonuses, or equity awards, outside of certain negotiated, one-time new hire situations;
•	we do not exercise discretionary upward adjustment to incentive awards for named executives;
•

base salaries and other components of compensation are informed by external market conditions including peer group data provided by independent compensation consultants and approved by the Personnel and Compensation Committee, which consists entirely of independent directors;

•	performance incentive awards are capped and there will be no payout if minimum performance goals are not achieved;
•	executive perquisites that are generally not available to other employees are minimal — and in the case of our Chief Executive Officer limited to a car allowance;
•	we have never re-priced stock options;
•	our insider trading policy prohibits the pledging or hedging of company stock by directors and executive officers;
•	we implemented stock ownership guidelines for key executive officers and directors in 2008 (which levels were increased for many participants in 2015 to be effective in 2016); and
•	in February 2014 we adopted a formal policy related to the “clawback” of incentive compensation in the event of a material financial misstatement or in the event of fraud or criminal misconduct.

Personnel and Compensation Committee

The Personnel and Compensation Committee reviews and administers the compensation for the Chief Executive Officer and other members of senior management, including the named executives listed on the Summary Compensation Table beginning on page 51 of this Proxy Statement. In the case of the Chief Executive Officer, the compensation determination made by the Personnel and Compensation Committee is reviewed by the entire Board. The Personnel and Compensation Committee is composed exclusively of non-employee, independent directors that meet the approval requirements of Section 162(m) of the Internal Revenue Code and Section 16 of the Securities Exchange Act of 1934. The Personnel and Compensation Committee retained the compensation consultant Exequity LLP to assist the Personnel and Compensation Committee in fulfilling its responsibilities in 2016. The services that Exequity LLP performed for Teledyne were related to executive and director compensation and were primarily in support of decision-making by the Personnel and Compensation Committee and, in the case of director compensation, the Nominating and Governance Committee. No other services were provided by Exequity LLP for the Company. In January 2016 and again in January 2017, the Personnel and Compensation Committee conducted a conflict of interest assessment of Exequity LLP, and no conflicts of interest were identified resulting from retaining Exequity LLP. In reaching these conclusions the Personnel and Compensation Committee considered factors set forth in applicable rules promulgated by the SEC.

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Compensation Discussion and Analysis (continued)

The Personnel and Compensation Committee has a written charter that delineates its responsibilities, a full copy of which is posted on our website at www.teledyne.com under “Corporate Information — Governance”. Among other duties, the charter states that the Personnel and Compensation Committee shall review and approve the corporate goals and objectives relevant to the Chief Executive Officer and other executive officer compensation, evaluate Chief Executive Officer and other executive officer performance in light of those goals and objectives, and determine and approve all compensation of the chief executive officer and other executive officers based on this evaluation. In determining the long-term incentive component of Chief Executive Officer compensation, the Personnel and Compensation Committee considers corporate performance and shareholder return relative to the Russell 2000 Index, the value of similar incentive awards to chief executive officers at comparable companies and the awards given to the Chief Executive Officer in past years. The charter also states that the Personnel and Compensation Committee will review and approve any employment agreements and severance arrangements, any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits, and any special or supplemental compensation and benefits for the Chief Executive Officer and executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

Our Chief Executive Officer works with the Personnel and Compensation Committee Chair, our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary and the Vice President of Human Resources in establishing the agenda for the Personnel and Compensation Committee and makes compensation recommendations for the named executives (other than himself).

Peer Group Comparisons

Our peer group that we use for comparative purposes is intended to be representative of companies of similar size to us in the industries in which we compete, specifically instrumentation, digital imaging, aerospace and defense electronics and systems engineering. Such peer group is not used for the purposes of the performance graph included in the “Executive Summary and 2016 Overview” section above and in our Annual Report. In order to provide benchmark data for those jobs not matched to positions in the peer group, data from other published survey sources was used as additional reference, including the Aon Hewitt Total Compensation Survey.

Our peer group is currently comprised of the following companies:

Actuant Corporation Ametek Inc. Bruker Corporation CACI International, Inc. Crane Co. Curtiss-Wright Corporation Esterline Technologies Corporation Flir Systems, Inc.	IDEX Corporation ITT Corporation MOOG, Inc. Orbital ATK, Inc. PerkinElmer, Inc. Teradyne Inc. Woodward, Inc. Xylem, Inc.

The Personnel and Compensation Committee reviews the peer group on an annual basis. No changes to the peer group were made in 2016 or in 2017.

Our peer group contains companies having median annual revenues and market capitalizations of $2.2 billion and $3.9 billion, respectively. In 2016, Teledyne’s annual revenues were approximately $2.1 billion and its market capitalization as of end of 2016 was approximately $4.3 billion. The Personnel and Compensation Committee also reviews data collected from a broader industry group consisting of 96 companies in order to understand what an executive with comparable responsibility to a Teledyne executive would earn in the broader industry. The companies in the general industry group have annual revenues of between $1 billion and $5.0 billion and the general industry group excludes financial organizations.

Determining the Amount and Mix of Compensation

Our compensation program is designed to balance our need to provide our executives with incentives to achieve our short-term and long-term performance goals with the need to pay competitive base salaries. In October of each year the Personnel and Compensation Committee, with assistance from Exequity LLP, reviews and compares each named executive’s pay to various market data points for that named executive’s position. For purposes of this review, the Personnel and Compensation Committee considers an executive’s total annual compensation to be the sum of current year base salary, actual cash bonus earned in the prior fiscal year and paid in the current fiscal year, target bonus levels, the aggregate fair value of stock options granted during the fiscal year, the face value of performance-based restricted stock granted during the fiscal year and the target value of PSP awards, annualized over three years.

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Compensation Discussion and Analysis (continued)

The Personnel and Compensation Committee is guided by market benchmark information in setting compensation levels and determining the mix of cash and non-cash compensation. It typically aims to set fixed pay at the 50th percentile and performance-based and long term compensation at an amount between the 50th percentile and the 75th percentile, in recognition that we compete with much larger companies for executive-level talent and to further incentivize executives to achieve long-term performance goals. The Personnel and Compensation Committee will consider the amount of prior salary increases, stock option grants and performance-based restricted stock grants as a factor in determining compensation for the current period. The table below shows the targeted components of pay and total compensation in terms of percentage deviation from the peer group and general industry median for each of our named executives as presented to the Personnel and Compensation Committee in October 2016.

Robert Mehrabian:

	Peer Group Median	General Industry Median
Base salary	+11%	+2%
Target bonus	+20%	+12%
Target long-term compensation	-8%	-14%
Target total compensation	-1%	-6%

Susan L. Main:

	Peer Group Median	General Industry Median
Base salary	-11%	-14%
Target bonus	at median	+1%
Target long-term compensation	-22%	-14%
Target total compensation	-18%	-15%

Aldo Pichelli:

	Peer Group Median	General Industry Median
Base salary	+8%	-1%
Target bonus	+7%	at median
Target long-term compensation	+54%	+36%
Target total compensation	+27%	+9%

Melanie S. Cibik:

	Peer Group Median	General Industry Median
Base salary	-2%	-4%
Target bonus	-14%	+2%
Target long-term compensation	+2%	+24%
Target total compensation	-8%	+5%

Jason VanWees:

	Peer Group Median	General Industry Median
Base salary	+5%	+9%
Target bonus	-8%	at median
Target long-term compensation	+30%	+54%
Target total compensation	+12%	+35%

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Compensation Discussion and Analysis (continued)

The following table shows the allocation of compensation between base salary, 2016 estimated target bonus and estimated long-term compensation for our Chairman, President and Chief Executive Officer and all other named executives as a group. It emphasizes our focus on variable, rather than fixed pay.

	Robert Mehrabian	Other Named Executives
Base salary	19%	28%
Estimated target bonus	22%	19%
Estimated long-term compensation	59%	53%

Base Salary.    Base salary for all management positions generally will be targeted at the industry/market median for comparable positions unless there are sound reasons, such as competitive factors for a particular executive’s skill set, for varying significantly from industry medians. The Personnel and Compensation Committee’s judgment will always be the guiding factor in base salary determinations, as well as any other compensation issue. The principal factors considered in decisions to adjust base salary are changes in compensation in our general industry and at our peer companies, our recent and projected financial performance, individual performance measured against pre-established goals and objectives, criticality of the executive’s role, level of experience and market demand.

Base salaries are reviewed by the Personnel and Compensation Committee in October of each year and general merit increases, if any, take effect in the first pay cycle of the following year. Base salaries are also reviewed at the time of a promotion or other changes in responsibilities. No increases to base salary for named executives were effective in 2016 (save for 2017 increases to base salary which took effect in the payroll period beginning the last week of December 2016).

Short-Term Incentives.    AIP awards are cash bonuses based on the achievement of pre-defined performance measures, with up to 200% of the target award paid in the case of significant over-achievement and no bonus paid if operating performance is below 75% of target. The majority of the awards are based on our achievement of financial performance goals, with a smaller portion tied to the achievement of pre-established individual goals.

The AIP award is expressed as a percentage of the participant’s base salary as of the end of the plan year. The following schedule shows the award guidelines for the 2016 awards for named executives as a percentage of 2016 base salary:

	AIP Award as a Percent of Salary
Participants	Target	Maximum	Actual
Robert Mehrabian	120%	240%	105%
Susan L. Main	75%	150%	78%
Aldo Pichelli	80%	160%	70%
Melanie S. Cibik	60%	120%	63%
Jason VanWees	60%	120%	63%

The target and maximum percentages were the same as in 2015.

The AIP award is tied to the achievement of predetermined levels of operating profit, revenue, accounts receivable and inventory as a percentage of sales (ARIS) and the achievement of specific individual performance goals. We chose operating profit, revenue and ARIS as the components of the award because we believe these measures are key objective indicators of our year-over-year financial performance. The use of revenue and operating profit is designed to encourage profitable growth, while the use of ARIS is designed to promote operational efficiency. The AIP components are weighted as follows for corporate executives:

Corporate Officers Award Component	Weighting
Operating Profit	40%
Revenue	25%
ARIS	15%
Individual Performance Objectives	20%
Total	100%

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Compensation Discussion and Analysis (continued)

For purposes of the 2016 AIP, all the named executives are Corporate Officers (business unit and segment managers have slightly different formulas). Each of the performance measures allows for participants to earn between zero and 200% of the target at threshold and maximum performance levels, with the overall weighting emphasizing profitable growth that exceeds our business plan. Corporate operating profit serves as an absolute threshold for the entire AIP: if operating profit is below 75% of target, no AIP award will be earned. Both the operating profit and revenue components are further weighted so that performance above the target is rewarded proportionally better than performance below the target, as more fully described below:

Operating Profit	If actual performance equals or exceeds 120% of target, the component is weighted by multiplying the percentage by 2 (200%). If actual performance is less than 75% of target, the component is given a weighting of 0%. To the extent actual performance falls between 75% and 120% of target, the multiplying factor is adjusted proportionally (a reduction of three percent for each percentage point that actual performance falls below 100% and an increase of five percent for each percentage point that actual performance is above 100%).
Revenue	If actual performance equals or exceeds 120% of target, the component is weighted by multiplying the percentage by 2 (200%). If actual performance is less than 67% of target, the component is given a weighting of 0%. To the extent actual performance falls between 67% and 120% of target, the multiplying factor is adjusted proportionally (a reduction of three percent for each percentage point that actual performance falls below 100% and an increase of five percent for each percentage point that actual performance is above 100%).
ARIS	If actual performance is equal to or greater than 105% of target the component is weighted by multiplying the percentage by 2 (200%). If actual performance is equal to or less than 95% of target, the component is given a weighting of 0%. To the extent actual performance falls between 95% and 105% of target, the multiplying factor is adjusted proportionally.
Individual Performance Objectives	Weighted proportionally on a scale of 0% to 200%.

The sum of the components, after being weighted for performance, is then multiplied by the executive’s target AIP award as a percent of base annual salary to arrive at the executive’s performance adjusted AIP percentage. To this amount the Personnel and Compensation Committee may make downward (but not upward) discretionary adjustments for named executives.

The tables below show operating profit, revenue and ARIS for 2016 as compared to target amounts:

Operating profit (in millions):

	Target	Actual 2016 Results	2016 Results as a Percentage of Target
Teledyne (corporate)	$262.7	$260.4	99.1%

Revenue (in millions):

	Target	Actual 2016 Results	2016 Results as a Percentage of Target
Teledyne (corporate)	$2,327	$2,166.6	93.1%

ARIS:

	Target	Actual 2016 Results	2016 Results as a Percentage of Target
Teledyne (corporate)	26.9%	27.1%	99.1%

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Compensation Discussion and Analysis (continued)

For purposes of determining operating profit and revenue for the AIP, we adjust the amounts for inter- company sales and certain one-time events and tax items. For purposes of the calculation of 2016 AIP Awards, the disposition of the Teledyne Printed Circuit Technologies business in July 2016 was treated as a discontinued operation. Operating profit excludes interest. Target amounts are derived from our business plan, which is presented to and approved by our Board in January of each year.

The following is an illustration of the AIP award calculation using the example of a hypothetical corporate executive with a salary of $300,000 and a target AIP award of 60%, using actual corporate performance results for 2016:

Performance Goal	Performance Goal as % of AIP Award	Actual Performance as a % of Target	Unweighted Performance Outcome (multiplier)	Adjusted Performance Goal as a % of AIP Award
Operating Profit	40%	99.1%	97.3%	38.9% [40%*0.973]
Revenue	25%	93.1%	79.3%	19.8% [25%*0.793]
ARIS	15%	99.1%	82.7%	12.4% [15%*0.827]
Individual Objectives	20%	100%	100%	20% [20%*1.0]
Performance Weighing of AIP Award				91.2%

Assuming no discretionary adjustment by the Personnel and Compensation Committee, the hypothetical executive’s performance adjusted AIP award would be 54.7% of salary (60% *91.2%), or $164,200.

Individual performance objectives typically consist of between five and eight goals for each named executive that are weighted in terms of importance. Some of the goals are corporate-level goals shared by all named executives and some goals are specific to individual executives. The goals are qualitative and quantitative in nature. Corporate-level goals included continued implementation of our three-year strategic plan and the achievement of specific revenue and earnings per share targets set forth in our operating plan. Individual-specific goals included achieving specified targets for cost reductions, free cash flow, warranty and rework costs and working capital, improving linear shipments, reviewing compliance functions to ensure adequate staffing, training, policies and processes are in place to comply with laws, ensuring effective internal control procedures, successfully implementing and consolidating financial planning systems, succession planning, and successfully implementing the Company’s acquisition strategy and integrating acquired businesses. In 2016, achievement of no specific individual performance goal for named executives accounted for more than 10% of a named executive’s actual bonus.

The Personnel and Compensation Committee determined that Dr. Mehrabian achieved 102% of his individual performance objectives, based on his successful implementation of Teledyne’s acquisition and divestiture strategy, successful implementation of Teledyne’s strategy to reduce its cost structure and succession planning, among other factors. Based on recommendations by the Chairman, President and Chief Executive Officer, the Committee determined that: Ms. Main achieved 150% of her individual performance objectives, due to her exceptional management of the finance function during an especially challenging year for certain of our markets, among other factors; Mr. Pichelli achieved 150% of his individual performance objectives, due to superior performance of his new responsibilities as Chief Operating Officer among other factors; Miss Cibik achieved 160% of her individual performance objectives, due to her assumption of additional responsibilities as chief compliance officer and overseeing aspects of the human resources function, among other factors; and Mr. VanWees achieved 175% of his individual performance objectives, due to superior performance and his role in the pending acquisition of e2v, among other factors.

It is the policy of the Personnel and Compensation Committee not to make discretionary upward adjustments in determining AIP awards for named executives and no such adjustments were made in determining actual 2016 AIP awards.

For 2016, aggregate awards for all employees (including the named executives) were paid from a pool equal to 5.3% of operating profit before payment of AIP awards, which is less than the 11% limit initially established by the Personnel and Compensation Committee when it approved the 2016 AIP goals. The 11% limit is a cap for the aggregate bonus amounts. It is not a pre-determined amount from which bonuses are to be distributed; instead it serves as a control to ensure that the actual aggregate AIP award is not unreasonable.

Long-Term Incentives.    Long-term incentives consist of three components: stock options, a three-year PSP and a performance-based restricted stock award program. We believe that the incentives provided by our stock options, PSP award and performance-based restricted stock award programs are consistent with our compensation goals of employee retention, rewarding executives for long-term performance and rewarding executives for long-term increases in our stock price, both in absolute terms and as compared to the broader market. We believe the three-year vesting or performance period of our long-term incentives is consistent with market practice and our overall compensation objectives.

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Compensation Discussion and Analysis (continued)

Stock Options.    Stock options generally are awarded annually to a broad group of key employees who are nominated by management to receive awards and whose awards the Personnel and Compensation Committee approves. In practice, the amount of the award generally depends on the employee’s position. Stock options provide our employees with the opportunity to participate in shareholder value created as a result of stock price appreciation, which furthers our objective of aligning the interests of management with the interests of our stockholders.

All stock options granted are non-qualified stock options, vest at a rate of one-third per year, with full vesting at the end of three years and have a term of ten years. A description of the terms under our incentive plans related to the treatment of stock options upon termination of employment can be found under the heading “Potential Payments Upon Termination or a Change in Control” on page 59 of this Proxy Statement.

In 2016, the Personnel and Compensation Committee awarded stock options for an aggregate of 520,310 shares of common stock to Teledyne employees, of which options to purchase 111,000 shares of common stock were awarded to named executives. For purposes of the Summary Compensation Table, stock options are valued at fair value calculated in accordance with FASB ASC Topic 718 and the compensation expense associated with an executive’s stock options as of the end of our 2016 fiscal year is reported in the Option Awards column.

The following table represents actual stock option grants awarded to named executives in 2016 and 2014 (the last year stock option awards were granted):

Participants	2016	2014
Robert Mehrabian	50,000	50,000
Susan L. Main	12,000	12,000
Aldo Pichelli	25,000	20,000
Melanie S. Cibik	12,000	12,000
Jason VanWees	12,000	12,000

The Personnel and Compensation Committee determines the size of awards for named executive officers (other than the Chief Executive Officer) taking into account recommendations from the Chief Executive Officer. The size of the award for the Chief Executive Officer is made at the sole discretion of the Personnel and Compensation Committee. In determining the amount of options awarded to named executives in 2016, the Personnel and Compensation Committee used historical grants as a guideline and considered the market data provided by its independent consultant in making awards.

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Compensation Discussion and Analysis (continued)

Performance Share Program.    PSP awards are intended to reward executives to the extent we achieve specific pre-established financial performance goals and provide a greater long-term return to shareholders relative to a broader market index. The PSP provides grants of performance share units, which key officers and executives may earn if we meet specified performance objectives over a three-year period. Forty percent of the award is based on the achievement of specified levels of operating profit, 30% on the achievement of specified levels of revenue and 30% on the achievement of specified levels of return to shareholders. For the 2012-2014 and 2015-2017 cycles, the Russell 2000 Index is the benchmark for the specified return to shareholders component. No awards are earned if the three-year aggregate operating profit is less than 75% of target, unless the Personnel and Compensation Committee determines otherwise. The percentages referred to above are then adjusted to reflect the extent to which actual performance is greater or less than the target. Performance above the target is rewarded proportionally better than performance below the target, as more fully described below:

Operating Profit	If actual performance equals or exceeds 120% of the target, the component is weighted by multiplying the percentage by 2 (200%). If actual performance is less than 75% of target, the component is given a weighting of 0%. To the extent actual performance falls between 75% and 120% of target, the multiplying factor is adjusted proportionally (a reduction of three percent for each percentage point that actual performance falls below 100% and an increase of five percent for each percentage point that actual performance is above 100%).
Revenue	If actual performance equals or exceeds 120% of the target, the component is weighted by multiplying the percentage by 2 (200%). If actual performance is less than 67% of target, the component is given a weighting of 0%. To the extent actual performance falls between 67% and 120% of target, the multiplying factor is adjusted proportionally (a reduction of three percent for each percentage point that actual performance falls below 100% and an increase of five percent for each percentage point that actual performance is above 100%).
Return to Shareholders	If actual performance equals or exceeds 120% of the target, the component is weighted by multiplying the percentage by 2 (200%). If actual performance is less than 67% of target, the component is given a weighting of 0%. To the extent actual performance falls between 67% and 120% of target, the multiplying factor is adjusted proportionally.

The sum of the components, after being weighted for performance, is then multiplied by the executive’s target PSP opportunity percentage to arrive at the executive’s performance adjusted PSP award, which is expressed as a percentage of base salary. The maximum award is 200% of the executive’s target PSP opportunity percentage. Operating profit and revenue includes contributions from acquisitions during the performance cycle and may be adjusted to reflect the impact of significant changes in accounting principles, discontinued operations, unusual or extraordinary corporate transactions, events or developments, and unusual tax benefits.

Awards are generally paid to the participants in three annual installments after the end of the performance cycle so long as they remain employed. A description of the treatment of PSP awards upon termination of employment can be found under the heading “Potential Payments Upon Termination or a Change in Control” beginning on page 59 of this Proxy Statement. Awards are generally paid 50% in cash and 50% in stock, subject to availability of shares. The award for the 2012-2014 performance cycle for named executives will be paid 100% in cash, due to the unavailability of shares under the Company’s incentive award plan at the time that award was established.

In February 2015, the Personnel and Compensation Committee established a performance cycle for the three-year period ending on the last day of the 2017 fiscal year. The 2015-2017 performance cycle has the following target performance goals:

Performance Goal	Target
Operating Profit	Aggregate of $981.0 million for three years
Revenue	Aggregate revenue of $7,878.3 million for three years
Return to Shareholders	Return on Teledyne stock equal to the return of the Russell 2000 Index over three years

These performance targets are used by Teledyne solely for compensation purposes and should not be understood to be management’s expectations or guidance relating to future financial performance.

As of the end of the 2016 fiscal year, there were 33 participants in the 2015-2017 performance cycle. All of the named executives in the Summary Compensation Table participate in the 2015-2017 PSP.

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Compensation Discussion and Analysis (continued)

The PSP award is expressed as a percentage of the participant’s base salary as of the date that the award is granted. The percentage may be increased on a prorated basis during the award cycle in the case of promotions. The following schedule shows the awards under the 2015-2017 cycle of the PSP for named executives expressed as a percentage of 2015 base salary (the year in which the PSP cycle was established):

	PSP Award as a Percent of 2015 Base Salary
Participants	Target	Maximum
Robert Mehrabian	150%	300%
Susan L. Main	125%	250%
Aldo Pichelli	125%	250%
Melanie S. Cibik	125%	250%
Jason VanWees	100%*	200%*

*	In December 2016, the Personnel and Compensation Committee increased the target percentage for Mr. VanWees for the final year (2017) of the 2015-2017 PSP cycle from 100% to 125% with the maximum increasing to 250%.

Per SEC disclosure rules that require performance-based awards payable in stock to be recognized in the year in which the award is granted, the entire amount of the stock-based portion of the 2015-2017 PSP award is included in the Summary Compensation Table as 2015 compensation under the column headed “Non-Equity Incentive Plan Compensation,” even though no shares would be issued under this award until after 2017. Pursuant to SEC guidance, the cash portion of the performance share award for the 2015-2017 performance cycle, if earned, will be included in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column in the year in which the performance criteria were met (i.e., 2017—the last year of the performance cycle).

The potential cash and stock payouts under the 2015-2017 performance cycle to the named executive officers are set forth in the Grants of Plan-Based Awards Table. Actual cash and stock payments under the 2015-2017 performance share program will occur in three equal annual installments, with the first installment being paid in February 2018, provided the named executive officer remains an employee at the time of the applicable payout.

In January 2012, the Personnel and Compensation Committee established a performance cycle for the three-year period ended December 28, 2014. With respect to this 2012-2014 cycle, in January 2015 the Personnel and Compensation Committee determined that 134.6% of the target performance was met. The amount of cash that the named executives received under the 2012-2014 performance cycle in 2016 can be found in footnote 4 to the Summary Compensation Table.

Performance-Based Restricted Stock Award Program.    This program provides grants of performance-based restricted stock, generally each calendar year, to key employees at an aggregate fair market value equal to a percentage of each recipient’s annual base salary as of the date of the grant, unless otherwise determined by the Personnel and Compensation Committee. The restrictions are subject to both a time-based and performance-based component. In general, the restricted period for each grant of performance-based restricted stock extends from the date of the grant to the third anniversary of such date, with the restrictions lapsing on the third anniversary. However, unless the Personnel and Compensation Committee determines otherwise, if we fail to meet certain minimum performance goals for a multi-year performance cycle (typically three years) established by the Personnel and Compensation Committee as applicable to a performance-based restricted stock award, then all of the restricted stock would be forfeited. If we achieve the minimum performance goals, but fail to attain an aggregate level of 100% of the targeted performance goals, then a portion of the restricted stock would be forfeited.

The following schedule shows the percent of base salary used to determine the restricted stock awards granted in 2016 to named executives, which percentages were the same as in 2015: The percentages are determined by historical grant practices, a review of long-term compensation against benchmark peers and the general industry group and internal pay equity consideration.

Participants	Restricted Stock Award as a Percent of Base Salary
Robert Mehrabian	100%
Susan L. Main	45%
Aldo Pichelli	60%
Melanie S. Cibik	30%
Jason VanWees	30%

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Compensation Discussion and Analysis (continued)

The targeted performance goal for 2016, as in previous years, is the price of our common stock as compared to the Russell 2000 Index. In order for a participant to retain any of the restricted shares, our three-year aggregate return to shareholders (as measured by our stock price) must be more than 35% of the performance of the Russell 2000 Index for the three-year period. If our stock performance is less than 35% of the Russell 2000 Index performance, all restricted shares would be forfeited. If it ranges from 35% to less than 100%, a portion of the restricted shares will be forfeited. If it is 100% or greater, no shares are forfeited and the participant does not receive additional shares.

We believe that benchmarking the performance-based restricted stock performance goals to a broader market index like the Russell 2000 Index aligns the interest of management and stockholders because executives are rewarded only to the extent that our stock price performs relative to the stock prices of companies with similar market capitalizations.

A participant cannot transfer the restricted stock during the restricted period. In addition, during the restricted period, restricted stock generally will be forfeited upon a participant’s termination of employment. A description of the treatment of performance-based restricted stock awards upon termination of employment in cases of death, disability or retirement can be found under the heading “Potential Payments Upon Termination or a Change in Control” beginning on page 59 of this Proxy Statement. Upon expiration of the restricted period, absent any forfeiture, we will deliver to the recipient certificates for the appropriate number of shares of common stock, as determined by the Personnel and Compensation Committee based on achievement of the specified performance objectives, free of the restrictive legend.

We granted performance-based restricted stock to key employees on January 26, 2016, February 17, 2015, January 21, 2014 and January 22, 2013. Restrictions on 100% of the January 21, 2014 award lapsed on January 21, 2017, since the performance of our stock price was 116.7% of that of the Russell 2000 for the three-year period ended December 31, 2016, and the Personnel and Compensation Committee confirmed release of all restrictions on January 24, 2017. Restrictions on 100% of the January 22, 2013 award lapsed on January 26, 2016, since the performance of our stock price was 102.4% of that of the Russell 2000 for the three-year period ended December 31, 2015, and the Personnel and Compensation Committee confirmed release of all restrictions on January 26, 2016. In October 2013, Dr. Mehrabian was issued a one-time additional restricted stock award. During the period from the grant date of this restricted stock award through December 31, 2015, Teledyne’s stock price growth was 97.4% of the growth in the Russell 2000 Index for the same period. As a result, in January 2016, Dr. Mehrabian received 97.4% of this performance-based restricted stock program and forfeited 2.6%.

For purposes of the Summary Compensation Table, performance-based restricted stock awards and RSU awards are valued at fair value on the date of grant as calculated in accordance with FASB ASC Topic 718 and this value is reported in the Stock Awards column.

The potential payouts under January 26, 2016 restricted stock can be found in the table headed “Grants of Plan-Based Awards” on page 52 of this Proxy Statement. The maximum number of shares that the named executive could retain under the performance-based restricted stock awards granted on January 21, 2014, January 20, 2015 and January 26, 2016, can be found in the table headed “Outstanding Equity Awards at Fiscal Year End” beginning on page 53 of this Proxy Statement.

One-Time CEO RSU Award.    On December 20, 2016, the Personnel and Compensation Committee made a special grant of a Restricted Stock Unit (RSU) Award consisting of 16,045 RSUs to Dr. Mehrabian. The RSUs vest in three equal annual installments beginning December 20, 2017, so long as Dr. Mehrabian remains employed with Teledyne on the applicable installment vesting date. Each RSU represents a contingent right to receive one share of Teledyne Common Stock upon vesting. In deciding to grant the RSU award, the Committee considered general industry and industry peer compensation information provided by its independent compensation consultants, retention strategy, executive performance, including Dr. Mehrabian’s role in identifying, implementing and integrating transformative acquisitions, and other factors. Among the other factors, the Personnel and Compensation Committee considered that Dr. Mehrabian’s target long term compensation trailed industry and peer group medians, and that the Committee aims to set target long term compensation at an amount between the 50th percentile and the 75th percentile.

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Compensation Discussion and Analysis (continued)

Stock Ownership Policies

Our Personnel and Compensation Committee believes stock-based compensation is an important element of compensation and, as discussed above, stock-based compensation figures prominently in our mix of compensation. In 2008, our Board adopted stock ownership guidelines that require key executives and non-employee directors to maintain ownership of a specified amount of Teledyne common stock. Key executives are required to own shares of Teledyne common stock equal in market value to the amount set forth below:

Position	Value of Shares Owned
Chairman, President and Chief Executive Officer	5 x base salary
Corporate Chief Operating Officer, Senior Vice Presidents or Higher	3 x base salary
Segment Presidents or Presidents of Consolidated Business Units (annual revenue > $100 m)	2 x base salary
Corporate Vice Presidents (Corporate and General Managers) and other Executives	1 x base salary

A key executive, who is defined as a recipient of a performance-based restricted stock or restricted stock unit award, is expected to attain the minimum level of target ownership within a period of five years from the date of hire or promotion, and is expected to own continuously sufficient shares to meet the guideline once attained.

Each non-employee director is required to own shares of Teledyne common stock equal in market value to three times the amount of the annual retainer. A new director is expected to attain the minimum level of target ownership within a period of five years from the date he or she first becomes a director of the Company. Once achieved, the guideline amount must be maintained for so long as the non-employee director retains his or her seat on the Board.

In determining the value of common stock the Nominating and Governance Committee uses the average price of Teledyne common stock during the most recent calendar year. Performance-based restricted stock and stock units and vested in-the-money options are included in the definition of common stock.

Our Nominating and Governance Committee reviews compliance with the stock ownership guidelines annually at its January meeting. As of the end of 2016, all of our key executives and non-employee directors owned sufficient shares to comply with the guidelines with the exception of two executives and two non-employee directors, all of whom have additional time to achieve compliance pursuant to the terms of the guidelines. All of our named executives owned sufficient shares as of the end of 2016 to comply with the guidelines. The full text of our stock ownership guidelines is available on our website at www.teledyne.com under “Corporate Information — Governance”.

Change in Control Severance Agreements

Each of our named executives is a party to a change in control severance agreement with us. A description of the terms of the agreements can be found under the heading “Potential Payments upon Termination or a Change in Control” beginning on page 59 of this Proxy Statement. In entering into these agreements, the Personnel and Compensation Committee desired to assure that we would have the continued dedication of certain executives and the availability of their advice and counsel, notwithstanding the possibility of a change in control, and to induce such executives to remain in our employ. The Personnel and Compensation Committee believes that, should the possibility of a change in control arise, it is imperative that we be able to receive and rely upon our executives’ advice, if requested, as to the best interests of our Company and stockholders without the concern that he or she might be distracted by the personal uncertainties and risks created by the possibility of a change in control. The Personnel and Compensation Committee also considered arrangements offered to similarly situated executives of comparable companies.

We chose the specific amounts and triggers contained in the change in control severance agreements because we believe such terms provide reasonable assurances that our executive officers will remain with us during an acquisition or change of control event, should one occur, and assist in the assessment of a possible acquisition or change in control event and advise management and the Board as to whether such acquisition or change in control event would be in the best interests of our Company and stockholders.

The Personnel and Compensation Committee has reviewed the potential aggregate costs to a potential acquirer associated with the change in control severance agreements. The Personnel and Compensation Committee considers it unlikely that the employment of all employees that have change in control severance agreements would be terminated following a change in control. The Personnel and Compensation Committee did not adjust the compensation of the employees as a result of the employees entering into or agreeing to modify these change of control severance agreements.

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Compensation Discussion and Analysis (continued)

Employment Agreement

Agreement with Dr. Mehrabian. In 1999, we entered into an employment agreement with Dr. Mehrabian in order to memorialize compensation-related agreements made by Dr. Mehrabian and Allegheny Technologies Incorporated prior to our spin-off from that company. That agreement was amended and restated on April 25, 2001, to update Dr. Mehrabian’s titles and the types and rates of compensation to which he was entitled, on January 24, 2006, primarily to assure compliance with Section 409A of the Internal Revenue Code, on September 1, 2007, to reflect an increase in Dr. Mehrabian’s base salary and, per Dr. Mehrabian’s request, to reflect that his eligibility to receive country club and city club membership and related tax gross-ups was discontinued, and on January 22, 2009, principally to amend the termination and renewal provisions. On October 22, 2013, the employment agreement was further amended and restated principally to update Dr. Mehrabian’s base salary, AIP and restricted stock award targets. Effective September 28, 2015, the employment agreement was amended again to extend the term of the employment agreement through December 31, 2019. The amended and restated employment agreement provides that we shall employ Dr. Mehrabian as our Chairman, President and Chief Executive Officer.

Under the current agreement, Dr. Mehrabian has an annual base salary of $975,000 for 2017. The agreement provides that Dr. Mehrabian is entitled to participate in our annual incentive bonus plan at a target percentage of 120% of base salary, the restricted stock award program at a percentage of base salary equal to 100% and other executive compensation and benefit programs. The agreement provides Dr. Mehrabian with a supplemental non-qualified pension arrangement, which we will pay to Dr. Mehrabian starting six months following his retirement for a period of ten years. Effective July 31, 2007, the number of years of credited service under this supplemental pension equalization plan reached the maximum number of ten years; as a result, no additional years of service will be credited under this plan.

Perquisites and Other Benefits

All of our named executives receive car allowances. We provide car allowances in cases where the named executive typically travels for business and also for retention of senior executives

Deferred Compensation

Our named executives are eligible to participate in our executive deferred compensation plan. The deferred compensation plan is a voluntary, non-tax qualified, unfunded deferred compensation plan available to all members of management and certain other highly-compensated employees for the purpose of providing deferred compensation, and thus potential tax benefits, to these employees. A description of the terms of the deferred compensation plan can be found under the heading “Nonqualified Deferred Compensation” beginning on page 57 of this Proxy Statement. In addition, the Nonqualified Deferred Compensation Table on page 57 of this Proxy Statement sets forth information about the account balances, contributions and withdrawals of each named executive that participates in the deferred compensation plan.

Pension Plans

Our pension plan was initially established at the time of our spin-off as an independent company. Our domestic defined benefit pension plan covers substantially all U.S. employees hired before January 1, 2004. Effective January 1, 2004, in order to limit our future obligations under our pension plan, we eliminated the participation of new employees in the pension plan. Of our named executives, Dr. Mehrabian, Mr. Pichelli, Miss Cibik and Mr. VanWees participate in our pension plan. The annual benefits payable under the pension plan to participating salaried employees retiring at or after age 65 is calculated under a formula which takes into account the participant’s compensation and years of service. The Internal Revenue Code limits the amounts payable to participants under a qualified pension plan. We have also adopted a benefit restoration/pension equalization plan, which is designed to restore benefits that would be payable under the pension plan provisions but for the limits imposed by the Internal Revenue Code, to the levels calculated pursuant to the formulas contained in the pension plan provisions or for any monies deferred under our deferred compensation plan. The benefit restoration/pension equalization plan was amended to freeze accruals under that plan effective February 28, 2015. The amounts received by the named executives that participate in the pension plans can be found in the Pension Benefits Table beginning on page 55 of this Proxy Statement.

A description of the terms of our pension plans can be found under the heading “Pension Benefits” beginning on page 55 of this Proxy Statement. In addition, the Pension Benefits Table sets forth information about each named executive’s years of credited service and the actuarial present value of each named executive’s accumulated benefit under our pension plan.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for annual compensation paid to a chief executive officer and certain other highly compensated officers in excess of $1 million unless the compensation qualifies as “performance-based” or is otherwise exempt under the law. Our stock incentive plans are devised to permit us to grant equity awards that meet the deductibility requirements of the regulations promulgated under Section 162(m). However, the Personnel and Compensation Committee may determine in any year that it would

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Compensation Discussion and Analysis (continued)

be in our best interest for awards to be paid under stock incentive plans, or for other compensation to be paid, that would not satisfy the requirements for deductibility under Section 162(m). In making such determination, the Personnel and Compensation Committee would consider the net cost to us and our ability to effectively administer executive compensation in the long-term interests of shareholders.

Clawback Policy

In February 2014, our Board approved a “clawback” policy that gives the Board the ability to seek reimbursement from executive officers of bonus, incentive and equity based awards under the following circumstances:

•

the executive’s award was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement and a lower payment, award, or vesting would have occurred based upon the restated financial results; or

•	in the Board’s view, the executive officer engaged in fraud or criminal misconduct related to the company or its business.

This clawback policy applies to awards paid or vesting after January 1, 2014. The policy further provides that the Board will not seek to recover awards that are paid or that have vested more than three years prior to the date the applicable restatement is disclosed.

In addition, individual performance objectives for executive officers under our Annual Incentive Plan program include compliance with laws and Company policies and procedures. As a result, an executive’s bonus may be adversely affected to the extent a financial restatement or similar event involved a violation of law or Company policy.

Policies Relating to the Timing and Pricing of Stock Option Awards and Stock Awards

Stock Options.    Stock options may be granted under our 2014 Incentive Award Plan by the Personnel and Compensation Committee, which is the administrator of the plan. The Personnel and Compensation Committee has delegated authority to our Chief Executive Officer to grant a specified number of options to employees under the 2014 Incentive Award Plan. This authority is used to make grants to new hires, upon promotion of certain employees, to retain certain employees, and in connection with acquisitions. Of these shares, 41,500 remained available for grant by our Chief Executive Officer under this delegated authority as of February 15, 2017.

Since April 2012, stock options are granted to employees by the Personnel and Compensation Committee in April of each year at its regularly scheduled committee meeting prior to the Annual Meeting of Stockholders. We typically issue our press release containing financial results for the first quarter shortly following this meeting date. In 2015, no stock options were granted. As a result, in 2016 annual stock option grants were made in January. Grants by our Chief Executive Officer under his delegated authority may be made at any time, but primarily have been made to new hires (including new hires resulting from acquisitions) or following the successful completion of special projects. In 2016, 2,000 options were granted to employees by our Chief Executive Officer under his delegated authority.

Pursuant to the terms of the 2014 Incentive Award Plan, the exercise price for stock option grants must equal the fair market value of our common stock, which for purposes of the Plan is defined as the closing sales price of a share of our common stock on the NYSE on the date of grant. New grants made by our Personnel and Compensation Committee have exercise prices equal to the fair market value of our common stock on the effective date of the award, which is the date of the meeting at which the grant was approved by the Personnel and Compensation Committee. Grants made by the Chief Executive Officer have exercise prices equal to the fair market value of our common stock on the date of grant.

Stock Awards.    Performance-based restricted stock awards and the stock portion of PSP awards may be granted under our stockholder-approved incentive award plans by the Personnel and Compensation Committee, which is the administrator of the Plan.

Performance-based restricted stock awards are generally granted each year by the Personnel and Compensation Committee at its regularly scheduled meeting in January. For 2016, the number of shares was determined by dividing an amount generally equal in value to a specified percentage of a participating executive’s base salary by the average of the high and low stock prices for 20 trading days preceding the date of grant. For Dr. Mehrabian’s special RSU grant made on December 20, 2016, the Committee determined the number of RSUs by dividing the value of the award ($2.0 million) by the closing share price on the date of grant.

Performance cycles under the PSP are generally established once every three years, at one of the Personnel and Compensation Committee’s regularly scheduled meetings in the first quarter. Under our incentive award plans, the number of shares for the stock portion of the award is determined by dividing one half of the value of the award by an amount equal to the fair market value of a share of our common stock on the NYSE on the date that the performance cycle is established by the Personnel and Compensation Committee.

Non-employee directors are automatically granted an award of restricted stock units in an amount equal to $110,000 divided by the fair market value our common stock on the NYSE on the date of the respective annual meeting.

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Personnel and Compensation Committee Report

The following report of the Personnel and Compensation Committee is included in accordance with the rules and regulations of the Securities and Exchange Commission. It is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended.

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Teledyne Technologies Incorporated’s Annual Report on Form 10-K for the year ended January 1, 2017.

Submitted by the Personnel and Compensation Committee of the Board of Directors:

Charles Crocker, Chair

Roxanne S. Austin

Kenneth C. Dahlberg

Robert A. Malone

Jane C. Sherburne

Wesley W. von Schack

February 21, 2017

Compensation Committee Interlocks and

Insider Participation

No member of the Personnel and Compensation Committee of our Board of Directors is an officer or employee of the Company. During 2016, no member of the Committee had a current or prior relationship and no officer who was a statutory insider had a relationship to any other company, in each case that must be described under the SEC rules relating to disclosure of executive compensation.

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Summary Compensation Table

The following Summary Compensation Table sets forth information about the compensation earned by certain of our executive officers during the 2016, 2015 and 2014 fiscal years. It sets forth information about compensation paid to: (1) our Chief Executive Officer, (2) our Chief Financial Officer, and (3) the three other most highly compensated executive officers who were required to file reports under Section 16 of the Securities Exchange Act of 1934 for fiscal 2016 (collectively, the “named executives”).

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation		Total
Robert Mehrabian Chairman, President and Chief Executive Officer (Principal Executive Officer)	2016	$955,385	—	$2,836,164	$1,497,500	$1,050,000	$1,035,642	$12,000	(6)	$7,386,691
	2015	$973,365	—	$1,634,339	—	$1,004,500	$451,742	$12,000		$4,075,946
	2014	$930,000	—	$892,391	$1,820,000	$3,337,092	$1,434,899	$12,000		$8,426,382
Susan L. Main Senior Vice President and Chief Financial Officer (Principal Financial Officer)	2016	$435,935	—	$171,635	$359,400	$330,700	—	$26,422	(7)	$1,324,092
	2015	$444,098	—	$463,056	—	$342,000	—	$25,365		$1,274,519
	2014	$425,006	—	$183,528	$436,800	$1,024,012	—	$25,290		$2,094,636
Aldo Pichelli Chief Operating Officer	2016	$550,212	—	$288,877	$748,750	$445,200	$282,338	$28,934	(8)	$2,344,311
	2015	$511,980	—	$602,454	—	$383,900	$9,696	$26,902		$1,534,932
	2014	$435,635	—	$250,834	$728,000	$1,051,117	$643,580	$24,925		$3,134,091
Melanie S. Cibik Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary	2016	$395,630	—	$103,827	$359,400	$244,800	$166,392	$14,196	(9)	$1,284,245
	2015	$402,991	—	$363,974	—	$248,300	$46,873	$14,196		$1,076,334
	2014	$385,715	—	$111,032	$436,800	$839,616	$352,477	$11,598		$2,137,238
Jason VanWees Senior Vice President, Strategy and Mergers & Acquisitions	2016	$378,535	—	$99,306	$359,400	$241,000	$103,460	$14,196	(10)	$1,195,897
	2015	$385,586	—	$300,134	—	$237,600	$3,835	$14,196		$941,351
	2014	$369,013	—	$106,193	$436,800	$727,887	$208,216	$13,388		$1,861,497

(1)	The named executives were not entitled to receive any payments that would be characterized as “Bonus” payments for the 2016, 2015 and 2014 fiscal years. Amounts listed under the column “Non-Equity Incentive Plan Compensation” for 2016 include the AIP awards for 2016 performance. See footnote 4 for more information on these awards.
(2)	For 2016, for Dr. Mehrabian, represents the aggregate fair value on the date of grant of (a) his 2016 restricted stock award granted on January 26, 2016 based on the probable outcome of the performance conditions of those awards on the date of grant, as calculated in accordance with FASB ASC Topic 718 plus (b) his one-time special grant of a service-based restricted stock unit award on December 20, 2016. For other named executives, represents the aggregate fair value on the date of grant of the named executive’s 2016 restricted stock awards based on the probable outcome of the performance conditions of those awards on the date of grant, as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions considered in the valuation, please see Note 8 (Stockholders’ Equity) to the financial statements in our Annual Report on Form 10-K under the heading “Performance Share Plan” and “Restricted Stock Award Program.” The maximum value of the restricted stock awards assuming the highest level of performance conditions is achieved, as calculated in accordance with FASB ASC Topic 718, is the same as the probable outcome on the date of grant.
(3)	Represents the aggregate fair value on the date of grant of the named executive’s option grant(s) as calculated in accordance with FASB ASC Topic 718.
(4)	For 2016, consists of the Annual Incentive Plan awards for 2016 performance, payment of which was approved by the Personnel and Compensation Committee on January 26, 2016, and paid on February 17, 2017. Pursuant to the proxy disclosure rules of the SEC, cash awards under our performance share program are deemed earned in the last year of the performance cycle, at the time when performance criteria are satisfied, even though they are paid to participants in three annual installments after the end of the performance cycle so long as the participants remain employed by Teledyne or retire. As a result, the amounts listed in this column for 2016 do not include the following cash amounts paid in 2016, representing the second installment payment under the 2012-2014 Performance Share Plan: Dr. Mehrabian, $595,697; Ms. Main, $189,704; Mr. Pichelli, $222,072; Miss Cibik, $177,472; and Mr. VanWees, $144,659.
(5)	For 2016, represents the aggregate change in the actuarial present value of the named executive’s accumulated benefit under the Teledyne Technologies Incorporated Pension Plan, the Teledyne Technologies Pension Equalization/Benefit Restoration Plan and, in the case of Dr. Mehrabian, the supplemental pension arrangement contained in his employment agreement, for 2016. In computing these amounts, we used the same assumptions as were used to compute the annual accruals for possible future payments under our pension plans for our 2016 financial statements.
(6)	Represents car allowance.
(7)	Represents car allowance, Company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan and employer matching contributions under the Employee Stock Purchase Plan.
(8)	Represents car allowances, Company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan and employer matching contributions under the Employee Stock Purchase Plan.
(9)	Represents car allowance, Company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, and employer matching contributions under the Employee Stock Purchase Plan.
(10)	Represents car allowance, Company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, and employer matching contributions under the Employee Stock Purchase Plan.

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Grants of Plan-Based Awards

The table below sets forth information on grants of plan-based awards to the named executives in fiscal year 2016. All equity grants were made under our 2014 Incentive Award Plan.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options #(1)	Grant Date Fair Value of Stock and Option Awards(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert Mehrabian	1/26/2016									50,000	$1,497,500
	1/26/2016	(3)	$114,600	$1,146,000	$2,292,000
	1/26/2016	(4)				4,014	11,468	11,468			$836,155
	12/20/2016	(5)							16,045		$2,000,009
Susan L. Main	1/26/2016									12,000	$359,400
	1/26/2016	(3)	$32,679	$326,789	$653,578
	1/26/2016	(4)				824	2,354	2,354			$171,635
Aldo Pichelli	1/26/2016									25,000	$748,750
	1/26/2016	(3)	$44,000	$439,995	$879,990
	1/26/2016	(4)				1,387	3,962	3,962			$288,877
Melanie S. Cibik	1/26/2016									12,000	$359,400
	1/26/2016	(3)	$23,723	$237,232	$474,464
	1/26/2016	(4)				498	1,424	1,424			$103,827
Jason VanWees	1/26/2016									12,000	$359,400
	1/26/2016	(3)	$22,699	$226,986	$453,972
	1/26/2016	(4)				477	1,362	1,362			$99,306

(1)	All stock options were granted with exercise prices at $78.40, the closing share price on the date of grant.
(2)	Calculated in accordance with FASB ASC Topic 718. For performance-based restricted stock awards and the share component of the 2015-2017 PSP, represents the value at the date of grant based on the probable outcome of the applicable performance conditions. For a discussion of the assumptions considered in the valuation, please see Note 8 (Stockholders’ Equity) to the financial statements in our Annual Report on Form 10-K.
(3)	Represents threshold, target and maximum amounts under the Annual Incentive Plan Awards for 2016, established on January 26, 2016. For the actual amounts paid under the 2016 Annual Incentive Plan (which were paid in February 2017), see the amounts listed under the column titled “Non-Equity Incentive Plan Award Compensation” and the related footnote in the Summary Compensation Table beginning on page 51.
(4)	Represents the estimated future payouts under the performance-based restricted stock award granted on January 26, 2016.
(5)	Represents shares of common stock potentially issuable under the special one-time grant of restricted stock units on December 20, 2016. The RSUs vest in one-third annual increments provided Dr. Mehrabian continues to remain employed by Teledyne, with full vesting at the end of three years (with exceptions for disability and death).

The material terms of our Annual Incentive Plan, stock option awards, performance-based restricted stock award program, restricted stock unit grant and our employment agreement with Dr. Mehrabian are described in Compensation Discussion and Analysis.

52    TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by the named executives as of January 1, 2017, the last day of our 2016 fiscal year.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Robert Mehrabian	35,000	—	—	$46.86	1/25/21				10,143	(3)	$1,247,589
	35,000	—	—	$64.73	4/25/22				9,761	(4)	$1,200,603
	50,000	—	—	$75.13	4/24/23				11,468	(5)	$1,410,564
	33,334	16,666	—	$94.24	4/23/24	16,045	(6)	$1,973,535	7,122	(7)	$876,006
	—	50,000	—	$78.40	1/26/26
Susan L. Main	7,000	—	—	$46.86	1/25/21				2,086	(3)	$256,578
	7,000	—	—	$64.73	4/25/22				2,004	(4)	$246,492
	12,000	—	—	$75.13	4/24/23				2,354	(5)	$289,542
	8,000	4,000	—	$94.24	4/23/24				2,708	(7)	$333,084
	—	12,000	—	$78.40	1/26/26
Aldo Pichelli	15,000	—	—	$46.86	1/25/21				2,851	(3)	$350,673
	15,000	—	—	$64.73	4/25/22				2,851	(4)	$350,673
	20,000	—	—	$75.13	4/24/23				3,962	(5)	$487,326
	13,334	6,666	—	$94.24	4/23/24				3,341	(7)	$410,943
	—	25,000	—	$78.40	1/26/26
Melanie S. Cibik	12,000	—	—	$75.13	4/24/23				1,262	(3)	$155,226
	8,000	4,000	—	$94.24	4/23/24				1,212	(4)	$149,076
	—	12,000	—	$78.40	1/26/26				1,424	(5)	$175,152
									2,458	(7)	$302,334
Jason VanWees	6,000	—	—	$42.09	1/19/20				1,207	(3)	$148,461
	8,000	—	—	$46.86	1/25/21				1,160	(4)	$142,680
	8,000	—	—	$64.73	4/25/22				1,362	(5)	$167,526
	12,000	—	—	$75.13	4/24/23				2,062	(7)	$253,626
	8,000	4,000	—	$94.24	4/23/24
	—	12,000	—	$78.40	1/26/26

(1)	Stock options within each annual grant vest incrementally at a rate of one-third per year, with full vesting at the end of three years. Option awards where all or a portion of the award remain unvested were granted on January 26, 2016 and April 23, 2014.
(2)	Based on a closing share price of $123.00 on December 30, 2016, the last trading day before our fiscal year end.
(3)	Represents the maximum number of shares that the named executive could retain under the restricted stock award granted on January 21, 2014, if our three-year aggregate return to stockholders (as measured by its stock price) equals 100% or more of the Russell 2000 Index for the three-year performance period. 100% of this award fully vested on January 21, 2017.
(4)	Represents the maximum number of shares that the named executive could retain under the restricted stock award granted on February 17, 2015, if our three-year aggregate return to stockholders (as measured by its stock price) equals 100% or more of the Russell 2000 Index for the three-year performance period.
(5)	Represents the maximum number of shares that the named executive could retain under the restricted stock award granted on January 26, 2016, if our three-year aggregate return to stockholders (as measured by its stock price) equals 100% or more of the Russell 2000 Index for the three-year performance period.
(6)	Represents the maximum number of shares that the named executive could retain under the restricted stock unit award granted on December, 2016. The RSUs vest in one-third annual increments provided Dr. Mehrabian continues to remain employed by Teledyne, with full vesting at the end of three years (with exceptions for disability and death).
(7)	Represents the potential payment of common stock under the 2015-2017 performance cycle of the Performance Share Program if the target performance level is achieved during the award period. Awards are paid to executives in three annual installments after the end of the performance cycle so long as they remain employed by Teledyne (with exceptions for retirement, disability and death).

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Option Exercises and Stock Vested

The following table sets forth information about stock options exercised by the named executives in fiscal year 2016 and stock awards that vested or were paid in fiscal year 2016 to the named executives.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting(4) ($)
Robert Mehrabian	93,300	$6,188,770	8,241	(2)	$646,094
			5,702	(3)	$447,037
Susan L. Main	13,660	$896,141	1,630	(2)	$127,792
Aldo Pichelli	32,313	$2,173,031	3,849	(2)	$301,762
Melanie S. Cibik	7,000	$306,198	1,630	(2)	$127,792
Jason VanWees	9,996	$572,718	1,449	(2)	$113,602

(1)	The value realized upon exercise of options reflects the price at which shares acquired upon exercise of the options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.
(2)	Represents restricted stock granted on January 23, 2013 that vested on January 26, 2016, with restrictions on 100% of the original award lapsing.
(3)	Represents restricted stock granted on October 23, 2013 that vested on January 26, 2016, with restrictions on 97.4% of the original award lapsing.
(4)	Based on a closing share price of $78.40 on January 26, 2016.

54    TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement

Pension Benefits

The following table describes pension benefits provided to the named executives as of the end of our 2016 fiscal year. Since Ms. Main was hired after January 1, 2004, she does not participate in any defined benefit pension plan sponsored by us and is not included as a named executive for purposes of this Pension Benefits discussion. For a discussion of the assumptions made in the valuation, please see Note 12 (Pension Plans and Postretirement Benefits) to the financial statements in our Annual Report on Form 10-K.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Robert Mehrabian	Teledyne Pension Plan	17.17	$723,120	—
	Pension Equalization/	15.33	$6,687,906	—
	Benefit Restoration Plan
	Supplemental Pension	10.00	$3,861,793	—
	(Employment Agreement)
Aldo Pichelli	Teledyne Pension Plan	30.00	$1,337,655	—
	Benefit Restoration/
	Pension Equalization Plan	30.00	$2,667,724	—
Melanie S. Cibik	Teledyne Pension Plan	18.75	$644,287	—
	Benefit Restoration/
	Pension Equalization Plan	16.92	$729,705	—
Jason VanWees	Teledyne Pension Plan	17.42	$338,315	—
	Benefit Restoration/
	Pension Equalization Plan	15.58	$301,192	—

Teledyne Technologies Incorporated Pension Plan

In connection with the spin-off of Teledyne as an independent company, we adopted the Teledyne Technologies Incorporated Pension Plan which covers substantially all U.S. employees hired prior to January 1, 2004. Effective January 1, 2004, new employee hires do not participate in the Pension Plan. As of the date of this proxy statement, approximately 16% of our active employees participate in the Pension Plan. The annual benefits payable under the Pension Plan to participating salaried employees retiring at or after age 65 is calculated under a formula which takes into account the participant’s compensation and years of service. The Internal Revenue Code limits the amounts payable to participants under a qualified pension plan.

The normal retirement age under the Pension Plan is generally age 65. Participants that have satisfied the Pension Plan’s eligibility requirements and terminate employment on or after their normal retirement date will be eligible to receive a lifetime monthly income following termination of employment. Generally, the basic retirement benefit is equal to one percent of a participant’s average monthly compensation up to monthly Social Security covered compensation, plus 1.65% of average monthly salary in excess of monthly Social Security covered compensation. This amount is then multiplied by the years of credited service completed by the participant, up to 30 years. In general, a participant that has achieved the age of 55 and has completed five years of service or has a vested accrued benefit is eligible for early retirement benefits under the Pension Plan. Early retirement benefits are reduced by an amount equal to 3 percent for each year that a participant’s early retirement date precedes his or her normal retirement date. Participants in the Pension Plan have the choice of different annuity types. Participants are prohibited from changing the annuity type elected once monthly benefit payments begin. In 2011, we approved a plan amendment to change the rate at which pension benefits will accrue on after March 1, 2012, in order to reduce our pension benefit obligations. The pension benefit formula was changed from a “final average pay” calculation to a “career average pay” approach.

Dr. Mehrabian, Mr. Pichelli, and Miss Cibik are currently eligible for either normal retirement or early retirement. For named executives, a year of credited service is any year in which the named executive has performed 1,000 or more service hours. None of the named executives have been granted extra years of credited service and it is our policy not to grant participants, including named executives, with extra years of credited service.

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Pension Benefits (continued)

Pension Equalization/Benefit Restoration Plan

We have also adopted a Pension Equalization/Benefit Restoration Plan, which is designed to restore benefits which would be payable under the pension plan provisions but for the limits imposed by the Internal Revenue Code, to the levels calculated pursuant to the formulas contained in the pension plan provisions or for any monies deferred under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan. The Pension Equalization/Benefit Restoration Plan provides that Teledyne will pay to the participant, without requirement for participant contribution upon his retirement, a retirement benefit equal to the difference between the maximum life annuity to which the participant would be entitled under the qualified Pension Plan upon his or her retirement, ignoring any limitations imposed by the Internal Revenue Code and including any compensation deferred under the Executive Deferred Compensation Plan, and the life annuity which is actually paid to the participant under the qualified Pension Plan after giving effect to the limitations imposed by the Internal Revenue Code and excluding any compensation deferred under the Executive Deferred Compensation Plan. On December 31, 2014, the Pension Equalization/Benefit Restoration Plan was amended to freeze accruals under the plan effective February 28, 2015.

Employment Agreement with Dr. Mehrabian

The employment agreement with Dr. Mehrabian provides him with a non-qualified supplemental pension arrangement under which we will pay monthly to Dr. Mehrabian starting six months following his retirement and for a period of ten years, as payments supplemental to any accrued pension under our qualified Pension Plan and our Pension Equalization Plan, an amount equal to 50 percent of his base compensation as in effect at retirement. Effective July 31, 2007, the number of years of credited service under this supplemental pension equalization plan reached the maximum number of ten years; as a result, no additional years of service will be credited under this plan.

56    TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement

Nonqualified Deferred Compensation

The following table sets forth information about the participation of named executives in the Executive Deferred Compensation Plan in 2016. Dr. Mehrabian, Miss Cibik and Mr. VanWees do not participate in the Executive Deferred Compensation Plan.

Name	Executive Contributions in 2016 ($)		Registrant Contributions in 2016 ($)	Aggregate Earnings (Losses) in 2016 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/16 ($)(2)
Susan L. Main	$85,865	(1)	—	$73,138	—	$898,970
Aldo Pichelli	—		—	$68,816	—	$1,450,700

(1)	The entire amount of this contribution is reported as compensation in the Summary Compensation Table above.
(2)	The amounts in this column were reported as compensation to the named executive in the Summary Compensation Table for 2016 or in prior years, except for the amounts that represent earnings or losses under Executive Deferred Compensation Plan.

The Teledyne Executive Deferred Compensation plan is a voluntary, non-tax qualified, unfunded deferred compensation plan available to all employees earning $100,000 or more per year for the purpose of providing deferred compensation, and thus potential tax benefits, to these employees.

A participant in the Deferred Compensation Plan may elect to defer up to 100% of his or her salary and up to 100% of his or her AIP bonus for a calendar year. As participants defer funds into the Deferred Compensation Plan, premiums in the amount of the deferrals are deposited in life insurance contracts. Participants make deemed investment choices in funds underlying life insurance contracts. Upon retirement or termination, a participant receives his or her account balance. A participant can also receive his or her benefits prior to retirement or termination by pre-selecting a distribution date that is no less than three calendar years after the end of the year for which the election is made. A participant may elect to receive an amount equal to 90% of his or her account balance prior to his or her payment eligibility date. A participant may change daily his or her investment designations. Deferral elections with respect to annual salaries are irrevocable, except that a participant may elect to increase, decrease or terminate his or her salary deferral earned during a calendar year by filing a new election on or before December 31 of the preceding calendar year. Deferral elections with respect to AIP bonuses are irrevocable and must be made each calendar year.

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Director Compensation

Directors who are our employees do not receive any compensation for their services on our Board or its committees. In 2016, Directors who are not our employees were paid an annual retainer of $110,000 made in cash in two equal installments in January and July. In addition, following each Annual Meeting of Stockholders beginning with the 2016 Annual Meeting, non-employee directors each receive restricted stock units valued at $110,000 (or valued at $55,000 for a person who becomes a director for the first time after the date of the Annual Meeting). The restricted stock units generally vest one year following the date of grant and are settled in shares of common stock on the date of vesting unless a director has elected to defer settlement of the award until his or her separation from Board service. In 2016 the chair of the Audit Committee is paid an annual fee of $15,000 (increasing to $20,000 beginning in 2017), each chair of the Personnel and Compensation Committee and Nominating and Governance Committee is paid an annual fee of $10,000 (increasing to $12,500 beginning in 2017) and our lead director is paid an annual fee of $15,000 (increasing to $25,000 beginning in 2017). Our Nominating and Governance Committee reviews director compensation on an annual basis, which review includes benchmarking data provided by the Committee’s independent compensation consultant.

In addition, in 2016, annual equity compensation for non-employee directors was limited to awards having an aggregate grant date value not to exceed $750,000. If our stockholders approve the Amended and Restated 2014 Incentive Award Plan, then our non-employee directors aggregate annual cash and equity compensation will be limited to $750,000 for 2017 and future years.

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Roxanne S. Austin	$110,000	$110,000	—	—	—	—	$220,000
Frank V. Cahouet(2)	$55,000	—	—	—	—	—	$55,000
Charles Crocker	$135,000	$110,000	—	—	—	—	$245,000
Kenneth C. Dahlberg	$110,000	$110,000	—	—	—	—	$220,000
Simon M. Lorne	$125,000	$110,000	—	—	—	—	$235,000
Robert A. Malone	$110,000	$110,000	—	—	—	—	$220,000
Paul D. Miller	$110,000	$110,000	—	—	—	—	$220,000
Jane C. Sherburne	$110,000	$110,000	—	—	—	—	$220,000
Michael T. Smith	$120,000	$110,000	—	—	—	—	$230,000
Wesley W. von Schack	$110,000	$110,000	—	—	—	—	$220,000

(1)	Each director received 1,145 restricted stock unit awards valued at $110,000 on April 27, 2016.
(2)	Mr. Cahouet retired from the Board at our 2016 Annual Meeting of Stockholders on April 27, 2016.

The following table sets forth the aggregate number of option awards (vested and unvested), restricted stock unit (RSU) awards and phantom stock awards held by our directors as of January 1, 2017.

Name	Option Awards	RSU Awards	Phantom Stock Awards
Roxanne S. Austin	20,000	2,147	—
Charles Crocker	28,000	1,145	451
Kenneth C. Dahlberg	36,389	1,145	—
Simon M. Lorne	63,883	1,145	1,049
Robert A. Malone	—	1,145	—
Paul D. Miller	33,893	1,145	3,606
Jane C. Sherburne	2,000	1,145	—
Michael T. Smith	32,756	1,145	781
Wesley W. von Schack	24,000	1,145	—

58    TELEDYNE TECHNOLOGIES INCORPORATED   |  2017 Proxy Statement

Potential Payments Upon Termination or a Change in Control

Change in Control Severance Agreements

Each of the named executives, as well as six other executives, is a party to a Change in Control Severance Agreement with the Company. The Agreements have a three-year, automatically renewing term. The executive is entitled to severance benefits if (1) there is a change in control of the Company and (2) within three months before or 24 months after the change in control, either we terminate the executive’s employment for reasons other than cause or the executive terminates the employment for good reason. “Severance benefits” for the named executives currently consist of:

•

A cash payment equal to three times (in the case of Dr. Mehrabian) or two times (in the case of the other named executives) the sum of (i) the executive’s highest annual base salary within the year preceding the change in control and (ii) the Annual Incentive Plan bonus target for the year in which the change in control occurs or the average actual bonus payout for the three years immediately preceding the change in control, whichever is higher.

•

A cash payment for the current Annual Incentive Plan bonus cycle based on the fraction of the year worked times the Annual Incentive Plan target objectives at 100% (with payment of the prior year bonus if not yet paid).

•	Payment in cash for unpaid PSP awards, assuming applicable goals are met at 120% of performance targets.
•

Continued equivalent health and welfare (e.g., medical, dental, vision, life insurance and disability) benefits at our expense for a period of up to 36 months (24 months in some agreements) after termination (with the executive bearing any portion of the cost the executive bore prior to the change in control); provided, however, such benefits would be discontinued to the extent the executive receives similar benefits from a subsequent employer.

•	Removal of restrictions on performance-based restricted stock issued under our restricted stock award programs.
•

Full vesting under the Company’s pension plans (within legal parameters) such that the executive shall be entitled to receive the full accrued benefit under all such plans in effect as of the date of the change in control, without any actuarial reduction for early payment.

•	Up to $25,000 ($15,000 in some agreements) reimbursement for actual professional outplacement services.
•	Immediate vesting of all stock options, with options being exercisable for the full remainder of the term.
•

In the event amounts under the agreements constitute an “excess parachute” payment as defined in Section 280G of the Internal Revenue Code, the executive will receive the better of, on an after-tax basis, (a) the unreduced excess parachute payment with no tax gross up payment, or (b) a parachute payment reduced to a level below which an excise tax is imposed.

For the purposes of the Change in Control Severance Agreement, a “change in control” will generally be deemed to occur if (1) the Company acquires actual knowledge that any person or group of persons acting together has acquired the beneficial ownership of securities of the Company entitling such person to 20% or more of the voting power of the Company, (2) a tender offer to acquire 20% or more of the voting power of the Company is completed, (3) a successful third party proxy solicitation is made relating to the election or removal of 50% or more of the members of the Board or any class of the Board, or (4) a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company occurs as a result of which the stockholders of the Company immediately prior to such transaction do not hold, immediately following such transaction, a majority of the voting power of the surviving, acquiring or resulting corporation.

The paragraphs below explain the impact on our executive compensation programs for named executives of various change in control and termination scenarios other than a termination that would trigger the benefits under the Change in Control Severance Agreements.

Annual Incentive Plan

The following is a summary of the terms of awards under our Annual Incentive Plan related to the treatment of awards upon termination of employment:

If a participant’s employment is terminated before the end of a plan year for reason of death, disability, or normal or early retirement, the award will be calculated at the end of the plan year, based on their actual salary earned during the plan year, provided they were with the Company for at least six months during the plan year.

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Potential Payments Upon Termination or a Change in Control (continued)

If a participant’s employment is terminated during the plan year for any other reason, no award will be paid for the plan year.

Stock Options

The following table summarizes the terms of awards under our incentive plans related to the treatment of stock options upon termination of employment or upon a change in control:

Change in Control or Termination Event	Treatment of Unvested Awards	Time to Exercise Vested Awards
Change in Control	Awards Fully Vest*	Remainder of Term
Death	Awards Fully Vest	12 Months
Disability	Continued Vesting	Remainder of Term
Retirement	Forfeiture	Remainder of Term
Other	Forfeiture	30 Days

*	Unless options are assumed or replaced by the successor company.

Performance Share Program

In the event of a change in control not followed by termination, or a participant terminates employment because of retirement, his or her performance share plan participation will be pro-rated based on the number of full months of employment during the cycle, divided by 36. Awards for retired participants are paid at the same time as awards are paid to active participants. On a change in control not followed by termination, awards are paid thirty days following the change in control event. If a participant terminates employment for any other reason, the current cycle’s incentive and any prior cycle’s incentive will be forfeited unless deemed otherwise by the Personnel and Compensation Committee.

Restricted Stock Award Program

During the restricted period, performance-based restricted stock will be forfeited upon a participant’s termination of employment. However, if the participant dies, becomes disabled or retires prior to the expiration of the applicable performance cycle, the amount of the participant’s restricted stock that is not subject to forfeiture at the end of the performance cycle will be pro-rated for the portion of the performance cycle completed by the participant prior to his death, disability or retirement and that amount will become vested at the end of the performance cycle. In the event of a change in control, all restrictions applicable to the restricted stock award will terminate fully.

For the restricted stock unit award granted to Dr. Mehrabian on December 20, 2016, the amount of the restricted stock unit award subject to forfeiture will become vested in full upon a change in control or upon the executive’s death or disability.

Potential Termination Payments

The following table sets forth the potential payments upon a change in control and termination following a change of control, retirement, resignation or termination of the named executives as of January 1, 2017, the last business day of our 2016 fiscal year, assuming the change in control or termination event had taken place on January 1, 2017. The amounts shown include amounts earned through January 1, 2017, other than pension benefits, and are estimates of the amounts which would be paid out to the executives upon their termination following a termination event. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company, and such amounts may be subject to re-negotiation at the time of actual termination. Estimated monthly pension benefits for named executives upon retirement or termination following a change in control are described at the end of this section. Any amounts paid following termination or a change in control may be delayed for up to six months to comply with provisions of Section 409A of the Internal Revenue Code.

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Potential Payments Upon Termination or a Change in Control (continued)

Robert Mehrabian

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)
Cash Severance	$6,757,800		—		—
Prorata Bonus Payment	$1,146,000		—		$1,050,000
Value of Unvested Stock Options	$2,709,333	(2)	—	(3)	—
Value of Unvested Restricted Stock and Restricted Stock Units	$6,040,638	(4)	$6,040,638	(4)	$2,710,521	(5)
Value of Unpaid Performance Share Program Amounts	$3,460,697	(6)	$1,550,697	(7)	$1,524,294	(8)
Welfare Benefit Values	$31,154		—		—
Outplacement	$25,000		—		—
Reduction to Avoid Excise Tax	—		—		—
Payments	$20,170,622		$7,591,335		$5,284,815

Susan L. Main

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)
Cash Severance	$1,586,437		—		—
Prorata Bonus Payment	$326,789		—		$330,700
Value of Unvested Stock Options	$650,240	(2)	—	(3)	—
Value of Unvested Restricted Stock	$835,461	(4)	$835,461	(4)	$556,983	(5)
Value of Unpaid Performance Share Program Amounts	$1,278,950	(6)	$552,786	(7)	$542,769	(8)
Welfare Benefit Values	$21,283		—		—
Outplacement	$15,000		—		—
Reduction to Avoid Excise Tax	$(42,337)		—		—
Payments	$4,671,823		$1,388,247		$1,430,452

Aldo Pichelli

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)
Cash Severance	$1,980,000		—		—
Prorata Bonus Payment	$440,000		—		$445,200
Value of Unvested Stock Options	$1,306,698	(2)	—	(3)	—
Value of Unvested Restricted Stock	$1,273,679	(4)	$1,273,679	(4)	$817,657	(5)
Value of Unpaid Performance Share Program Amounts	$1,565,820	(6)	$669,988	(7)	$657,638	(8)
Welfare Benefit Values	$21,539		—		—
Outplacement	$15,000		—		—
Reduction to Avoid Excise Tax	—		—		—
Payments	$6,602,736		$1,943,667		$1,920,495

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Potential Payments Upon Termination or a Change in Control (continued)

Melanie S. Cibik

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)
Cash Severance	$ 1,337,641		—		—
Prorata Bonus Payment	$ 237,232		—		$ 244,800
Value of Unvested Stock Options	$ 650,240	(2)	—	(3)	—
Value of Unvested Restricted Stock	$ 505,377	(4)	$ 505,377	(4)	$ 336,929	(5)
Value of Unpaid Performance Share Program Amounts	$ 1,165,990	(6)	$ 506,978	(7)	$ 497,884	(8)
Welfare Benefit Values	$ 31,773		—		—
Outplacement	$ 25,000		—		—
Reduction to Avoid Excise Tax	—		—		—
Payments	$3,953,253		$1,012,355		$1,079,613

Jason VanWees

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)
Cash Severance	$1,287,487		—		—
Prorata Bonus Payment	$226,986		—		—
Value of Unvested Stock Options	$650,240	(2)	—	(3)	—
Value of Unvested Restricted Stock	$483,460	(4)	$483,460	(4)	—
Value of Unpaid Performance Share Program Amounts	$974,071	(6)	$421,130		—
Welfare Benefit Values	$18,842		—		—
Outplacement	$25,000		—		—
Reduction to Avoid Excise Tax	$(747,812)		—		—
Payments	$2,918,274		$904,590		—

(1)	The payouts under retirement and voluntary termination scenarios are the same for Dr. Mehrabian, Ms. Main, Mr. Pichelli and Miss Cibik because they are retirement eligible on January 1, 2017. Mr. VanWees is not eligible for early retirement until he turns 55.

(2)	Represents the number of all unvested stock options as of January 1, 2017, multiplied by $123.00 the closing price of our common stock on December 30, 2016, less the aggregate exercise price of the unvested stock options.

(3)	Assumes that unvested stock options are assumed or replaced by acquirer or otherwise remain outstanding.

(4)	Represents the number of shares of restricted stock and restricted stock units granted in 2014, 2015 and 2016 multiplied by $123.00, the closing price of our common stock on December 30, 2016.

(5)	Represents the present value of unvested restricted stock granted in 2014, 2015 and 2016 pro-rated for the portion of the performance period completed by the named executive prior to retirement or termination. Assumes goals are met at 100% of performance targets. Actual payment of the stock award is not made until after the completion of the performance period. Shares are valued at $123.00, the closing price of our common stock on December 30, 2016.

(6)	Represents the sum of (1) the remaining cash installments payable under the 2012-2014 PSP award, assuming goals are met at actual performance and (2) the cash and shares payable under our 2015-2017 PSP award, assuming applicable goals are met at the maximum (200%) performance targets (with shares valued at $123.00 per share, the closing price of our common stock on December 30, 2016).

(7)	Represents the sum of (i) the remaining cash installment payable under the 2012-2014 PSP Award with goals met at actual performance and (2) cash and shares payable under our 2015-2017 PSP award, prorated for the portion of the performance cycle completed prior to the change in control, assuming applicable goals are met at 100% performance targets (with shares valued at $123.00 per share, the closing price of our common stock on December 30, 2016).

(8)	Represents the sum of (1) present value of cash payable under the 2012-2014 PSP award, assuming goals are met at actual performance and (2) the present value of cash and shares payable under our 2015-2017 PSP award, prorated for the portion of the performance cycle completed prior to the change in control, assuming applicable goals are met at 100% performance targets (with shares valued at $123.00 per share, the closing price of our common stock on December 30, 2016). Actual payment of the PSP amounts is made at the same time payment is made to active participants.

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Potential Payments Upon Termination or a Change in Control (continued)

The following table sets forth each named executive’s monthly pension benefit under the Teledyne Pension Plan and the Teledyne Benefit Restoration/Pension Equalization Plan assuming a change of control had taken place at the end of 2016 and assuming each named executive had elected payment in the form of a single life annuity. The table shows the monthly payment the named executive would receive without a change in control and the additional amounts, if any, that result from a change in control. Since she was hired after January 1, 2004, Ms. Main does not participate in Teledyne’s pension plan.

	Teledyne Pension Plan Benefit as of 12/31/16	Additional Amounts Resulting from Change in Control	Benefit Restoration/ Pension Equalization Plan Benefit as of 12/31/16	Additional Amounts Resulting from Change in Control	Total Monthly Payment following a Change in Control as of 12/31/16
Robert Mehrabian(1)	$6,650	—	$61,507	—	$68,157
Aldo Pichelli	$8,790	$22	$17,530	$44	$26,386
Melanie Cibik	$4,275	$1,332	$4,843	$1,508	$11,958
Jason VanWees	—	$5,218	—	$4,645	$9,863

(1)	In addition, the annual pension benefit payable to Dr. Mehrabian under the supplemental pension arrangement contained in his employment agreement following termination from employment at December 31, 2016 (for reason other than for cause) would be $39,779 for 10 years, payable monthly.

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Certain Transactions

Indemnification Agreements

The Company has entered into individual Indemnification Agreements with our directors and certain officers and executives of Teledyne, including all the named executives. The Indemnification Agreements provide the directors and executives who are parties to the agreements with a stand-alone contractual right to indemnification and expense advancement to the greatest extent allowable under Delaware law. The agreements continue until the later of (i) 10 years after the indemnitee ceases to serve as a director or officer, and (ii) one year following the final termination of any proceeding subject to the agreement.

Certain Relationships

The Bank of New York Mellon Corporation.     Dr. von Schack was a director of The Bank of New York Mellon Corporation from 2007 through April 2016. Dr. Mehrabian was also a director of The Bank of New York Mellon Corporation until his retirement on April 12, 2011. From May 2010 to July 2014, Ms. Sherburne served as Senior Executive Vice President, General Counsel and Corporate Secretary of The Bank of New York Mellon Corporation from 2010 through 2014. The Bank of New York Mellon Corporation is the successor to Mellon Financial Corporation following its merger with The Bank of New York in 2007. Frank V. Cahouet, who retired from our Board at the 2016 Annual Meeting of Stockholders on April 27, 2016, had served as Chairman, President and Chief Executive Officer of Mellon Financial Corporation and Mellon Bank, N.A., having retired on December 31, 1998. Mr. Cahouet ceased being a director of Mellon Financial Corporation on April 18, 2000. We maintain various arms-length banking relationships with The Bank of New York Mellon Corporation. On March 1, 2013, we entered into a $750.0 million credit facility, as amended on December 4, 2015 and further amended on January 17, 2017, under which The Bank of New York Mellon Corporation is one of 13 lenders, having committed to lend up to $60.0 million. The Bank of New York Mellon Corporation also provides cash management services, serves as trustee for the Teledyne Technologies Incorporated Pension Plan and, through its subsidiaries and affiliates, provides asset management and transition management services for the Pension Plan. Notwithstanding these relationships, our Board of Directors has determined that Ms. Sherburne, and Dr. von Schack are “independent,” within the meaning of the rules of the New York Stock Exchange, and are able to serve on the Personnel and Compensation Committee and the Nominating and Governance Committee of Teledyne’s Board of Directors, in the case of Dr. von Schack, and on the Personnel and Compensation Committee and Audit Committee, in the case of Ms. Sherburne. Prior to his retirement, the Board of Directors determined that Mr. Cahouet was “independent,” within the meaning of the rules of the New York Stock Exchange, and able to serve on the Audit Committee and the Nominating and Governance Committee of Teledyne’s Board of Directors.

The foregoing relationships should not be deemed to include transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

Policies and Procedures for Reviewing Related Party Transactions

Our Board has adopted a Related Party Transaction Policy that applies to executive officers, directors, family members of executive officers and directors, stockholders owning in excess of five percent of the Company’s stock, and affiliates of the foregoing. Under this policy, any related party transaction requires the approval or ratification of the Nominating and Governance Committee. Related party transactions in which the aggregate amount involved is expected to be less than $3 million in any fiscal year can also be approved by Chair of the Nominating and Governance Committee and transactions in which the aggregate amount involved is expected to be less than $1 million in any fiscal year can be approved by the Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company. The Policy defines a related party transaction as a transaction between the Company and any related party in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company or a subsidiary of the Company is a party or participant and (3) a related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

In determining whether to approve or ratify a related party transaction, the Nominating and Governance Committee may take into account, among other factors it deems appropriate, whether the related party transaction involves products or services of a nature, quantity or quality that are not readily available from alternative sources, whether the related party transaction is on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally, and the extent of the related party’s interest in the transaction. The Nominating and Governance Committee has determined that certain types of transactions, to the extent they constitute related party transactions, shall be deemed to be pre-approved or ratified. These transactions include executive and director compensation, a transaction with another company at which a related party’s only relationship is as an employee (other than an executive

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Certain Transactions (continued)

officer), director or beneficial owner of less than 10 percent of that company’s stock, and any transaction with another company at which a related party is an executive officer or a beneficial owner of 10 percent or more of that company’s stock if the aggregate amount involved in any fiscal year does not exceed the greater of $1,000,000 or 2 percent of that company’s total annual revenues, and any charitable contribution, grant or endowment by the company to a charitable organization, foundation or university at which a related party’s only relationship is an employee or a director if the aggregate amount involved does not exceed the lesser of $100,000 or 2 percent of the charitable organization’s total annual receipts.

The full text of the Related Party Transaction Policy can be viewed on our website, www.teledyne.com under “Corporate Information — Governance”.

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Other Information

Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K, without exhibits, can be obtained without charge from the Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, at Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360, or telephone (805) 373-4545. You also may view a copy of the Form 10-K electronically by accessing our website www.teledyne.com. Additionally, in accordance with rules issued by the SEC, you may access our 2016 Annual Report at www.envisionreports.com/tdy.

2018 Annual Meeting and Stockholder Proposals

Under Rule 14a-8 of the SEC, proposals of stockholders intended to be presented at the 2018 Annual Meeting of Stockholders must be received no later than November 16, 2017, for inclusion in the Proxy Statement and proxy card for that meeting. In addition, our Restated Certificate of Incorporation provides that in order for nominations or other business to be properly brought before an Annual Meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to the Secretary not less than 75 days and not more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting which, in the case of the 2018 Annual Meeting of Stockholders, would be no earlier than January 26, 2018 and no later than February 10, 2018. If, however, the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, to be timely, notice by the stockholder must be so delivered not earlier than the 90th day prior to such Annual Meeting and not later than the later of the 60th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our Restated Certificate of Incorporation also requires that such notice contain certain additional information. Copies of the Restated Certificate of Incorporation can be obtained without charge from the Senior Vice President, General Counsel, Chief Compliance Officer and Secretary.

Proxy Solicitation

Our Board is soliciting your vote. Our directors, officers or other employees may solicit proxies on behalf of the Board by mail, the Internet, in person, by electronic delivery, telephone, facsimile or other medium

We pay the cost of preparing, assembling and mailing this proxy-soliciting material and soliciting proxies. We will reimburse banks, brokers and other nominee holders for reasonable expenses they incur in sending these proxy materials to our beneficial stockholders whose stock is registered in the nominee’s name.

We have engaged Georgeson, Inc., to help solicit proxies at a cost of $6,500 plus expenses. Our employees may solicit proxies for no additional compensation.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker or direct your written request to Melanie S. Cibik, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360, or call (805) 373-4545. Any stockholder who currently receives multiple copies of the Proxy Statement at his, her or its address and would like to request “householding” of any communications should contact his, her or its broker.

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Other Information (continued)

Electronic Access to Proxy Materials and Annual Report

Stockholders can elect to view future Proxy Statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save us the cost of producing and mailing these documents. You will be responsible for any costs normally associated with electronic access, such as usage and telephonic charges.

Registered stockholders who have access to the Internet and agree to receive future annual reports and other proxy materials by accessing our web site (www.teledyne.com) should provide their valid email addresses to our transfer agent, Computershare, at the agent’s website www.computershare.com/investor. If you hold your common stock in nominee name (such as through a broker), check the information provided by your nominee for instructions on how to elect to view future Proxy Statements and annual reports over the Internet. Stockholders who choose to view future Proxy Statements and annual reports over the Internet will receive instructions containing the Internet address of those materials, as well as voting instructions, approximately four weeks before future meetings. Additionally, in accordance with rules issued by the SEC, you may access our 2016 Annual Report and this Proxy Statement at www.envisionreports.com/tdy.

If you enroll to view our future annual report and Proxy Statement electronically and vote your proxy over the Internet, your enrollment will remain in effect for all future stockholders’ meetings unless you cancel it. To cancel, registered stockholders should access www.computershare.com/investor and follow the instructions to cancel your enrollment. If you hold your stock in nominee name, check the information provided by your nominee holder for instructions on how to cancel your enrollment.

If at any time you would like to receive a paper copy of the annual report or Proxy Statement, please write to Melanie S. Cibik, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360.

By Order of the Board of Directors,

Melanie S. Cibik

Senior Vice President, General Counsel, Chief Compliance Officer

and Secretary

March 10, 2017

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Annex A

AMENDED AND RESTATED

TELEDYNE TECHNOLOGIES INCORPORATED

2014 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Teledyne Technologies Incorporated (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. The Plan amends and restates in its entirety the Teledyne Technologies Incorporated 2014 Incentive Award Plan (the “Original Plan”).

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1    “Administrative Rules Related to Non-Employee Director Stock Compensation” shall have the meaning set forth in Section 4.6.

2.2    “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.3    “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4    “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.5    “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.6    “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in the first sentence of Section 3.3.

2.7    “Board” shall mean the Board of Directors of the Company.

2.8    “Change in Control” shall mean and includes each of the following:

(a)    A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 30% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)    During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or Section 2.8(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)    Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)    After which no person or group beneficially owns voting securities representing 30% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 30% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)    The Company’s stockholders approve a liquidation or dissolution of the Company.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.9    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.10    “Committee” shall mean the Personnel and Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 13.1.

2.11    “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.12    “Company” shall mean Teledyne Technologies Incorporated, a Delaware corporation.

2.13    “Consultant” shall mean any consultant or adviser that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.14    “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.15    “Data” shall have the meaning set forth in Section 11.7.

2.16    “Deferred Stock” shall mean a right to receive Common Stock awarded under Section 9.4.

2.17    “Director” shall mean a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.

2.18    “Director Limit” shall have the meaning set forth in Section 3.3.

2.19    “Disability” shall mean that the Holder is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. For purposes of this Plan, a Holder shall be deemed to have incurred a Disability if the Holder is determined to be totally disabled by the Social Security Administration or in accordance with the applicable disability insurance program of the Company’s, provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this definition.

2.20    “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 9.2.

2.21    “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.22    “Effective Date” shall mean, for purposes of the Plan (as amended and restated), the date on which the Plan is approved by the Company’s stockholders; provided, however, that solely for purposes of the second to last sentence of Section 13.1 hereof, the Effective Date shall be the date on which the Plan (as amended and restated) is adopted by the Board, subject to approval of the Plan (as amended and restated) by the Company’s stockholders. Notwithstanding the foregoing, the Original Plan shall remain in effect on its existing terms unless and until the Plan (as amended and restated) is approved by the Company’s stockholders.

2.23    “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.24    “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Subsidiary.

2.25    “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.26    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.27    “Fair Market Value” shall mean, as of any given date, the value of a share of Common Stock determined as follows:

(a)    If the Common Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or national market system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in on the New York Stock Exchange or such other source as the Administrator deems reliable, such as The Wall Street Journal;

(b)    If the Common Stock is regularly quoted by a recognized securities dealer but closing sales prices are not reported, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)    If the Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith

2.28    “Full Value Award” means any Award other than an Option, Stock Appreciation Right or other Award for which the Holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary).

2.29    “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (as defined in Section 424(e) of the Code).

2.30    “Holder” shall mean a person who has been granted an Award.

2.31    “Incentive Stock Option” shall mean an option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.32    “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.33    “Non-Qualified Stock Option” shall mean an Option that is not intended to be an Incentive Stock Option.

2.34    “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall be Non-Qualified Stock Options.

2.35    “Original Plan” shall have the meaning set forth in Article 1.

2.36    “Performance Award” shall mean a cash bonus award, stock bonus award, performance award, performance share, performance stock unit, performance bonus award or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Section 9.1.

2.37    “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.38    “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a)    The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after (A) interest, (B) taxes, (C) depreciation and (D) amortization), (ii) gross or net sales or revenue, (iii) net income (either before or after taxes), (iv) operating income or profit (earnings from continuing operations before interest and taxes), (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) return on assets, (vii) return on investment or working capital, (viii) return on stockholders’ equity, (ix) return on sales, (x) gross or net profit or operating margin, (xi) costs, (xii) funds from operations, (xiii) expense, (xiv) working capital (including as a percentage of revenue), (xv) earnings per share, (xvi) price per share of Common Stock, (xvii) regulatory body approval for commercialization of a product, (xviii) implementation or completion of critical projects, (xix) market share, (xx) reductions in inventory, (xxi) inventory turns and on-time delivery performance, (xxii) levels of accounts receivable and inventory and (xxiii) economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), any of which may be measured with respect to any one or more of its Subsidiaries and divisions and either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or a business plan.

(b)    The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles (“GAAP”); (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; or (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.39    “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.

2.40    “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.

2.41    “Plan” shall mean this Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan, as it may be amended or restated from time to time.

2.42    “Prior Plan” shall mean the Amended and Restated 2008 Incentive Award Plan, as amended.

2.43    “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.44    “Restricted Stock Units” shall mean the right to receive Common Stock awarded under Section 9.5.

2.45    “Securities Act” shall mean the Securities Act of 1933, as amended.

2.46    “Shares” shall means shares of Common Stock.

2.47    “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10.

2.48    “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3.

2.49    “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.50    “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.51    “Termination of Service” shall mean,

(a)    As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary or service as a Non-Employee Director.

(b)    As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding any Termination of Service where there is simultaneous employment by the Company (or a Subsidiary) of such person.

(c)    As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (i) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, (ii) terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee, (iii) a termination where the former employee continues as a Non-Employee Director and (iv) at the sole discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause. and all questions of whether particular leaves of absence constitute Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or Non-Employee Director or other change in the employee-employer relationship shall constitute a Termination of Service if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1    Number of Shares.

(a)    Subject to Section 13.2 and Sections 3.1(b) - (c), the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is the sum of (i) 2,500,000 Shares, (ii) the number of Shares which, as of the Effective Date, are available for issuance under the Original Plan and (iii) any Shares subject to awards outstanding under the Prior Plan which, on or after the Effective Date, are forfeited or lapse unexercised and which following such date are not issued under the Prior Plan.

(b)    The aggregate number of Shares available for issuance under the Plan shall be reduced by (i) 2.22 Shares for each Share subject to any Full Value Award that is granted prior to the Effective Date (including, for the avoidance of doubt, each Share subject to any Full Value Award that is granted prior to the Effective Date, but which becomes vested and/or settled following the Effective Date) and (ii) 2.93 Shares for each Share subject to any Full Value Award that is granted on or after the Effective Date.

(c)    If any Shares subject to an Award are forfeited or expire or such Award is settled in cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan in accordance with Section 3.1(e). Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award settled in Shares; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(c), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(d)    Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

(e)    Any Shares that again become available for grant pursuant to this Section 3.1 shall be added back as: (i) one Share if such Shares were subject to an Option or a Stock Appreciation Right or an option or stock appreciation right grant under the Prior Plan, (ii) 2.22 Shares if such Shares were subject to a Full Value Award granted prior to Effective Date or awards other than an option or stock appreciation right granted under the Prior Plan or (iii) 2.93 Shares if such Shares were subject to a Full Value Award granted on or after the Effective Date.

3.2    Stock Distributed. Any Common Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3    Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 750,000 and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more Awards payable in cash shall be $5,000,000. In addition, notwithstanding any provision in the Plan to the contrary, the sum of any cash compensation and the grant date fair value (determined as of the date of grant under Applicable Accounting Standards) of all Awards granted to any Non-Employee Director under the Plan during any calendar year shall not exceed the amount equal to $750,000 (the “Director Limit”). To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

3.4    Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Section 13.2 of the Plan, Awards granted under the Plan after the Effective Date shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the Shares available pursuant to Section 3.1(a) as of the Effective Date may be granted to any one or more Eligible Individuals without respect to such minimum vesting provisions. Nothing in this Section 3.4 shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Holder’s death, disability, Termination of Service or the consummation of a Change in Control.

ARTICLE 4.

GRANTING OF AWARDS

4.1    Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, consistent with the requirements of the Plan. Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Administrative Rules Related to Non-Employee Director Stock Compensation, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2    Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4    At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.

4.5    Foreign Holders. In order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or facilitate compliance with the requirements of any foreign stock exchange or local laws, or qualify Awards for preferable tax treatment, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (b) set different terms and conditions of any Award granted to Eligible Individuals outside the United States provided such terms are not contrary to any provision of the Plan; (c) establish subplans to the extent necessary or advisable (any such subplans shall be attached to the Plan as appendices); provided, however, that no such subplans shall increase the share limitations contained in Sections 3.1 and 3.3 nor be contrary to any other provision of the Plan; and (d) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign stock exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act or any other securities law or governing statute or any other applicable law.

4.6    Non-Employee Director Awards. The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Administrative Rules Related to Non-Employee Director Stock Compensation”), subject to the limitations of the Plan. The Administrative Rules Related to Non-Employee Director Stock Compensation shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Administrative Rules Related to Non-Employee Director Stock Compensation may be modified by the Administrator from time to time in its sole discretion.

4.7    Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION.

5.1    Purpose. The Committee, in its sole discretion, may determine whether an Award is to qualify as Performance-Based Compensation. If the Committee, in its discretion, decides to grant such an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to Covered Employees and other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation.

5.2    Applicability. The designation of a Covered Employee as a Holder for a Performance Period shall not in any manner entitle the Holder to receive an Award for the period. Moreover, designation of a Covered Employee as a Holder for a particular Performance Period shall not require designation of such Covered Employee as a Holder in any subsequent Performance Period and designation of one Covered Employee as a Holder shall not require designation of any other Covered Employees as a Holder in such period or in any other period.

5.3    Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Covered Employee intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals and any performance or incentive Awards described in Article 9 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4    Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 7 or 8 to one or more Covered Employees and which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Holders, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

5.5    Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or a Subsidiary throughout the Performance Period. Furthermore, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6    Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1    Granting of Options to Eligible Individuals.

(a)    The Administrator shall from time to time, in its sole discretion, and, subject to applicable limitations of the Plan:

(i)    Select from among the Eligible Individuals (including Eligible Individuals who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(ii)    Determine the number of Shares to be subject to such Options granted to the selected Eligible Individuals (subject to the Award Limit);

(iii)    Subject to Section 6.2, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

(iv)    Determine the terms and conditions of such Options, consistent with the Plan;

(b)    Upon the selection of an Eligible Individual to be granted an Option, the Administrator shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

6.2    Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Subsidiary or parent corporation thereof (each as defined in Section 424(f) and 424(e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted.

6.3    Option Exercise Price. The exercise price per share of Common Stock subject to each Option shall be set by the Administrator, but shall be based on a price that shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4    Option Term. The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the term of the Option term.

Except as limited by requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5    Option Vesting.

(a)    The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b)    No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.

6.6    Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7    Substitution of Stock Appreciation Rights. The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1    Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of Shares.

7.2    Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)    A notice (including notice through electronic medium) complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option (unless the exercise is made through an electronic medium);

(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)    In the event that the Option shall be exercised pursuant to Section 12.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d)    Full payment of the exercise price and applicable withholding taxes to the Secretary of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and 11.2.

7.3    Notification Regarding Disposition. The Holder shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such Shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1    Award of Restricted Stock.

(a)    The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, consistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b)    The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2    Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 8.3. Without limiting the foregoing, except in connection with a spin-off or other similar event or as otherwise permitted in Section 13.2 with respect to a share of Restricted Stock, dividends that are paid prior to vesting of shares of Restricted Stock shall only be paid out to the Holder only to the extent that the applicable vesting conditions are subsequently satisfied and the shares of Restricted Stock vest.

8.3    Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4    Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Award Agreement. The Administrator in its sole discretion may provide that upon certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5    Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

8.6    Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 9.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK, STOCK PAYMENTS, RESTRICTED STOCK UNITS

9.1    Performance Awards.

(a)    The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Eligible Individual. Performance Awards may be paid in cash, Shares, or both, as determined by the Administrator.

(b)    Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Holder in the form of a cash bonus payable upon the attainment of objective Performance Goals which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to a Performance Award payable to a Covered Employee shall be determined on the basis of GAAP.

9.2    Dividend Equivalents.

(a)    Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award that are based on dividends paid prior to the vesting of such Award shall be paid out to the Holder only to the extent that the applicable vesting conditions are subsequently satisfied and the Award vests.

(b)    Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.3    Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Subsidiary, determined by the Administrator. Shares underlying a Stock Payment that is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4    Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or other conditions or criteria set by the Administrator. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued to the Holder.

9.5    Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, in each case on a specified date or dates or over any period or periods, as the Administrator determines. The Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable share of Common Stock for each vested and nonforfeitable Restricted Stock Unit.

9.6    Term. The term (if any) of a Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.7    Exercise or Purchase Price. The Administrator may establish the exercise or purchase price (if any) of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award.

9.8    Exercise upon Termination of Service. A Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award is exercisable or distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award may be exercised or distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

AWARD OF STOCK APPRECIATION RIGHTS

10.1    Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted: (a) in connection and simultaneously with the grant of an Option, or (b) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose; provided, that the term of any Stock Appreciation Right shall not exceed ten (10) years.

10.2    Coupled Stock Appreciation Rights.

(a)    A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b)    A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously granted Option to which it is coupled.

(c)    A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the CSAR from (ii) the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of Shares with respect to which the CSAR shall have been exercised, subject to any limitations the Administrator may impose.

10.3    Independent Stock Appreciation Rights.

(a)    An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Administrator in its sole discretion, which term shall not be more than ten years following the date of grant of the ISAR. An ISAR shall be exercisable in such installments as the Administrator may determine. An ISAR shall cover such number of Shares as the Administrator may determine. The exercise price per share of Common Stock subject to each ISAR shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the ISAR is granted. An ISAR is exercisable only while the Holder is an Employee, Non-Employee Director or Consultant; provided, that the Administrator may determine that the ISAR may be exercised subsequent to Termination of Service or following a Change in Control, or because of the Holder’s retirement, death or disability, or termination without cause, or otherwise to the extent not inconsistent with the terms of any employment agreement or other commitments made by the Company.

(b)    An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by (ii) the number of Shares with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.

10.4    Payment. Payment of the amounts determined under Section 10.2(c) and 10.3(b) above shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1    Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other property acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2    Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement or in satisfaction of any additional tax withholding, cause the Company to, or allow a Holder to elect to have the Company, withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates for the applicable jurisdiction. The Administrator shall determine the fair market value of the Common Stock, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3    Transferability of Awards.

(a)    Except as otherwise provided in Section 11.3(b):

(i)    No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than: (A) by will or the laws of descent and distribution, (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, (C) to an inter vivos trust with respect to which the Holder is treated as the owner under Sections 671 through 677 of the Code (except to the extent that Section 16 of the Exchange Act limits a Holder’s right to make such transfers) or (D) the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)    No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 11.3(a)(i); and

(iii)    During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to the Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b)    Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. For purposes of this Section 11.3(b), “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the instructions to Form S-8 under the Securities Act, or to trusts or partnerships for such family members.

(c)    Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Holder, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator.

11.4    Conditions to Issuance of Shares.

(a)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board, in their sole discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All Common Stock certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Common Stock is listed, quoted, or traded. The Administrator may place legends on any Common Stock certificate or book entry to reference restrictions applicable to the Common Stock.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5    Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a)    (i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder); and

(b)    All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement

11.6    Prohibition on Repricing. Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Furthermore, for purposes of this Section 11.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

11.7    Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 11.7 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

ARTICLE 12.

ADMINISTRATION

12.1    Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of the New York Stock Exchange (or other securities exchange or automated quotation system on which Shares are listed, quoted or traded); provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board, and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

12.2    Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 11.5 or Section 13.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of the New York Stock Exchange or any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3    Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4    Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a)    Designate Eligible Individuals to receive Awards;

(b)    Determine the type or types of Awards to be granted to each Holder;

(c)    Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)    Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Common Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)    Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)    Decide all other matters that must be determined in connection with an Award;

(h)    Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k)    Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 3.4 and Section 13.2.

12.5    Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.6    Delegation of Authority. To the extent permitted by applicable law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other applicable law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and/or re-vest in itself any previously delegated authority.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1    Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board of Directors or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, (i) increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, increase the Award Limit or increase the Director Limit, (ii) decrease the exercise price of any outstanding Option or Stock Appreciation Right granted under the Plan or (iii) take any action prohibited under Section 11.6. Except as provided in Section 11.5 and Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

13.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit or Director Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6; (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

(b)    In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles.

(i)    To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)    To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)    To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)    To provide that the Award cannot vest, be exercised or become payable after such event.

(c)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

(i)    The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d)    The Administrator shall make such equitable adjustments, if any, as the Administrator in its sole discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit or Director Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted).

(e)    Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Administrator may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice (or such other period of time as determined by the Administrator in its sole discretion) contingent on the occurrence of the Change in Control, and the Award shall terminate on the Change in Control. For the purposes of this Section 13.2(c), an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(f)    The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(g)    With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(h)    The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(i)    No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(j)    In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of 30 days prior to the consummation of any such transaction.

13.3    Approval of Plan by Stockholders. The Plan (as amended and restated) will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan (as amended and restated). Awards may be granted or awarded under the Plan (as amended and restated) and subject to the terms and conditions of the Original Plan following the Board’s adoption of the Plan (as amended and restated) unless and until the Plan (as amended and restated) receives stockholder approval. Awards granted from and after stockholder approval of the Plan (as amended and restated) will be subject to the terms and conditions of the Plan (as amended and restated). If the Plan (as amended and restated) is not approved by stockholders within twelve (12) months after its adoption by the Board, then the Original Plan shall continue on its existing terms and conditions and the Plan (as amended and restated) shall be of no force or effect.

13.4    No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

13.5    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.6    Effect of Plan upon Other Compensation Plans. Except as set forth in Section 13.3, the adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7    Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

13.8    Titles and Headings, References to Sections of the Code and the Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code and the Exchange Act shall include any amendment or successor thereto.

13.9    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

13.10    Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

13.11    No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

13.12    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

13.13    Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14    Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.15    Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Teledyne Technologies Incorporated on February 21, 2017.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Teledyne Technologies Incorporated on April 26, 2017.

Executed on this 26th day of April, 2017.

Corporate Secretary

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 21, 2017.

Vote by Internet

Go to www.envisionreports.com/tdy

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR ALL” DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 – 4 AND “1 YEAR” FOR PROPOSAL 5.

1. Election of Directors: For Withhold For Withhold For Withhold

01—Roxanne S. Austin 02—Kenneth C. Dahlberg 03—Robert A. Malone

For Against Abstain For Against Abstain

2. APPROVAL OF THE AMENDED AND RESTATED TELEDYNE TECHNOLOGIES INCORPORATED 2014 INCENTIVE AWARD PLAN.

3. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017.

1 Year 2 Years 3 Years Abstain

4. APPROVAL OF NON-BINDING ADVISORY RESOLUTION ON THE COMPANY’S EXECUTIVE COMPENSATION.

5. TO RECOMMEND, BY NON-BINDING VOTE, ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION VOTES.

NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

B Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

1PCF

02JI2A

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2016 Annual Report to Stockholders are available at: www.envisionreports.com/tdy

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Teledyne Technologies Incorporated

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 26, 2017

The undersigned hereby appoints Susan L. Main, Melanie S. Cibik, S. Paul Sassalos and each of them, proxies and attorneys-in-fact, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of Teledyne Technologies Incorporated to be held on April 26, 2017, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement, both of which have been received by the undersigned, and upon all such other matters that may properly be brought before the meeting, as to which the undersigned hereby confers discretionary authority to vote upon said proxies. Without otherwise limiting the general authorization given hereby, said proxies and attorneys-in-fact are instructed to vote as follows:

(Continued and to be marked, dated and signed, on the other side)

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 25, 2017.

Vote by Internet

Go to www.envisionreports.com/tdy

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR ALL” DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 – 4 AND “1 YEAR” FOR PROPOSAL 5.

1. Election of Directors: For Withhold For Withhold For Withhold

01—Roxanne S. Austin 02—Kenneth C. Dahlberg 03—Robert A. Malone

For Against Abstain For Against Abstain

2. APPROVAL OF THE AMENDED AND RESTATED TELEDYNE TECHNOLOGIES INCORPORATED 2014 INCENTIVE AWARD PLAN.

3. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017.

1 Year 2 Years 3 Years Abstain

4. APPROVAL OF NON-BINDING ADVISORY RESOLUTION ON THE COMPANY’S EXECUTIVE COMPENSATION.

5. TO RECOMMEND, BY NON-BINDING VOTE, ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION VOTES.

NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

B Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

1PCF

02JI5A

TELEDYNE TECHNOLOGIES INCORPORATED 401(k) PLAN

As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of Teledyne Technologies Incorporated Common Stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

You may vote by telephone, by Internet or by completing, signing and returning the voting instruction card (below). A postage-paid return envelope is enclosed.

The Trustee must receive your voting instructions by April 21, 2017. If the Trustee does not receive your instructions by April 21, 2017, your shares will not be voted.

You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than your Plan shares. Your non-plan shares must be voted separately from your Plan Shares.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2016 Annual Report to Stockholders are available at: www.envisionreports.com/tdy

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Teledyne Technologies Incorporated

VOTING INSTRUCTION CARD FOR 2017 ANNUAL MEETING

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TELEDYNE TECHNOLOGIES INCORPORATED TELEDYNE TECHNOLOGIES INCORPORATED 401(k) PLAN

The undersigned hereby directs the Trustee of the above Plan to vote the full number of shares of Common Stock allocated to the account of the undersigned under the Plan at the Annual Meeting of Stockholders of Teledyne Technologies Incorporated on April 26, 2017, and at any adjournments thereof, upon the matters set forth on the reverse of this card and, in its discretion, upon such other matters as may properly come before the meeting.

PLAN PARTICIPANTS MAY VOTE BY TOLL-FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE. ALTERNATIVELY, PARTICIPANTS MAY VOTE BY COMPLETING, DATING AND SIGNING THIS CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOU WISH TO USE THIS CARD TO VOTE YOUR SHARES, PLEASE COMPLETE, DATE AND SIGN ON THE REVERSE SIDE

(Continued and to be marked, dated and signed, on the other side)